UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Uber Technologies, Inc.

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Uber 2022 Proxy Statement

And Notice of Annual Meeting of Stockholders

Delivery pickup
Uber Eats

Uber’s Mission

We reimagine the way the world moves for the better

We are Uber. The go-getters. The kind of people who are relentless about our mission to help people go anywhere and get anything and earn their way. Movement is what we power. It’s our lifeblood. It runs through our veins. It’s what gets us out of bed each morning. It pushes us to constantly reimagine how we can move better. For you. For all the places you want to go. For all the things you want to get. For all the ways you want to earn. Across the entire world. In real time. At the incredible speed of now.

Our Values

Our values reflect who we are and where we’re going. They guide our decision-making, unite and define our culture, and tell a story to the world about Uber’s corporate purpose.

Do the right thing	Period.
Go get it

Bring the mindset of a champion.

Our ambition is what drives us to achieve our mission. How we define a champion mindset isn’t based on how we perform on our best days, it’s how we respond on our worst days. We hustle, embrace the grind, overcome adversity, and play to win for the people we serve. Because it matters.

Trip obsessed

Make magic in the marketplace.

The trip is where the marketplace comes to life. The earner, rider, eater, carrier, and merchant are the people who connect in our marketplace - and we see every side. This requires judgment to make difficult trade-offs, blending algorithms with human ingenuity, and the ability to create simplicity from complexity. When we get the balance right for everyone, Uber magic happens.

Build with heart

We care.

We work at Uber because our products profoundly affect lives and we care deeply about our impact. Putting ourselves in the shoes of people who connect in our marketplace helps us build better products that positively impact our communities and partners. Our care drives us to perfect our craft.

Stand for safety

Safety never stops.

We embed safety into everything we do. Our relentless pursuit to make Uber safer for everyone using our platform will continue to make us the industry leader for safety. We know the work of safety never stops, yet we can and will challenge ourselves to always be better for the communities we serve.

See the forest and the trees

Know the details that matter.

Building for the intersection of the physical and digital worlds at global scale requires seeing the big picture and the details. Knowing the important details can change the approach, and small improvements can compound into enormous impact over time.

One Uber

Bet on something bigger.

It’s powerful to be a part of something bigger than any one of us, or any one team. That’s why we work together to do what’s best for Uber, not the individual or team. We actively support our teammates, and they support us - especially when we hit the inevitable bumps in the road. We say what we mean, disagree and commit, and celebrate our progress, together.

Great minds don’t think alike

Diversity makes us stronger.

We seek out diversity. Diversity of ideas. Identity. Ethnicity. Experience. Education. The more diverse we become, the more we can adapt and ultimately achieve our mission. When we reflect the incredible diversity of the people who connect on our platform, we make better decisions that benefit the world.

Notice of 2022 Annual Meeting of Stockholders

Date & Time May 9, 2022 11:00 a.m. Pacific Time	Location Virtual A live webcast of the Annual Meeting will be available at www.virtualshareholdermeeting.com/uber2022	Record Date March 14, 2022

Items of business:	Board Recommendation:
• To elect the eleven director nominees named in this proxy statement.	✓ FOR
• To approve, by non-binding vote, the compensation paid to the company’s named executive officers as disclosed in this proxy statement (the “say-on-pay vote”).	✓ FOR
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.	✓ FOR
• To consider and act upon the shareholder proposal described in this proxy statement, if properly presented at the Annual Meeting.	✕ AGAINST the shareholder proposal
Stockholders may participate in the annual meeting by logging in at www.virtualshareholdermeeting.com/uber2022. Please see pages 2 and 88 of the proxy for additional information regarding participation in the virtual meeting.

Your vote is very important to us. You can be sure your shares are represented at the meeting if you are a stockholder of record by promptly voting electronically over the Internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those stockholders who request to receive paper copies of these materials by mail) or, if your shares are held in street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time prior to 11:59 p.m. Eastern Time on May 8, 2022. The proxy is solicited by the Board of Directors of Uber Technologies, Inc.

We cordially invite you to attend the meeting.

To Vote Prior to Annual Meeting

By Internet	By telephone	By mail

Go to www.proxyvote.com and follow the instructions	Call 1-800-690-6903	Sign, date and return your proxy card in the postage-paid envelope

By Order of the Board of Directors

Tony West
Chief Legal Officer and Corporate Secretary San Francisco, CA
March 28, 2022

2022 Proxy Statement       1

Important Information About Uber’s Virtual Annual Meeting

Uber’s 2022 Annual Meeting will be conducted virtually, via live webcast. As a global company with stockholders located around the world, we are focused on providing convenient access and promoting attendance and participation while ensuring the safety of all participants. The Board believes that the virtual format enhances attendance and active participation regardless of where a stockholder lives and recognizes this is particularly important during the COVID-19 pandemic. Similar to prior years, stockholders without an Internet connection or a computer will be able to listen to the meeting by calling a toll-free telephone number.

We also intend to provide stockholders with the opportunity to communicate with the Board and management by submitting questions before and during the meeting on the virtual portal. A recording of the Annual Meeting will also be available on our investor relations website for one year following the Annual Meeting.

If you were a holder of record of Uber common stock at the close of business on March 14, 2022, you are entitled to participate in the Annual Meeting on May 9, 2022. Below are some frequently asked questions regarding our Annual Meeting.

How can I view and participate in the Annual Meeting? To participate, visit www.virtualshareholdermeeting.com/uber2022 and log in with your 16-digit control number included in your proxy materials.

When can I join the virtual Annual Meeting? You may begin to log in to the meeting platform beginning at 10:45 a.m. Pacific Time on May 9, 2022. The meeting will begin promptly at 11:00 a.m. Pacific Time on May 9, 2022.

How can I ask questions and vote? We encourage you to submit your questions and vote in advance by visiting www.proxyvote.com. Stockholders may also vote and submit questions virtually during the meeting (subject to time restrictions). To participate in the meeting webcast visit www.virtualshareholdermeeting.com/uber2022.

What if I lost my 16-digit control number? You will be able to log in as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/uber2022 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

What if I don’t have Internet access? Please call 1-877-328-2502 (toll free) or 1-412-317-5419 (international) to listen to the meeting proceedings. You will not be able to vote your shares or ask questions during the meeting.

What if I experience technical difficulties? Please call 844-986-0822 (U.S.) or 303-562-9302 (international) for assistance.

Where can I find additional information? For additional information about how to attend the Annual Meeting, please see “Additional Information” starting on page 90 which includes our Rules of Conduct for our Annual Meeting.

If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions at investor.uber.com. The questions and answers will remain available until Uber’s 2023 Proxy Statement is filed. We also encourage you to read our Annual Report on Form 10-K available at www.proxyvote.com.

Your vote is important to us!
Please vote today at www.proxyvote.com

2       2022 Proxy Statement

Letter from the Chairperson of the Board

Ronald Sugar Chairperson of the Board of Directors

Dear Stockholders,

Over two years into the pandemic, the world has changed and so has Uber. Through these unprecedented times, we remain committed to focusing on best-in-class governance and building a stronger and more sustainable business to benefit all of our stakeholders and to deliver long-term value.

In both the lead up to our IPO in 2019 and in our time as a public company, we have continued to recognize the need to focus on strong governance practices. We recognize that the composition of our Board is one of the most critical areas to ensure that we are serving the best interests of our stockholders, and we have implemented strong refreshment practices - resulting in four new directors since early 2020 including women and ethnically diverse directors, each of whom brings a diverse set of critical skills, backgrounds and experiences to oversee Uber’s strategic priorities. We encourage you to read more about our Board succession processes on page 33 of this proxy.

We also continue to engage with our stockholders to ensure we are listening and responding to your priorities as investors. In 2021, we met with over 70% of our top 100 stockholders, representing over 65% of our shares outstanding, to discuss topics including strategic initiatives, our capital allocation framework, governance, and sustainability. Due partly to stockholder feedback on our governance practices, we successfully obtained stockholder approval of a management proposal in 2021 to remove legacy supermajority provisions in our certificate of incorporation and bylaws.

We also recognize the importance of building a more sustainable business for the benefit of the communities we serve and our responsibility to continually reduce the environmental impact of trips taken on our platform. That’s why we continue to work towards our goal of having 100% of rides on our mobility platform in the U.S., Canada and Europe taken in zero-emission vehicles, micromobility or through public transit by 2030, and globally by 2040. I encourage you to read more about these efforts in our Climate Assessment and Performance Report released at the end of 2021.

We are also one of the world’s largest open platforms for work providing flexible, accessible earning opportunities in 72 countries. Flexibility has long been critically important to drivers and couriers, but that doesn’t mean they should be on their own. In 2021, we made significant progress adding new protections to flexible work, including transitioning to a “worker” model in the United Kingdom, where we became the first rideshare company to roll out pensions and additional IC+ benefits for all drivers.

While the past two years have been challenging for the world, we remain very proud of how Uber has responded to benefit the communities we operate in when COVID-19 first arrived in 2020. We continued to build on these efforts in 2021 to serve our communities by working with the White House and others to increase accessibility to vaccines, providing free rides to vaccine locations and prioritizing safety for all users of our platform.

Moving forward, we remain committed as ever to serving our stockholders and the millions of people who interact with our platform every day. We look forward to engaging with all of you at our 2022 annual meeting, and we encourage you to continue to share your concerns and feedback with us.

As always, thank you for your investment and continued support of Uber.

Sincerely,

Ronald Sugar

Independent Chairperson of the Board of Directors

2022 Proxy Statement       3

Forward-looking statements

This proxy statement contains forward-looking statements regarding our future business expectations, including our climate change and related goals and related timeframes. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements. These risks, uncertainties and other factors relate to, among others: investments in new products or offerings, the availability and adoption of zero-emission vehicles and related infrastructure, the development of zero-emissions vehicle technology, legal and regulatory developments, our ability to partner with cities, transit agencies and micro-mobility providers, our financial performance and ability to invest in and provide resources to promote sustainable rides, our ability to attract drivers, consumers and other partners to our platform, developments in the COVID-19 pandemic and the resulting impact on our business and operations, competition, and managing our growth and corporate culture. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this proxy statement is as of the date of this proxy statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this proxy statements, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

4       2022 Proxy Statement

Proxy Statement Summary

Business Highlights

2021 marked another year of uncertainty and challenges due to the ebbs and flows of COVID-19, including spikes in infection rates resulting from the Delta and Omicron variants. Nevertheless, our complementary segments enabled us to adapt under the pressure of a global crisis.

Our multi-dimensional platform advantage sets us apart from competitors with singular business lines.

(1) Based on our internal definition of cities; countries and cities metrics as of December 31, 2021.

2022 Proxy Statement       5

Proxy Statement Summary

Emerging as an all-weather company

Uber today: stronger than ever

6       2022 Proxy Statement

Proxy Statement Summary

Nominees for Board of Directors

You are being asked to vote on the election of the eleven directors listed below. Additional information about each nominee’s background and experience can be found beginning on page 25.

Ronald Sugar† Former Chairman and CEO, Northrop Grumman Age: 73 Board Tenure: 3.7 Years Committee Memberships: Nominating and Governance (Chair); Compensation	Revathi Advaithi* CEO, Flex Ltd. Age: 54 Board Tenure: 1.7 Years Committee Memberships: Audit

Ursula Burns* Former Chairman and CEO, VEON Ltd. Age: 63 Board Tenure: 4.5 Years Committee Memberships: Audit; Nominating and Governance	Robert Eckert* Operating Partner, FFL Partners LLC Age: 67 Board Tenure: 2.0 Years Committee Memberships: Nominating and Governance; Compensation (Chair)

Amanda Ginsberg* Former CEO, Match Group, Inc. Age: 52 Board Tenure: 2.1 Years Committee Memberships: Compensation	Dara Khosrowshahi CEO, Uber Age: 52 Board Tenure: 4.6 Years Committee Memberships: None

Wan Ling Martello* Co-founder and Partner, BayPine Age: 63 Board Tenure: 4.8 Years Committee Memberships: Nominating and Governance; Compensation	Yasir Al-Rumayyan* Governor, The Public Investment Fund Age: 52 Board Tenure: 5.8 Years Committee Memberships: Audit

John Thain* Former Chairman and CEO, CIT Group Age: 66 Board Tenure: 4.5 Years Committee Memberships: Audit (Chair)	David Trujillo* Partner, TPG Age: 46 Board Tenure: 4.8 Years Committee Memberships: Nominating and Governance; Compensation

Alexander Wynaendts* Former CEO and Chairman, Aegon NV Age: 61 Board Tenure: 1.1 Years Committee Memberships: Audit	Note: Age and Board tenure measured as of March 28, 2022 † Independent Chairperson of the Board * Independent Director

2022 Proxy Statement       7

Proxy Statement Summary

Corporate Governance Highlights We strive to maintain the highest governance standards in our business. Our commitment to effective corporate governance is illustrated by the following practices:

 WHAT WE DO

•   Independent chairperson

•   Look for qualified women and underrepresented minorities for every open Board seat

•   Fully independent Audit, Compensation, and Nominating and Governance Committees that meet at least quarterly

•   Annual elections for all directors

•   Directors elected by majority vote in uncontested elections

•   Board oversight of management succession planning

•   Board, committee, and individual director evaluation process

•   Stock ownership guidelines for directors and executive officers

•   Clawback policy in our executive compensation program

•   Incorporate performance metrics tied to our cultural norms, including Safety, and Diversity, Equity, and Inclusion (DEI) metrics into executive compensation

 WHAT WE DON’T DO

•   Dual class stock

•   Allow hedging of Uber stock by directors or employees

•   Allow pledging of Uber stock by directors or employees for margin loans or similar speculative transactions

•   Have a shareholder rights plan (“poison pill”)

•   Have a classified Board

•   Require a supermajority vote to amend our bylaws or certificate of incorporation

•   Require a supermajority vote to remove directors

8       2022 Proxy Statement

Proxy Statement Summary

Investor Engagement in 2021

We believe effective corporate governance includes constructive conversations with our stockholders on topics such as strategy, operating performance, corporate governance, executive compensation, environmental sustainability, and corporate responsibility and social impact issues, including in 2021, the impact of, and our response to, COVID-19. These conversations drive increased corporate accountability, improve decision-making, and ultimately create long-term stockholder value.

Even before becoming a publicly-traded company, our senior management team worked to establish and implement a culture of transparency by regularly engaging with our stockholders and providing updates on our financial and business performance. As we approached our initial public offering in 2019, we substantially reshaped our corporate governance structure, policies, and procedures based on input from our stockholders. Since then, we have continued to increase our investor engagement efforts with a growing number of our largest stockholders and other key constituents on a wide variety of interests including our strategy and operating performance and also corporate governance, executive compensation and environmental and social matters. Throughout the year, directors, including our independent chairperson, Ronald Sugar, also met with many of our largest stockholders to discuss a variety of topics.

We believe these engagement efforts with our stockholders will allow us to better understand our stockholders’ priorities and perspectives and provide us with useful input concerning our corporate strategy, our compensation, and ESG practices.

Held calls and meetings with over 70% of our top	How we engaged with investors	Engagement topics
100 stockholders representing 65% of shares outstanding	We invited our largest investors to discuss any topics they desire

›   Path to profitability, capital allocation, and financial and operational performance.

›   Driver and courier well-being, our response to misclassification and dynamic regulatory environments, and our pursuit of IC+ in markets around the world.[2]

›   Our approach to improving safety and safety perception on our platform.

›   Human capital management and how we attract, retain and engage talent, and are promoting DEI in our workforce.

›   Climate change and the ways in which we are driving electrification and decarbonization in pursuit of our ambitious electrification and emissions reduction goals.

We regularly reported our investors’ views to our Board

We engaged with analysts through quarterly conference calls, our investor relations website, and meetings and calls

Our Chairperson and other members of the Board and executive leadership team participated in investor outreach

Published our ESG Report, Climate Assessment and Performance Report, and People & Culture Report

(2) "IC+" refers to our vision of a model for platform work that provides independent contractors with flexible, fair, and transparent earnings opportunities when they want it, and protection and benefits when they need them.

2022 Proxy Statement       9

Proxy Statement Summary

Investor Engagement Feedback Cycle

In addition to year-round engagement with investors on our financial and business performance, we conduct extensive engagements with stockholders to support and drive our commitment to corporate responsibility. These engagements routinely cover governance, compensation, driver and courier well-being, safety, climate change, culture, DEI, human capital management, local impact, data privacy and cybersecurity, and more. We highly value the feedback we receive and regularly report to our Board and Nominating and Governance Committee on what we have heard. Below are a few examples of the ways we have responded to feedback from our investors.

EXAMPLES OF WHAT WE HEARD	AND HOW WE RESPONDED
Encouraged to enhance stockholder rights	Added, and obtained approval for, a management proposal in our 2021 proxy statement to remove certain supermajority voting provisions in our certificate of incorporation and bylaws.
Encouraged to enhance climate change disclosures	Added a qualitative climate risk assessment to our ESG Report in 2021, with plans to improve in 2022. Expanded Scope 3 (category 11) emissions reporting to cover 7 additional Mobility markets.
Encouraged to enhance reporting around political and lobbying expenditures	In 2021, we began reporting 501(c)(6) trade association memberships initiated by our Policy and Federal Affairs teams above $50,000, in $25,000 tranches semi-annually. In 2022, we began reporting an aggregate amount of these dues used for lobbying. This added to our existing reporting of our U.S. political contributions and independent expenditures. Our political and lobbying activities are overseen by our Nominating and Governance Committee.
Encouraged to provide more information on our Board performance evaluation process	We provided a description of our comprehensive Board, committee, and director evaluation process for the first time in 2021. See page 33 of this proxy statement for additional information on our annual evaluation process.
Encouraged to provide additional detail on how the Board evaluates directors’ time commitments	Amended our corporate governance guidelines to explicitly incorporate Nominating and Governance Committee oversight of directors’ external Board commitments, including Board chair and lead director roles on public company boards, and an annual review of such commitments to ensure such commitments do not impair directors’ ability to serve on our Board.
Encouraged to provide more information on the experience of drivers and couriers earning on our platform	In 2020, we provided global driver satisfaction numbers in our ESG Report. In 2021, we expanded this to include six additional markets. We also provided outcomes and links to several surveys, studies, and opportunities for learning and growth.
Encouraged to share more information on progress toward our 2020 racial equity commitments	Included updates on progress and outcomes from our 2020 racial equity commitments in our 2021 People & Culture Report, adding to existing narrative and data on how we are driving diversity, equity, and inclusion in our workforce.
Encouraged to disclose our EEO-1 reporting	In 2021, we provided EEO-1 reports for both 2019 and 2020.
Encouraged to share more information on our contribution to the United Nations Sustainable Development Goals	Added a section in our 2021 ESG Report sharing ways in which we contribute to the United Nations Sustainable Development Goals (SDGs) through our core business and social impact activities.

10       2022 Proxy Statement

Proxy Statement Summary

Executive Compensation Highlights

Two years prior to our initial public offering (IPO), our Board of Directors commenced a process to transform Uber from a founder-led, private company into a publicly traded company led by a diverse, experienced, and talented senior management team. As a significant component of that process, our Compensation Committee has taken incremental steps each year to systematically evolve our executive compensation program and our human capital strategies, initiatives, and programs with respect to culture, recruitment, retention, and motivation into that of a public company with world-class executive compensation and human capital practices. That evolution continued in 2021, where we made additional significant changes to our executive compensation program, as previewed last year in our 2021 proxy statement. Throughout this evolution, we have continued to engage with our stockholders to obtain feedback and perspective that is shared directly with our Compensation Committee and Board of Directors. This resulted in an improvement of our Say-on-Pay vote from 71% in 2020 to 94% in 2021.

We believe we now have a world-class executive compensation program designed to attract, retain, and motivate key talent in a dynamic and highly competitive environment while building value for our stockholders. We are committed to accountability and to ongoing stockholder engagement and dialogue as we continue to evaluate the structure and effectiveness of our executive compensation program.

The following is a summary of the most notable changes we implemented in 2021, as part of the evolution of our compensation program, taking into account feedback from our stockholders.

2021 Program Highlights

✓ Strengthened annual cash bonus plan structure. Added defined metrics, weightings, and threshold and maximum levels of achievement, an individual performance modifier, and an overall payout cap of 200% of target bonus to annual cash bonus plan.

✓ Separated performance goals. Furthered differentiation between metrics under annual cash bonus plan and performance-based restricted stock unit (PRSU) program by removing overlapping goals and setting targets that correspond to the applicable performance period under each program.

✓ No adjustment to PRSUs despite impact of COVID-19. The 2019 PRSUs achieved an overall payout of 60%, largely driven by the impact of COVID-19 on our 2020 results, which resulted in the forfeiture of a significant portion of the PRSUs. The Compensation Committee did not amend or adjust the target performance metrics for the 2019 PRSUs in order to reinforce our pay-for-performance culture and keep the interests of our executives and those of our stockholders aligned.

✓ Expanded PRSU participation to all NEOs. 50% of annual equity awards granted to the CEO and CFO, and 33% of annual equity awards for all other named executive officers (NEOs) awarded in the form of PRSUs.

✓ More longer-term PRSU goals. Expanded number and weighting of PRSU goals measured over 3 years; incorporated 3-year relative total shareholder return modifier (rTSR).

✓ Continued focus on ESG goals. Included quantifiable safety and diversity, equity, and inclusion (DEI) goals in our 2021 PRSUs and our annual cash bonus plan.

✓ Refined peer group. Reduced emphasis on large bellwether companies, aligning peer group with our current revenue and market capitalization and companies that currently compete with us for business and/or talent.

✓ Expanded Compensation Committee charter to include DEI. Amended our Compensation Committee charter to clarify that DEI is under the purview of the Compensation Committee.

2022 Proxy Statement       11

ESG Highlights

ESG Highlights

Our Approach to ESG

We believe that sustainability is integral to the success of our business. We recognize that our financial performance and prosperity can only be built alongside the prosperity of our key stakeholders. This includes investors, employees, cities and the drivers, couriers, merchants, and consumers who use our platform to connect with work, food, goods, families, and friends. These enduring relationships—based on integrity, accountability, and respect— empower us to reimagine the way the world moves for the better.

Our ESG strategy and reporting is built around the company’s material[3] ESG issues, which in 2021 included our response to the COVID-19 pandemic; the well-being of the drivers and couriers who use our platform for work; safety in both the physical and digital worlds; diversity, equity, inclusion, and culture; data privacy; impacts to the local communities we serve; and climate change. A discussion of the process used to conduct the assessment is available in our 2021 ESG Report and at www.uber.com/esg.[4]

Responding to input from many of our investors, our ESG reporting is informed by the standards of the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD). In addition, we added a new section to our ESG Report in 2021 describing ways in which our core operations and social impact activities contribute to the United Nations SDGs. As part of our corporate commitment to continual improvement, we will build on ESG content and analysis in future iterations of our ESG reporting.

(3) Our ESG materiality assessment was designed to identify the most relevant, or material, issues from an ESG perspective, which is a broader standard than that used in our financial disclosures. The use of “material” when referring to ESG topics throughout this document is intended to flag the most important issues from our ESG assessment. It does not speak to the materiality of those issues to Uber as a whole.

(4) Our websites, reports and media channels are not part of and are not incorporated by reference into this proxy statement.

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ESG Highlights

Our Commitment to Transparency

We value transparency and the accountability that it brings. We also recognize the importance that investors and other stakeholders place on it. For these reasons, we provide numerous disclosures and documents with information on our key ESG issues.

•   User Safety: In 2022, we plan to provide an update of our U.S. Safety Report. In 2019, we voluntarily published a report with information about our actions on safety, as well as data on the most serious safety incidents reported on our ridesharing platform in the U.S. in 2017 and 2018. This included traffic fatalities, fatal physical assaults and sexual assault. Keeping safety-related information in the dark doesn’t make anyone safer. Our reporting brings hard data to bear in order to drive accountability and improve safety for Uber and the entire industry.

•   Climate Change: We continue to work towards our goal of having 100% of rides on our mobility platform in the U.S., Canada and Europe taken in zero-emission vehicles, micromobility or through public transit by 2030, and globally by 2040. We joined the Science Based Targets Initiative (SBTi) and the Climate Pledge, and we plan to submit our science based target in 2022 for validation. In 2020, we released our inaugural Climate Assessment and Performance Report, becoming the first mobility platform to measure and report on emissions from customers’ real-world use of our products. In 2021, we updated this report to cover metrics assessed over 5.4 billion rides completed between the beginning of 2017 and the end of the first half of 2021. In our ESG Report, we report global Scope 1 and 2 emissions; and Scope 3 emissions for mobility in 9 countries. Our historical emissions data in our ESG reporting have received limited assurance from Lloyd’s Register Quality Assurance. We also describe the company’s approach to electrification in Europe in our 2020 SPARK! Report.

•   Data Privacy: In 2022, we launched a new Privacy Center, a central hub for riders, drivers, couriers, and delivery recipients to learn more about and manage their privacy preferences in-app or on the web. Within the Privacy Center, users are able to explore a summary of their Uber activity, request a copy of their data, view what info drivers can see about riders, manage their advertising preferences, and exercise their personal data rights. Importantly, it gives users a single place for reliable and easy-to-find privacy resources as our business continues to evolve with the introduction of more apps and services. It’s a mark of our continued commitment to educating and empowering users when it comes to their data. We provide more information about our Privacy Center, as well as other products and features that bring our Privacy Principles to life at https://www.uber.com/newsroom/privacycenter/.

•   Data Privacy - Government Requests for Data: Rideshare companies have long been required to provide regulators with certain information about the trips that are facilitated by their apps, but few provide public transparency about these requirements.

Our Government Transparency Report was the first of its kind in the U.S. for rideshare services and gives an overview of the information we provide to government regulators, airports, law enforcement agencies, and public health officials in the U.S. and Canada. We prepare this report to stimulate public awareness of why and when companies are required to disclose data to government agencies, and the multiple types of agencies requesting it. We also support regulations that hold public entities equally accountable to users for the personal data they collect.

•   Cybersecurity: We have obtained ISO 27001 certification (which is issued by independent third party auditors) for our core mobility business and enterprise business line (i.e. Uber for Business, Uber Central, and Uber Health). The certification was expanded to Uber Direct in 2022. ISO 27001 is a globally recognized framework for managing Information Technology (IT) security and risk. Our information security program is based on ISO 27001 framework and through ongoing development of our Information Security Management System (ISMS), we are able to satisfy customer requirements in regards to their information and confidentiality. We have also obtained SOC 2 certification for our enterprise business line (i.e. Uber for Business, Uber Central, and Uber Health), and were issued an SOC 2 Type 2 report by independent third party auditors. An SOC 2 Type 2 report is designed to provide assurance of the effectiveness of certain security controls in place.

•   Driver & Courier Well-Being: We are committed to capturing the diverse perspectives of drivers and couriers while providing transparency into the state of the driver and courier experience. For example:

o   During 2021, we held over 300 engagement and listening sessions with drivers and couriers around the world and conducted more than 50 surveys to gather feedback. Many of these surveys and responses are available on our website and in our ESG Report.

o   In Australia, following a survey of over 19,000 drivers and couriers, we launched an Advisory Forum,[5] a group of drivers and couriers who represent their community and will help shape the future of Uber.

o   In the U.S., we launched Uber Crew,[6] a program that lets drivers and couriers share their feedback with our employees so we can make real and meaningful changes.

o   In 2021, many of our employees - from executives to product managers to engineers - drove and delivered to understand the driver and courier experience firsthand. Feedback gathered resulted in more than 300 improvements[7] to the driver and courier experience.

(5)	https://www.uber.com/en-AU/blog/introducing-the-uber-australia-advisory-forums/
(6)	https://www.uber.com/us/en/u/feedback-program/
(7)	https://www.uber.com/newsroom/listening-fixing/

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ESG Highlights

We are also transparent with our perspectives on opportunities to improve the quality and security of independent work. For example, building on our U.S. whitepaper Working Together[8] published in 2020:

o   In Canada, we introduced Flexible Work+[9], a proposal that would require platform companies to contribute toward a central portable benefits fund that workers can use for health benefits, life insurance, retirement contributions, and educational expenditures.

o   In Europe,[10] we published a whitepaper calling on policymakers, platform companies, and social representatives to come together to set a new standard for platform work grounded in the principles drivers and couriers say are most important to them: flexibility and control over when and where they want to work, earning a decent wage, access to relevant benefits and protections, and meaningful representation.

•   People & Culture: In 2021, we published our 5th report covering issues around human capital management, diversity, equity, inclusion and culture. Our 2021 People & Culture Report features diversity data about employees, including gender globally and race/ethnicity in the U.S. We also now report detailed intersectional data, pay equity numbers and data on representation in hiring. We present the data in a variety of ways to improve understanding of our employee population, and we discuss the long-term systemic changes that we believe lead to better representation and an improved sense of belonging. Our EEO-1 reports are published on our website.

•   ESG Report: We released our second ESG Report in July 2021. The report is organized around materiality[11] and linked clearly to business and stakeholder objectives. The process and outcome of the materiality assessment are provided in the report. In addition, the report is indexed to recommendations of the Sustainability Accounting Standards Board (SASB) and Task Force on Climate- Related Financial Disclosures (TCFD).

•   Key Policy and Strategy Documents: In 2021, we published our company-wide Human Rights Policy, Environmental Policy, Policy Against Bribery and Corruption, and Global Tax Strategy.[12] In addition, our U.S. corporate political contributions and independent expenditures are available on our website, as is a list of 501(c)(6) trade association memberships[13] including an aggregate amount of dues used for lobbying, and a summary of our U.S. Corporate Political Activity Policy. We reported $2,060,000 in U.S. federal lobbying expenses and approximately $3,933,353 at the U.S. state and local levels in calendar year 2021.

•   Local Impact: We also publish dozens of blog posts, white papers, and impact reports on critical ESG and stakeholder issues throughout the year. For example, we commissioned a study in 2021 reviewing the emerging trends around urban development and transportation against data from Uber’s Mobility business in 4 cities and towns in the US (New York City, Phoenix, Cincinnati, and Waco) and 4 cities globally (London, São Paulo, Johannesburg, and Hong Kong) to better understand how people were using rideshare and whether there were any indication of changes. We published updates about how different communities were using our Mobility products during COVID-19[14]

•   ESG Scores: We actively review reports and ratings issued by ESG data providers and identify disclosures that can inform their analyses. As a result of these efforts, we have seen an increase in our ratings over the past few years. For example, our MSCI ESG rating has improved from BB to A. We continue to engage with our investors and stakeholders to focus on providing meaningful and potentially decision-useful disclosures.

(8) https://www.uber.com/newsroom/working-together-priorities/

(9) https://www.uber.com/en-CA/newsroom/a-modern-approach-to-app-based-work-in-canada/

(10) https://www.uber.com/newsroom/a-better-deal/

(11) Our ESG materiality assessment was designed to identify the most relevant, or material, issues from an ESG perspective, which is a broader standard than that used in our financial disclosures. The use of “material” when referring to ESG topics throughout this document is intended to flag the most important issues from our ESG assessment. It does not speak to the materiality of those issues to Uber as a whole.

(12) https://investor.uber.com/governance/

(13) On a semi-annual basis, Uber reports 501(c)(6) trade association memberships initiated by the Policy teams in the United States with dues paid over $50,000, where dues may be used for lobbying.

(14) https://medium.com/uber-under-the-hood

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ESG Materiality Assessment

We performed a materiality assessment to inform our ESG reporting and strategy. This assessment was originally completed in June 2020 amid the active COVID-19 pandemic, a divisive political environment, civil unrest regarding systemic racism and inequality, and a deeply recessed global economy. The assessment captured the ESG issues deemed to be of greatest relative importance to Uber as of that time. The results of this assessment continue to form the basis of our ESG reporting. The ESG materiality assessment was designed to identify the most relevant, or material, issues from an ESG perspective, which is a broader standard than that used in our financial disclosures. The use of “material” when referring to ESG topics throughout our reporting is intended to flag the most important issues from our ESG assessment. It does not speak to the materiality of those issues to Uber as a whole. Within boxes, issues are depicted in alphabetical order.

Higher
Executive compensation
Political activities
Climate change
COVID-19 response
Cybersecurity
Diversity, equity, inclusion, and culture
Driver and courier well-being
Ethics and compliance
Local impact
User privacy
User safety
Energy efficiency
Human rights in the supply chain
Local air quality
Renewable energy
Waste reduction/recycling
Water consumption
Board composition
Importance to stakeholders
Importance to business
Higher

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Governance of ESG

The ESG issues identified in our assessment are important to the long-term success of our business and our business strategy. As such, and as appropriate, they are overseen by our Board and the Board’s independent Audit, Compensation, and Nominating and Governance Committees. In the past two years, our Board has amended the charters of each key committee to formalize oversight of various ESG issues, including data privacy; human capital management; diversity, equity, and inclusion; environmental sustainability, political and lobbying activities, and our ESG program. In 2021, examples include:

•   Nominating and Governance Committee reporting and/or sessions on climate change, lobbying and political activities, and ESG-related stockholder proposals and investor engagement;

•   Sessions with the Board on Mobility and Delivery that discussed driver and courier related matters such as improving driver and courier engagement with our platform;

•   Reports to the Board and Compensation Committee on human capital management, including employee retention, and diversity, equity, and inclusion matters.

•   Audit Committee reporting and/or sessions on a variety of ethics and compliance matters, including integrity helpline metrics; and a review of our risk profile including, without limitation, with respect to cybersecurity and privacy matters, including conducting threat environment and vulnerability assessments, managing cyber incidents, pursuing projects to strengthen internal cybersecurity, working closely with our privacy and cybersecurity legal team.

See pages 38 through 40 for more detail on the composition, roles and responsibilities of these committees. The 2021 ESG Report shares examples of the board’s and management’s involvement in and oversight of key ESG issues in 2020 and 2021.

Governance of ESG—at a glance

Board committees	Audit Committee Compensation Committee Nominating and Governance Committee

Leadership	Executive leaders at the Company

Chief Executive Officer

Chief Financial Officer

Senior Vice President, Chief Legal Officer and Corporate Secretary

Chief Diversity and Inclusion Officer

Senior Vice President, Chief People Officer

Senior Vice President, Marketing and Public Affairs

Senior Vice President, Mobility and Business Operations Senior Vice President, Delivery Vice President, Core Services Senior Vice President, Chief Product Officer Vice President, Uber Freight

ESG working group	More than 50 full-time employees across the company focus on various aspects of Uber's sustainability and ESG efforts, including from:
	ESG Strategy & Engagement Cities and Transportation Policy Cybersecurity Data Privacy Delivery Diversity, equity and inclusion Ethics & Compliance Engineering Freight	Investor Relations Marketplace Fairness Mobility People & Places (Workplace) Product Design Safety Social Impact Sustainability Work and Economic Policy

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Human capital management and climate change were common topics in our 2021 investor engagements. In response to investor interest in these specific topics, we offer more information about our approach to these two critical issues below.

How we think about human capital

At Uber, we work to reimagine the way the world moves for the better. We believe that everyone should be empowered to move freely and safely—physically, economically, and socially. To do that, we must fight racism and be a champion for full equity, both inside our company and on our platform. We must use our global reach, our technology, our data—and, importantly, our voice—to help create a safer, more inclusive company and to be a strong ally to all the communities we serve.

Employee attraction, retention and engagement in a changing world

The health, economic and social impacts of the pandemic have been acutely felt by many for over two years, but it is only now that we can begin to see what effects may change the way the world operates in a lasting way. Work is center stage in this conversation. The pandemic gave society a rarified lens to look at what really matters in our own lives. People want to do work that has an impact and they want to work in a place that truly sees and appreciates them. With attrition in America at a decades-long high, now it is more important than ever to ensure employees have the opportunity to do their best work in an environment that appreciates their contributions.

At Uber, we are focused on:

•   Continuous Listening: Beginning with the onset of the pandemic, we started surveying our employees on a more frequent basis to understand how they are doing, what they need, and how the company, their managers, and their colleagues can help. In 2021, this evolved into our Continuous Listening program, monthly surveys that empower our employees to tell us what they need when they need it, and enable leaders and process owners to respond continuously to the changing needs of our workforce.

•   Flexibility: Our Continuous Listening research showed us that employees value the flexibility to work from home or office, and that employees’ preferences differ.

o   At the beginning of the pandemic, we enacted a policy of enhanced flexibility for those in our workforce who needed it the most: caregivers. We asked our managers to seek ways to accommodate the needs of those who found themselves with new responsibilities at home, whether it was supervising children as they learned to adapt to a virtual learning environment, or taking care of elderly parents or sick relatives. This required managers to lean into empathy and listening, critical business skills in the 21st century. We also adapted our return to office approach to optimize for flexibility, including with respect to the amount of time employees are required to spend in the office.

•   Motivation and Retention: Our employees always had the opportunity to do interesting and impactful work at Uber, but seeing a connection between the work they do and the bigger picture became even more important. That’s why we’ve focused on clarifying our cultural values, and clearly articulating who we are as an organization and how we work together to achieve our mission. In 2022, we are engaging in an organization-wide effort to raise awareness of our values, build them into the way we work, and hold each other accountable for living them. We are also continuing to listen closely to employees’ needs to understand key factors influencing employee retention so we can act accordingly.

•   Internal Mobility and Employee Growth: Our internal Talent Mobility team’s mission is to provide different experiential opportunities to our employees. We recently launched a new talent program called “Gigs” (part time project experiences) to encourage cross-functional collaboration and give employees real-world opportunities to develop new skills while meeting critical business needs. On top of that, we have a very healthy internal transfer program.

•   Prioritizing Mental Health: While mental health has always been a priority, the COVID-19 pandemic created unique challenges for all of us. Whether employees have played the role of a caretaker, put their team’s needs ahead of their own, or been affected by the pandemic in other ways, we have several tools designed to help employees prioritize their mental health. We provide our employees with access to confidential counseling services through our Employee Assistance Programs (EAP), partnering with Lyra Health (in the U.S.) and ComPsych (outside the U.S.). We also offer all employees a sponsored subscription to Unmind, an independent, confidential digital platform made up of scientifically-backed tools that provide a holistic approach to mental health awareness and prevention. We also provide a well-being reimbursement through which employees can get reimbursed for eligible well-being expenses like fitness classes, wellness retreats, massages, and more. Lastly, we rolled out company-wide “no meeting days” and encouraged employees to take personal days, when needed, to relax and recharge.

•   Investing in our Workplaces: We have invested in offices that are designed to support in-person connection between our people, optimize collaboration, and promote employees’ physical, mental and emotional health and well-being. Our offices are designed to support in-person connection between our people, optimize collaboration, and promote employees’ physical, mental and emotional health, and well-being. We are a part of the International WELL Building Institute’s WELL Portfolio program, and in 2021 we received the Expanding Health Impact award.

Diversity, equity, and inclusion (DEI) at Uber

We believe racial and social equity are non-negotiable. There is no place for racism in our workforce or on our platform. Period.

In July 2020, we announced a number of commitments to, among other things, work to eliminate racism from our platform, build equitable products with our technology, and double down on equity and belonging, both internally and in the communities where we operate. Some of these include:

Ridding our platform of racism

•   No commitment, no ride: Our public Community Guidelines explicitly prohibit racist behavior, and we’ll continue to strive to ensure that everyone using our platform understands what’s expected when using our apps and commits to the rules.

•   Anti-racism education for riders and drivers: Together with experts, we’re developing new anti-racism education for our community. We kicked off our first pilot in Brazil with one of our local partners,

2022 Proxy Statement       17

ESG Highlights

providing access to high-quality educational material to all riders, drivers and couriers in the country. We’ll leverage these learnings to further shape our educational strategy for users around the world.

•   Specialized customer support: We are working diligently to offer our customer support agents specialized training on bias and discrimination, and we have improved our apps to make it easier for anyone to report discrimination issues to us.

Sustaining equity and belonging for all

•   Double the talent pipeline: We want to create pathways for drivers, delivery people and our customer support staff, many of whom are people of color, to advance their careers. We have aimed to double the pipeline of those who want to pursue corporate or other opportunities with us by 2025.

•   Pay equity: In 2017, we began monitoring employee compensation data and working towards fair and consistent pay outcomes across race and gender demographics. In 2021, women at Uber globally earned $1.00 for every $1.00 (total cash) earned by men performing similar job functions. In that same time period in the U.S., in aggregate, employees from underrepresented racial backgrounds earned $1.00 for every $1.00 (total cash) earned by non-underrepresented peers at the same job level. We will continue to focus on maintaining this important measure of pay equity going forward.

•   Leadership accountability: To ensure that our most senior leaders remain fully accountable, we’ve implemented progress on measurable diversity, equity and inclusion goals as a key metric to determine executive compensation. See the Compensation Discussion & Analysis section of this proxy statement beginning on page 51 for additional details.

Driving equity in the community

•   $1 million to the Equal Justice Initiative and Center for Policing Equity: We funded $1 million to support this important work in making criminal justice in America more just for all.

•   $10 million to support Black-owned businesses: We committed $10 million to advance Black-owned small businesses by driving demand through promotions and other merchant support.

•   Double Supplier Spend with Black-Owned Business: In 2021, we strengthened and expanded our supplier diversity program. Not only did we double the supplier spend we had with black-owned businesses and contractors, but our spend increased by 6X.

Fighting racism with technology

•   Marketplace fairness: We launched a Fairness Working Group dedicated to measuring and understanding the impact that our pricing, matching, and safety products have on users from underserved communities, taking into account issues of fairness and equity. One recent example of their work includes evaluating the fairness and safety of real-time ID checks.[15]

•   Inclusive product design: We now have a growing team, led by our Inclusive Design Lead, dedicated to prioritizing the perspectives of historically and systemically excluded communities. The team fosters a company-wide culture of designing and building experiences that are accessible and inclusive—meeting the needs of our customers, no matter their race, gender, age, or ability.

Among our first actions to support these commitments to building racial equity internally and externally, within our products, services, and advocacy, we established the Racial Equity Leadership Council (RELC). The RELC is composed of senior leaders across our business units and geographies, as well as Employee Resource Group (ERG) leaders from Asian at Uber, Black at Uber, and Los Ubers, working to ensure accountability and to operationalize the commitments.

We also launched a formalized DEI strategic planning process and operational target-setting process through which all of our CEO’s direct reports and senior leaders with teams of at least 100 employees - about 50 leaders total - have set targets and established comprehensive plans to improve global representation of women and underrepresented people in the U.S. at all levels. In addition, the Compensation Committee tied the compensation of our NEOs and the compensation for our most senior executives to company-wide diversity goals.

Our 2021 People Culture Report further outlines our racial equity commitments and provides further details on our progress towards meeting them.

(15)	https://medium.com/uber-under-the-hood/promoting-safety-and-fairness-with-real-time-id-check-8a190fdb3b45

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Drivers & Couriers Who Use Uber to Earn

Drivers and couriers are key parts of the marketplaces that Uber has created through its apps.

We are one of the largest open platforms for work in the world, providing accessible, flexible work to millions of drivers and couriers in 72 countries.

The drivers and couriers who get work through Uber are as diverse as the cities and countries they serve. They include veterans, students, parents returning to work, people supplementing a primary income, and everything in between. Low barriers to entry ensure that workers from all backgrounds, regardless of race, ethnicity, gender, sexual orientation, education, or other characteristics, have equal access to work.

Drivers and couriers who earn with Uber have total, real-time control over their working hours, times, and locations of work. There are no minimum hours, only reasonable constraints on maximum continuous driving hours to promote safety, in keeping with relevant regulations. The vast majority of drivers and couriers surveyed consistently report that flexibility is why they choose app-based work. For example:

Improving flexible work Create a credible alternative to employment and stand for something positive for the future of work The vast majority of drivers and couriers surveyed consistently report that flexibility is why they choose app- based independent work	72%	Of French couriers considered flexibility and independence to be some of the most important aspects of their work with Uber Eats
	86%	of U.S. drivers and couriers chose app-based driving to have flexibility in their schedule and 86% would no longer be able to drive if it didn’t offer a flexible schedule
	82%	of drivers in London agreed that being able to choose their own hours is more important than having holiday pay and a guaranteed minimum wage
	78%	Of Australian drivers value the flexibility of the Uber platform and 3 in 5 wouldn’t work for a “traditional company” without flexibility
	2X	Drivers on average in Chile and Mexico would need their pay to be more than doubled in order to be willing to switch to a traditional employee job

Note: All figures based on various Uber-commissioned surveys conducted between 2018 - 2021.

While digital apps and platforms have been and continue to be powerful forces for creating economic opportunity, it is clear that more can be done to improve the quality and security of platform work. We continue to advocate on behalf of drivers and couriers in markets around the world to preserve flexibility of work while expanding access to benefits and protections. Proposition 22, which California voters passed in late 2020, introduced new requirements for platform companies like Uber to provide benefits, including healthcare stipends, injury protection insurance, and safety training. A survey of app-based drivers in California found that 88% of drivers reported that Proposition 22 has been good for them.16

We are committed to the success of drivers and couriers, on and off the app - we know using our platform may be a temporary stop on someone’s career journey, and we want to give them new resources that can help them achieve their dreams. Our learning and development programs across the globe have helped thousands of drivers, couriers and their family members access lifelong education and upskilling. For example:

•	In 2021, we launched a partnership with Rosetta Stone to provide drivers and couriers the opportunity to learn a new language for free - since launch, over 150,000 drivers and couriers have benefited from these resources.

•	To date, our partnership with Arizona State University in the U.S. has enrolled nearly 4,000 students in an undergraduate degree program and helped hundreds of drivers, couriers, and their family members graduate with a bachelor’s degree.

To learn more about our approach to driver and courier well-being, please see our annual ESG Report at www.uber.com/esg.

(16)	https://protectdriversandservices.com/drivers-support-22/

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COVID-19 Initiatives

The global roll-out of vaccines and a gradual lifting of COVID-19-related restrictions in 2021 marked a turning point in the course of the pandemic. However, the rise of new variants and uneven vaccination distribution and uptake meant the devastating impacts continued to be felt by communities around the world. Continuing our approach from the earliest days of the pandemic, in 2021 we prioritized safety, mobilized internal teams, listened to experts, and worked to support the health and well-being of employees, drivers, couriers, riders, freight carriers, and the cities and communities we serve.

A few examples of these important initiatives are below:

•	To help make sure transportation is never a barrier to getting vaccinated, we committed to provide 10 million free or discounted rides to vaccine appointments globally.
•	In addition to our 10 million ride commitment, we also partnered with Walgreens, PayPal, and the Local Initiatives Support Corporation to create the Vaccine Access Fund. Together, Uber, Paypal and Walgreens contributed $11 million to seed the fund. The fund empowers anyone to donate and help provide rides to help connect underserved communities with available vaccine appointments.
•	We also partnered with Walgreens to make getting a shot as easy as booking a ride with the Uber app. U.S. users can seamlessly schedule a vaccine appointment at Walgreens as well as their ride there, all through the Uber app.
•	In May 2021, we launched a significant partnership with the White House to provide free rides (up to $25 each way) to and from vaccination providers to help achieve the Administration’s ambitious vaccination goals. We also launched an earner vaccination campaign in India that led to more than 33,000 vaccinated drivers. This is in addition to successful initiatives to drive increased vaccine demand in other countries around the world, including South Africa, Brazil, Mexico, Colombia, Saudi Arabia and Egypt.
•	We continued to invest in measures to support our communities in recovering from COVID-19, including by utilizing health safety technology; providing financial assistance to drivers and couriers diagnosed with COVID-19 or directed to self-quarantine or self-isolate by a doctor or public health official; successfully advocating for their access to vaccines; and committing to giving out tens of millions of discounted and free rides, meals, and deliveries to those in need around the world.
•	We supported small restaurants through a partnership with the Local Initiative Support Corporation, in which we distributed $4.5 million to 900 local restaurants across the country. Only small- and medium-sized restaurants were eligible for the microgrants—and an overwhelming majority of the recipients were women- or minority-owned businesses, who we know have been among those hardest hit by the pandemic. In fact, across the country, more than 85% of the recipients were women or people of color.
•	We supported public transportation agencies as they launched COVID-19 response programs with our technology to keep communities connected and essential workers moving. Transit officials leveraged our platform to fill mobility gaps caused by temporary suspensions or reductions of fixed-route services, social distancing measures, and public health mandates. One year later, we looked back and found that riders outside of city cores, riders from low income neighborhoods, and riders taking late shift trips benefited greatly from these partnerships.

As the pandemic continues into its third year, we will continue to be guided by our most important cultural value: Do the right thing, period. For more information on our approach to supporting our communities and stakeholders see our annual ESG Report or visit www.uber.com.

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How we think about Climate Change

Our impact matters. As the largest mobility platform in the world,17 we believe we have a responsibility to the people and cities we serve to continually reduce the environmental impact of trips enabled by our app. Improving our climate performance calls for transparency and accountability, and that’s why, in 2021, we released our second annual Climate Assessment and Performance Report based on the real-world use of our products.

Addressing climate change, reducing our own emissions, and helping our platform users move toward a lower-carbon future is the right thing to do. We also believe it can help drive long-term stockholder value. Our vehicle-electrification and greenhouse gas-reduction commitments may create new value for our users and the communities we serve, help reduce potential risk exposure and prepare the company for potential future regulation designed to reduce and, ultimately eliminate, emissions. It also signals to our investors and other stakeholders that we are taking steps to help meet global warming scenario targets laid out in the 2015 Paris Agreement.

Our Climate Change Goals

In 2020, we announced a number of climate change goals, including:

(17)	Based on the number of countries in which we operate.

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To reach our goals, we are taking three key actions:

1) Helping drivers go electric	2) Expanding green and multimodal products	3) Transparency on progress and accountability

Focus on helping drivers go electric

We are committed to tackling the financial barriers that prevent many drivers from going all-electric. Research already shows that EV drivers using our app deliver outsized community benefits. For instance, external peer-reviewed research18 shows that when rideshare drivers switch to EVs, they can deliver three times greater emissions savings than average car owners. Our own analysis suggests as much as four times the emissions savings in this scenario.19

To help reduce the higher total cost of ownership and accelerate an equitable transition to EVs, we are supporting drivers through a comprehensive strategy with four pillars:

1.	Education: We have established a wide range of educational programs for drivers across our major markets including EV ambassador programs in the U.K. and France, driver webinars and events, public awareness campaigns, and personalized support such as our new EV cost calculator guide.
2.	Incentives: We want to make it as easy and as financially attractive as possible for drivers to transition to electric vehicles. In 2020 and 2021, we offered drivers two types of direct incentives to support a transition to ZEVs: set-aside incentives for ICE drivers to switch to a future battery EV with our Clean Air Plan and Electric Mobility Plan (in London and France, respectively), and extra earnings opportunities for ZEV drivers through direct trip-based incentives in the U.S. and Canada and Uber Green drivers through either an additional incentive or a service fee reduction.

3.	Savings: Climate is a team sport. We partner with more than 2 dozen EV industry leaders to help drivers save money with access to preferred terms and discounts on EVs and EV charging solutions.
4.	Advocacy: Policy drives EV markets. That’s why we work with partners to advocate for win-win policies that support transportation decarbonization in cities and reduce barriers so drivers—especially those from lower-income and underrepresented groups—can go electric.

For the latest updates and information on our sustainability and electrification efforts, visit https://www.uber.com/us/en/about/sustainability/.

(18)	https://www.nature.com/articles/s41560-020-0632-7
(19)	https://www.uber.com/us/en/about/reports/spark-partnering-to-electrify-europe/

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Governance of climate change

Good governance is key to achieving our climate change goals. The Governance section of this proxy statement describes ways in which our Board, the Nominating and Governance Committee and senior management have overseen and managed our climate change strategy and risk management. See our 2021 ESG Report and page 16 of this proxy statement for additional detail on the governance of sustainability matters.

Board of Directors
Oversight of strategy

The Board's Nominating and Governance Committee (NGC) oversees environmental sustainability, including climate change. The NGC periodically receives updates on policy and regulatory trends at the local, state, and national levels concerning climate- and emissions-related developments and receives reports on Uber's climate-change commitments and reporting.

Executive leadership
Approval, development, and implementation of strategy objectives.

Uber's SVP of Mobility and Business Operations and the SVP of Marketing and Public Affairs share responsibility for climate change–related issues and policies within the company. Our Chief Legal Officer oversees the company's ESG strategy and engagement efforts, in addition to reporting that is responsive to the recommendations of SASB and the TCFD. In 2022, our CEO's compensation is tied to the achievement of climate-related objectives.

Sustainability team
Delivery of sustainability program

Uber's global Sustainability Team, led by our newly appointed Global Head of Sustainability, brings together leaders from operations, product and engineering, policy, communications, marketing, business development, legal, workplace and data science functions. This cross-functional group is responsible for charting our path to net zero by 2040 and operationalizing this roadmap across all lines of business and functions.

ESG Working Group
Cross-functional guidance and reporting

Our ESG Working Group brings together employees across the Mobility, Delivery, Freight, Policy, Workplace, People, Finance, Data Science, and Legal teams that work together to guide our sustainability strategy, reporting, and other aspects of our sustainability and ESG efforts.

To become best-in-class as we move forward in our environmental journey, we have joined the Science Based Targets initiative (SBTi), a collaboration between CDP, WRI, the World Wildlife Fund, and the United Nations Global Compact. SBTi has become a leading driver in the transition to a low-carbon economy, and we are looking forward to living up to the rigor and accountability set forth by SBTi. We plan to submit our science based emissions reduction target for validation in 2022.

For more on our approach to tackling climate change, visit uber.com/esg.

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Voting Agenda

Proposal 1

Election of Directors

The Board of Directors recommends a vote FOR each of the director nominees listed in this proxy statement to hold office until the 2023 annual meeting of stockholders and until their successors are elected.

	✓	Our Board recommends a vote FOR
See page 25 for more information

Proposal 2

Advisory Vote to Approve 2021 Named Executive Officer Compensation

The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the 2021 compensation of our NEOs (the “say-on-pay vote”).

	✓	Our Board recommends a vote FOR
See page 50 for more information

Proposal 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.

	✓	Our Board recommends a vote FOR
See page 80 for more information

Proposal 4

Stockholder Proposal to Prepare an Annual Report on Lobbying Activities

If properly presented at the Annual Meeting, the Board of Directors recommends a vote AGAINST the stockholder proposal to provide an annual report on the Company’s lobbying activities.

	Í	Our Board recommends a vote AGAINST
See page 81 for more information

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Proposal 1 — Election of Directors

Our Board of Directors has nominated the eleven director nominees listed below for election at the 2022 Annual Meeting. Each of the director nominees currently serves on the Board. The current term of all directors will expire at the 2022 Annual Meeting when their successors are elected, and the Board has nominated each of these individuals for a new one-year term that will expire at the 2023 Annual Meeting when their successors are elected.

Each of the director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by the Company’s stockholders. If any nominee becomes unable or for good cause unwilling to serve between the date of the proxy statement and the 2022 Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Name	Age	Position
Ronald Sugar(1)(2)	73	Independent Chairperson of the Board of Directors
Revathi Advaithi(3)	54	Director
Ursula Burns(2)(3)	63	Director
Robert Eckert(1)(2)	67	Director
Amanda Ginsberg(1)	52	Director
Dara Khosrowshahi	52	Director and CEO
Wan Ling Martello(1)(2)	63	Director
Yasir Al-Rumayyan(3)	52	Director
John Thain(3)	66	Director
David Trujillo(1)(2)	46	Director
Alexander Wynaendts(3)	61	Director

(1) Compensation Committee member.

(2) Nominating and Governance Committee member.

(3) Audit Committee member.

2022 Proxy Statement       25

Proposal 1 — Election of Directors

Director Nominees

The Board of directors recommends a vote FOR each of the following director nominees to hold office until the 2023 annual meeting of stockholders and until their successors are elected.

Ronald Sugar

Age: 73 Former Chairman and CEO, Northrop Grumman Other Public Company Boards: • Apple, Inc. • Amgen, Inc. • Chevron Corporation

Biography

Dr. Sugar has served as the chairperson of our Board of Directors since July 2018. Dr. Sugar was Chairman of the board of directors and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense company, from 2003 until his retirement in 2010 and President and Chief Operating Officer from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc. from 2000 until the company was acquired by Northrop Grumman Corporation in 2001. Prior to that time, he served as Chief Financial Officer of TRW Inc. Dr. Sugar is also an adviser to Ares Management LLC, Bain & Company, and Singapore's Temasek Investment Company. He is a trustee of the University of Southern California, board of visitors member of the University of California, Los Angeles Anderson School of Management, past Chairman of the Aerospace Industries Association, and a member of the National Academy of Engineering. Dr. Sugar currently serves on the board of directors of Amgen, Inc., Apple Inc. and Chevron Corporation. He previously served on the board of directors of Air Lease Corporation from 2010 to 2020.

Qualifications

Dr. Sugar was selected to serve on our Board of Directors because of his experience as the leader of a global company, particularly as Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, his innovation, technology, and high-growth experience, consumer and digital experience, particularly his experience on Apple's board of directors, his financial expertise, and his government, policy, and regulatory experience.

Revathi Advaithi

Age: 54 CEO, Flex Ltd. Other Public Company Boards: • Flex Ltd.

Biography

Ms. Advaithi has served on our Board of Directors since July 2020. Ms. Advaithi has been Chief Executive Officer and a director of Flex Ltd., a manufacturer that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets, since 2019. Prior to joining Flex, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she held from 2015. Prior to that role, she was President of Electrical Sector, Americas of Eaton from 2012 through 2015. She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named vice president and general manager of Honeywell's Field Solutions business in 2006. Ms. Advaithi returned to Eaton in 2008 as vice president and general manager of the Electrical Components Division.

Qualifications

Ms. Advaithi was selected to serve on our Board of Directors due to her leadership experience as a chief executive officer of a large global technology company and her experience in engineering, operations, logistics, international management and technology more generally.

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Proposal 1 — Election of Directors

Ursula Burns

Age: 63 Former Chairman and CEO, VEON Ltd. Other Public Company Boards: • Endeavor Group Holdings, Inc. • Exxon Mobil Corporation • IHS Holdings Limited • Plum Acquisition Corp.

Biography

Ms. Burns has served on our Board of Directors since October 2017. In April 2021, Ms. Burns co-founded Integrum Holdings LP, an investment firm focused on partnering with technology-enabled services companies. Previously, she was Chairman of VEON Ltd., an international telecommunications and technology company, from 2017 to 2020, during which time she served as Executive Chairman from March 2018 to December 2018, and was Chief Executive Officer from 2018 to 2020. Ms. Burns was Chairman of Xerox Corporation from 2009 to 2017 and Chief Executive Officer from 2009 to 2016, prior to which she advanced through many engineering and management positions after joining the company in 1980. U.S. President Barack Obama appointed Ms. Burns to help lead the White House national program on Science, Technology, Engineering and Math (STEM) from 2009 to 2016, and she served as chair of the President's Export Council from 2015 to 2016 after serving as vice chair from 2010 to 2015. Ms. Burns currently serves on the board of directors of Endeavor Group Holdings, Inc., Exxon Mobil Corporation, IHS Holdings Limited and Plum Acquisition Corp., where she is also Executive Chairwoman. She previously served on the board of directors of American Express Company from 2004 to 2018, Nestle S.A. from 2017 to April 2021, VEON Ltd. from 2017 to 2020 and Xerox Corporation from 2007 to 2017.

Qualifications

Ms. Burns was selected to serve on our Board of Directors because of her experience as the leader of a global company, particularly her experience as Chairman and Chief Executive Officer of Xerox, her technology and digital experience, her financial expertise, and her government, policy, and regulatory experience.

Robert Eckert

Age: 67 Operating Partner, FFL Partners, LLC Other Public Company Boards: • Amgen, Inc. • Levi Strauss & Co. • McDonald’s Corporation

Biography

Mr. Eckert has served on our Board of Directors since March 2020. Mr. Eckert has been an Operating Partner of FFL Partners, LLC, a private equity firm, since 2014. Mr. Eckert is also Chairman Emeritus of Mattel, Inc., a role he has held since 2013. He was Mattel’s Chairman and Chief Executive Officer from 2000 until 2011, and he continued to serve as its Chairman until 2012. He previously worked for Kraft Foods, Inc. for 23 years, and served as President and Chief Executive Officer from 1997 until 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, and from 1993 to 1995, he was President of the Oscar Mayer foods division of Kraft Foods. Mr. Eckert currently serves on the board of directors of Amgen, Inc., Eyemart Express Holdings, LLC, Levi Strauss & Co., McDonald’s Corporation and Quinn Company.

Qualifications

Mr. Eckert was selected to serve on our Board of Directors due to his leadership experience as a chief executive officer of large global public companies and his extensive experience leading global consumer brands at Mattel and Kraft and financial expertise as a partner of FFL Partners, LLC and his government, policy and regulatory experience.

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Proposal 1 — Election of Directors

Amanda Ginsberg

Age: 52 Former CEO, Match Group, Inc. Other Public Company Boards: • ThredUp Inc. • Z-Work Acquisition Corp.

Biography

Ms. Ginsberg has served on our Board of Directors since February 2020. Ms. Ginsberg was Chief Executive Officer of Match Group, Inc. from 2017 to 2020. Prior to this role, she was Chief Executive Officer of Match Group Americas from 2015 to 2017, where she was responsible for the Match U.S. brand, Match Affinity Brands, OkCupid, PlentyOfFish, ParPerfeito and overall North and South American expansion. Previously, she was the Chief Executive Officer of The Princeton Review from 2014 to 2015, where she expanded its services to include online services, including tutoring and college counseling for a new generation of students. Ms. Ginsberg currently serves on the board of directors of ThredUp Inc. and Z-Work Acquisition Corp. She previously served on the board of directors of Care.com from 2012 to 2014, J.C. Penney from 2015 to 2020 and Match Group, Inc. from 2017 to 2020.

Qualifications

Ms. Ginsberg was selected to serve on our Board of Directors principally based on her extensive operational, innovation and high-growth experience with consumer and digital companies and global company leadership, including serving as CEO of a leading provider of Internet-based dating products and a leading test preparation company and on-demand learning solutions company.

Dara Khosrowshahi

Age: 52 CEO, Uber Other Public Company Boards: • Aurora Innovation, Inc. • Expedia Group • Grab Holdings Ltd.

Biography

Mr. Khosrowshahi has served as our Chief Executive Officer and a member of our Board of Directors since September 2017. Prior to joining Uber, Mr. Khosrowshahi was President and Chief Executive Officer of Expedia, Inc., an online travel company, from 2005 to 2017. From 1998 to 2005, Mr. Khosrowshahi served in several senior management roles at IAC/InterActiveCorp, a media and internet company, including Chief Executive Officer of IAC Travel, a division of IAC/InterActiveCorp, from January 2005 to August 2005, Executive Vice President and Chief Financial Officer of IAC/ InterActiveCorp from 2002 to 2005, and as IAC/InterActiveCorp's Executive Vice President, Operations and Strategic Planning, from 2000 to 2002. He worked at Allen & Company LLC from 1991 to 1998, where he was Vice President from 1995 to 1998. Mr. Khosrowshahi currently serves on the board of directors of Aurora Innovation, Inc., Expedia Group and Grab Holdings Ltd. He was a member of the supervisory board of trivago, N.V. from 2016 to 2017 and previously served on the board of directors of the following companies: The New York Times Company from 2015 to 2017 and TripAdvisor, Inc. from 2011 to 2013.

Qualifications

Mr. Khosrowshahi was selected to serve on our Board of Directors based on the perspective and experience he brings as our Chief Executive Officer, as a former leader of Expedia, a global company, his innovation, technology, and high- growth experience, consumer and digital experience, and his financial expertise.

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Proposal 1 — Election of Directors

Wan Ling Martello

Age: 63 Co-founder and Partner, BayPine Other Public Company Boards: • Alibaba Group • Stellantis, N.V.

Biography

Ms. Martello has served on our Board of Directors since June 2017. Ms. Martello is currently a Founding Partner at BayPine, a private equity firm, a role she has held since 2020. From 2015 to 2018, she was Executive Vice President and Chief Executive Officer of the Asia, Oceania, and sub-Saharan Africa regions at Nestlé S.A., a Swiss multinational food and beverage company. She was Nestlé’s global Chief Financial Officer from 2012 to 2015 and Nestlé’s Executive Vice President from 2011 to 2012. Ms. Martello was a senior executive at Walmart Stores, Inc. from 2005 to 2011, where she served as Executive Vice President, Chief Operating Officer for Global eCommerce, and Senior Vice President, Chief Financial Officer & Strategy for Walmart International. Prior to Walmart, she was the CFO and then President, U.S.A., at NCH Marketing Services, Inc., from 1998 to 2005. Prior to NCH Marketing, she held various positions at Borden Foods and at Kraft Inc. (now known as the Kraft Heinz Company). Ms. Martello currently serves on the board of directors of Alibaba Group and Stellantis N.V.

Qualifications

Ms. Martello was selected to serve on our Board of Directors because of her experience as a senior executive of Nestlé, a global company, her consumer experience as a director of Alibaba and senior executive at Walmart, her financial expertise as the Chief Financial Officer at Nestlé, and her global experience.

Yasir Al-Rumayyan

Age: 52 Governor, The Public Investment Fund Other Public Company Boards: • Saudi Arabian Oil Company • Ma’aden • Reliance Industries Limited

Biography

H.E. Yasir Al-Rumayyan has served on our Board of Directors since June 2016. H.E. Al-Rumayyan has been Governor of the Public Investment Fund, a sovereign wealth fund of the Kingdom of Saudi Arabia, since 2019, and previously its managing director since 2015. Prior to The Public Investment Fund, he held the position of Chief Executive Officer at Saudi Fransi Capital, a financial services company, from 2011 to 2015. From 2008 to 2010, he served as Director of Corporate Finance of the Capital Market Authority of Saudi Arabia. H.E. Al-Rumayyan currently serves on the board of directors of the Saudi Arabian Oil Company, Sanabil Investments, Arm Limited, Ma'aden and Reliance Industries Limited. He previously served on the board of directors of Tadawul, the Saudi Stock Exchange from 2014 to 2015 and Soft Bank Group from 2017 to 2020.

Qualifications

H.E. Al-Rumayyan was selected to serve on our Board of Directors because of his financial expertise, particularly in his roles at The Public Investment Fund, his extensive government, policy and regulatory experience highlighted by his time at the Capital Markets Authority (CMA), and his extensive leadership experience in the Middle East.

2022 Proxy Statement       29

Proposal 1 — Election of Directors

John Thain

Age: 66 Former Chairman and CEO, CIT Group Other Public Company Boards: • Deutsche Bank AG, • Pine Island Acquisition Corp.

Biography

Mr. Thain has served on our Board of Directors since October 2017. Mr. Thain is the founding partner of Pine Island Capital Partners LLC, a private investment firm, and has served as Chairman since 2017. He was Chairman and Chief Executive Officer of CIT Group from 2010 until 2016, and Chairman of CIT Group until 2016. In 2009, prior to joining CIT Group, he was President of Global Banking, Securities and Wealth Management for Bank of America. From December 2007 to January 2009, prior to its merger with Bank of America, Mr. Thain was Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. From 2006 to 2007, he was Chief Executive Officer and a director of NYSE Euronext, Inc. following the NYSE Group and Euronext N.V. merger. He joined the New York Stock Exchange in 2004, serving as Chief Executive Officer and a director. From 2003 through 2004, Mr. Thain was the President and Chief Operating Officer of The Goldman Sachs Group Inc., and from 1999 through 2003 he was President and Co-Chief Operating Officer. From 1994 to 1999, he was Chief Financial Officer and Head of Operations, Technology and Finance, and from 1995 to 1997 he was also Co-Chief Executive Officer for European operations for The Goldman Sachs Group, L.P. Mr. Thain currently serves on the Supervisory Board of Deutsche Bank AG and as Chairman of the board of directors of Pine Island Acquisition Corp. He previously served on the board of directors of Goldman Sachs Group Inc. from 1998 to 2004.

Qualifications

Mr. Thain was selected to serve on our Board of Directors because of his experience as Chief Executive Officer of several global companies, his financial expertise from his roles at CIT Group, Merrill Lynch, and NYSE Euronext, and his government, policy, and regulatory experience.

David I. Trujillo

Age: 46 Partner, TPG Other Public Company Boards: None

Biography

Mr. Trujillo has served on our Board of Directors since June 2017. Mr. Trujillo is a Partner and a member of the Executive Committee and board of directors of TPG, a private equity firm with $110+ billion in assets under management. He is Co-Managing Partner of TPG Growth, Co-Managing Partner of TTAD (TPG Technology Adjacencies), Managing Partner of TDM (TPG Digital Media) and leads the firm’s Internet, Digital Media and Communications private equity investing efforts. He joined TPG in 2006 and has been a private equity investor for 24 years, including at Golder, Thoma, Cressey, Rauner (GTCR) prior to joining TPG. Mr. Trujillo is currently a Director of the following non-public companies: Azoff Music Company, Beauty for All Industries (fka Ipsy), Calm, Creative Artists Agency (CAA), DirecTV, Entertainment Partners, GMR (Global Music Rights), Prodigy Education and Vice Media. Mr. Trujillo led TPG’s investments in Airbnb, Astound Broadband and Spotify.

Qualifications

Mr. Trujillo was selected to serve on our Board of Directors, having led TPG’s investment in us in 2013, and because of his extensive experience in technology, high-growth, consumer, and digital companies, such as Airbnb and Spotify, as well as his financial expertise as a Partner of TPG.

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Proposal 1 — Election of Directors

Alexander Wynaendts

Age: 61 Former CEO and Chairman, Aegon NV Other Public Company Boards: • Air France-KLM

Biography

Mr. Wynaendts has served on our Board of Directors since March 2021. Mr. Wynaendts has served on the board of directors of Air France-KLM SA since 2016 and the Advisory Board of salesforce.com, inc. for Europe, the Middle East and Africa since 2020. He formerly served on the board of directors of Citigroup Inc. from 2016 to 2021. From 2008 to 2020, he was CEO and Chairman of the Management and Executive Boards of Aegon NV, one of the world’s leading providers of life insurance, pensions and asset management. From 2007 to 2008, Mr. Wynaendts was Chief Operating Officer at Aegon. He was appointed as a member of Aegon’s Executive Board in 2003, overseeing the Company’s international growth strategy. He joined Aegon in 1997 as Senior Vice President for Group Business Development. Prior to Aegon, Mr. Wynaendts began his career in 1984 with ABN AMRO Bank, working in Amsterdam and London in the Dutch bank’s capital markets, asset management, corporate finance and private banking operations. He currently serves as Chair of the Supervisory Board of Uber Payments BV, the Company’s indirect subsidiary in the Netherland, which holds an e-money license and processes payments for the Company’s operations in Europe. Mr. Wynaendts has been recommended to stand for election to the Supervisory Board of Deutsche Bank AG by its Nominating and Governance Committee at Deutsche Bank’s Annual General Meeting in May 2022. Deutsche Bank AG has announced its intention that, subject to Mr. Wynaendts’ election, he would serve as Chairman of the Supervisory Board.

Qualifications

Mr. Wynaendts was selected to serve on our Board of Directors based on his extensive operational experience, including serving as both chief executive officer and chief operating officer of Aegon, a global provider of life insurance, pensions and asset management and his extensive government, policy and regulatory experience.

Other Governance Matters

Board Leadership Structure

Our corporate governance guidelines provide that the roles of chairperson of the Board and CEO must be held by separate persons, and the chairperson of our Board of Directors must be independent. Dr. Sugar currently serves as the independent chairperson of our Board of Directors. In this role, he provides independent leadership and oversight of the Board of Directors and serves as a liaison between our board of directors and senior management. An independent chairperson helps enable independent directors to raise issues and concerns to the independent chairperson for consideration by our Board of Directors before involving senior management.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal 2021, all filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, except that Nelson Chai filed one Form 4 reporting shares withheld to satisfy tax liability two days late due to administrative oversight.

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Proposal 1 — Election of Directors

Director Skills, Experience, and Background

Uber has a diverse set of director skills and experience on the Board. Listed below are certain skills and experiences that we consider important for our Board of Directors in light of our current business and structure.

	Advaithi	Burns	Eckert	Ginsberg	Khosrowshahi	Martello	Al-Rumayyan	Sugar	Thain	Trujillo	Wynaendts	Total
Skills, Experience and Background
Global Company Leadership We value leadership experiences of chief executive officers and operating executives at businesses and organizations that operate on a global scale and face significant competition, utilize technology, or have other rapidly evolving business models. We value public company board experience.	•	•	•	•	•	•	•	•	•		•	10
Financial Expertise Knowledge of financial markets, financing operations and accounting, and financial reporting processes assists our directors in understanding, advising on, and overseeing our capital structure, financing, and investing activities, and our financial reporting and internal controls. Directors with a background in business or corporate development can provide insight into designing and implementing strategies for growing our business.	•	•	•	•	•	•	•	•	•	•	•	11
Consumer and Digital Experience We value directors with a background in the development and improvement of consumer experiences with a company's products, services, and brand, including through a digital interface.		•	•	•	•	•		•		•	•	8
Innovation, Technology, and High-Growth Experience We believe that experience in identifying and developing emerging products, technologies, and business models, and generating disruptive innovation is useful for understanding our research and development strategy, competing technology, and our market segments.	•	•		•	•			•		•	•	7
Government, Policy, and Regulatory Experience We interact with governments worldwide and are subject to laws and regulations in many jurisdictions. Directors who have experience navigating a complex legal and regulatory landscape can assist our Board of Directors in fulfilling its strategy and compliance oversight function.		•	•				•	•	•		•	6
Sustainability and Human Capital Management We believe that sustainability and human capital management are integral to our business and recognize the performance and success of our business can only be built alongside the prosperity of our stakeholders. Directors who have experience in corporate responsibility, human capital management and in managing sustainability initiatives are accretive to our success.	•	•	•	•	•	•		•	•		•	9
DEMOGRAPHICS
Gender Diversity	•	•		•		•						4
Ethnic Diversity
White (Non-Hispanic or Latinx)			•	•				•	•	•	•	6
Middle Eastern/North African					•		•					2
Black or African American		•										1
South Asian	•											1
Southeast Asian / East Asian / Pacific Islander						•						1

Ms. Advaithi, Ms. Burns and Ms. Martello self-identify as racially or ethnically diverse. Ms. Advaithi self-identifies as South Asian, Ms. Burns self-identifies as Black/African American and Ms. Martello self-identifies as Southeast Asian / East Asian / Pacific Islander.

Vote Required and Recommendation of the Board of Directors

To be elected, each director nominee requires the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the nominee must exceed the number of shares voted “AGAINST” the nominee). Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

Our Board of Directors recommends a vote “FOR” each of the ELEVEN director nominees listed above.

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Corporate Governance

We strive to maintain the highest governance standards in our business. Our commitment to effective corporate governance is illustrated by the following practices:

Board, Committee and Director Performance

Our Board recognizes the importance of a comprehensive self-assessment framework for maintaining optimal Board effectiveness and to ensure each individual director is able to effectively discharge his and her duties in supporting the company and its objectives. Our Nominating and Governance Committee oversees ongoing review of the performance of our Board, committees and each individual director including oversight of the annual self-evaluation process and the implementation and review of our corporate governance guidelines.

Annual Evaluations

Every year, each director participates in evaluations of the Board, each standing committee and each individual director that allow for individual director feedback and promote collective discussion on a number of important topics relating to the Board and the company, including the effectiveness of the Board, each committee, and each individual director.

The Nominating and Governance Committee oversees this annual self-evaluation process, which is led by our Independent Chairperson and provides the Board and each director with valuable and diverse insights into the performance of the Board, including opportunities for improvement. The components of the self-evaluation process are outlined below.

Preparation and Questionnaires	Written questionnaires evaluating the Board, each committee, and each individual director are prepared, finalized and reviewed by the Nominating and Governance Committee. The questionnaires are then distributed to each director, and cover a range of topics, including the board's role, composition and committee structure; its focus on the company's leadership and succession planning, operations and strategy, and risk management; and the Board's and each committee's meetings and materials. A separate questionnaire is also included for each director to evaluate every other individual director to provide an opportunity for feedback on each director's strengths and opportunities to improve, and whether such director is effective in serving on the Board.
Summary of the Written Evaluations	Each director returns the completed questionnaires confidentially to the company's outside counsel, which aggregates the individual responses and provides a written summary of the evaluation results to the Independent Chairperson and the Chief Executive Officer.
One-on-One Discussions	The Independent Chairperson discusses the aggregated feedback on the Board, each committee, and each individual director with each director via individual one-on-one discussions encouraging candid feedback and discussion on the performance of the Board, each committee, and each director.
Summary Review and Feedback	The Independent Chairperson reviews the summary and results of the evaluation process with the Nominating and Governance Committee at its next regular meeting. The Nominating and Governance Committee reports to, and leads a discussion with, the Board in executive session regarding the performance and effectiveness of the Board, each committee and each director. Using the summary and evaluation results as a guide, the Independent Chairperson leads a discussion with the Board of possible focus areas and proposed actions, following which they are communicated to the company's senior management, as appropriate.
Ongoing Efforts	The Board implements and monitors any agreed-upon next steps and is encouraged to provide real-time feedback throughout the year outside of the formal evaluation process. Board and committee executive sessions are held at every regular meeting during which to identify any related issues and review the status of proposed actions. The Board assesses the progress made in areas targeted for improvement from the prior year's evaluation as part of its annual self-assessment process.

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Corporate Governance

Evaluation Results

The Board and each committee began the most recent annual evaluation process in the fourth quarter of 2021 and completed the process in February 2022. The Board and each committee, after individual one-on-one discussions and discussion at the full Board, was satisfied with its performance and the performance of each individual director and proposed for each current director to stand for re-election at the 2022 Annual Meeting.

Changes Implemented

Our Board is committed to ensuring that the right mix of skills, background and experience, and gender and ethnic diversity is represented on the Board and its committees. This self-evaluation process has played an integral part of our Board refreshment since 2019 as evidenced by the addition of four additional directors to our Board since early 2020. We have also made changes to our committee composition and our corporate governance guidelines since the start of 2021.

Director Commitments

Our Nominating and Governance Committee recognizes the importance of ensuring that external commitments do not impair any director’s ability to discharge their responsibilities to effectively serve on the Board. While director effectiveness has always been taken into account as part of the annual evaluation process and related discussions, in 2022, the Nominating and Governance Committee recommended, and our Board approved, changes to our corporate governance guidelines to explicitly require that the Nominating and Governance Committee review each director’s external board commitments, including board leadership roles such as serving as board chair or lead director of a public company, on at least an annual basis as part of the annual evaluation process to ensure that no director’s ability to serve effectively on our Board is impaired by external board commitments.

The Nominating and Governance Committee completed this review of external board commitments in early 2022 and, taking into consideration factors such as the results of its overall annual evaluation process, determined that no director’s ability to serve was impaired by their existing external board commitments. Each director who served on our Board in 2021 attended at least 75% of the meetings of the Board of Directors and committees on which he or she served that were held during his or her tenure on our Board.

For more information on the Company’s policies on external board commitments, see Corporate Governance Policies and Practices on page 34 of this proxy statement.

Corporate Governance Policies and Practices

Corporate Governance Guidelines

Our corporate governance guidelines embody many of our governance policies, practices, and procedures, which are the foundation of our commitment to effective corporate governance. The Nominating and Governance Committee will review the corporate governance guidelines periodically and recommend amendments to our Board of Directors as appropriate. The corporate governance guidelines outline the responsibilities, operations, qualifications, and composition of our Board of Directors, among other matters. The full text of our corporate governance guidelines is posted on the investor relations page of our website, www.uber.com. We also intend to disclose on our website any future amendments of our corporate governance guidelines.

Committees of the Board of Directors

Our corporate governance guidelines and committee charters require all members of the Audit, Compensation and Nominating and Governance Committees to be independent. All Board committees are composed solely of independent directors. The Nominating and Governance Committee recommends committee composition and committee chairs to the Board of Directors at least annually. The Board of Directors and each committee has the authority to engage, and approve the fees of, independent legal, financial, or other advisors as they may deem necessary, without consulting with or obtaining the approval of management.

Additional Board Service

Pursuant to the corporate governance guidelines, no director may serve on more than four other public company boards or on more than one other public company board if the director is also our Chief Executive Officer or the chief executive officer of another public company. The Nominating and Governance Committee may approve exceptions if it determines that the additional service will not impair the director’s effectiveness as a member of our Board of Directors.

In 2022, the corporate governance guidelines were amended to provide that the Board evaluated whether directors’ abilities to serve on our Board was impaired by external board commitments. Specifically, the guidelines were amended to require that directors notify the Nominating and Governance Committee if joining a new board or assuming a board chair or lead independent director role on a public company board and to include an annual review of each directors’ external board commitments, in conjunction with the annual Board, committee, and director evaluation process described in this

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Corporate Governance

proxy statement, to ensure their effectiveness as a director was not impaired. The Nominating and Governance Committee conducted this annual review in 2022 and determined that no director’s effectiveness was impaired by their external board commitments.

All directors are currently compliant with the numerical limits on external board memberships set forth in our corporate governance guidelines other than our CEO, Dara Khosrowshahi, who serves on the boards of Expedia, Grab and Aurora, each a public company. We believe that as companies that Uber holds significant equity stakes in, there is significant value to Mr. Khosrowshahi serving on the boards of Grab and Aurora and the Nominating and Governance Committee has approved an exception to the numerical limits, as permitted under our corporate governance guidelines.

Majority Voting for Directors

In an uncontested election, each director will be elected by a majority of the votes cast. If an incumbent director in an uncontested election fails to receive the required vote for re-election, our Board of Directors will evaluate whether it should accept the director’s resignation, which must be tendered to our Board of Directors pursuant to our governance documents. Our Board of Directors may consider any factors it deems relevant in deciding whether to accept a resignation from such director.

Role of our Board of Directors in Succession Planning

The responsibilities of our Board of Directors, or a committee thereof as determined by our Board of Directors, include periodically reviewing succession planning for our executive officers, including our Chief Executive Officer. The goal of our Board of Directors is to have a long-term and continuing program for effective senior leadership development and succession. We have a contingency plan in place for emergencies such as the death, disability, or unexpected or sudden departure of an executive officer.

Annually, the Board of Directors reviews a succession assessment for our senior leaders including our NEOs. The assessment profiles each potential NEO successor and includes strengths, opportunities, overall readiness and information regarding diversity.

Prohibition on Hedging and Pledging Shares

Our insider trading policy prohibits our directors and employees from hedging their economic exposures to Uber stock, or using their Uber stock as collateral for margin loans and other similar speculative transactions.

Stock Ownership Guidelines

In order to align our directors’ and executive officers’ interests with those of our stockholders, we adopted stock ownership guidelines that became effective upon the closing of our IPO. Within three years of becoming subject to the guidelines, our non-employee directors are expected to hold Uber stock valued at ten times their annual cash retainer. Within five years of becoming subject to the guidelines, our executive officers are expected to hold Uber stock valued at a multiple of three times (ten times for our CEO) their annual base salaries as of the applicable measurement date.

Our guidelines also include a stock retention requirement during the phase-in period of our stock ownership guidelines. The retention guidelines provide that any executive officer who does not satisfy the stock ownership guidelines as of an annual measurement date must thereafter retain 50% of all vested shares acquired by the executive officer pursuant to any equity award (net of shares sold or withheld to pay the applicable exercise price and/or taxes) until such time as the executive officer satisfies the stock ownership guidelines. Satisfaction of this requirement is measured as of any subsequent date on which the executive officer wishes to dispose of the acquired shares.

Clawback Policy

Under our Clawback Policy, our Board of Directors may seek to recover equity compensation awarded after March 28, 2019 and cash severance and incentive-based compensation awarded after October 26, 2020 from an executive officer in connection with a material breach by such executive officer of restrictive covenants in agreements between us and the officer, accounting restatements as a result of material non- compliance with any financial reporting requirement, or as a result of the officer’s misconduct that harms the business or reputation of the company.

Board Diversity

Under our corporate governance guidelines, diversity is one of several critical factors that the Nominating and Governance Committee considers when evaluating the composition of our Board of Directors, amongst other critical selection criteria, including (i) integrity, (ii) sound business judgment, (iii) commitment to the highest ethical standards, (iv) background, (v) skills and relevant business experience, (vi) ability and willingness to commit time to the Board of Directors and represent long-term interests of stockholders, and (vii) expected contributions to the Board of Directors. For a company like ours, which operates in 72 countries around the globe, diversity factors that are considered include race, ethnicity, gender, national origin, and geography. Our Board of Directors currently includes four women, three ethnic minorities, directors ranging in age from 46 to 73, and directors with a range of ethnic diversity, with six of our directors identifying as White (Non-Hispanic or Latinx), two as Middle Eastern/North African, one as Black or African-American, one as South Asian, and one as Southeast Asian, East Asian or Pacific Islander.

Our Board of Directors is committed to including individuals whose backgrounds reflect the diversity represented by our employees and platform users. In addition, each director contributes to the board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the diversity of our Board of Directors and in furtherance of this, the Nominating and Governance Committee conducts annual self-evaluations to assess the Board and its committees’ performance and effectiveness, which includes consideration of diversity and other selection criteria.

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Corporate Governance

Director Tenure

Our corporate governance guidelines require that our Board of Directors consider the mix of tenures on the Board when assessing its composition. As the following chart demonstrates, the current composition of our Board of Directors reflects a mix of tenures, which we believe balances historical and institutional knowledge, and an understanding of the evolution of our business with fresh perspectives from our newer directors:

Promoting Integrity

At Uber, we do the right thing. Period. We foster an environment where we hold ourselves to the highest standards of integrity by communicating regularly and educating often about ethics and expected standards of conduct. Annually, we celebrate the importance of ethical decision-making and doing the right thing during Ethics & Compliance Week where we remind employees about their responsibility to raise concerns or questions regarding ethics, compliance, workplace culture, discrimination, and harassment. Employees are offered various reporting channels including Uber’s Integrity Helpline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year and is staffed by live operators who can connect to translators to accommodate multiple languages. Uber publicizes its Integrity Helpline through internal communications and by featuring it externally within its Business Conduct Guide, which is posted on the Investor Relations site. Employees are expected to use the Integrity Helpline to promptly report suspected violations of laws, regulations, rules, policies, procedures, and standards, including our Business Conduct Guide.

Calls to the Uber Integrity Helpline are received by a third-party vendor, which conducts intake for the concerns raised on the calls. Reported matters are promptly brought to the attention of our internal investigations teams. As a general matter, our Global Head of Internal Audit, Chief Ethics and Compliance Officer, Head of Employee Relations, and Chief Trust and Security Officer share responsibility for reviewing concerns expressed through the Integrity Helpline and are responsible for ensuring that such concerns are handled appropriately. Our Investigations Protocol allocates responsibility for handling the concerns to the appropriate function within our company and establishes investigative standards among the participating functions. Investigators within the relevant functions participate in mandatory investigative training as well. Concerns may also be reported to or through managers, HR business partners, and a dedicated e-mail address managed by the Compliance team. In addition, individuals may raise concerns through a web portal that is available in more than 20 languages including English, Spanish, Portuguese, and French, among others. Any individual may also raise a concern by accessing our corporate website. Individuals may choose to remain anonymous when reporting such matters to the extent permitted by applicable laws and regulations.

Our corporate policies prohibit retaliatory actions against anyone who in good faith raises concerns or questions or who participates in a subsequent investigation of such concerns or questions. Our Chief Ethics and Compliance Officer reports to the Audit Committee no less than quarterly regarding issues raised through the Uber Integrity Helpline.

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Corporate Governance

Business Conduct Guide and Code of Ethics

We have adopted a Business Conduct Guide and Code of Ethics, which is posted on the investor relations page of our website, www.uber.com. We will also disclose on our website any amendments to the sections of our Business Conduct Guide that constitute our Code of Ethics and any waivers granted to our executive officers or directors.

How the Board Oversees Culture

The Board and its committees play a critical role in overseeing how we develop and maintain the culture that we want.

Audit Committee

•	Receives regular reports from the Chief Ethics and Compliance Officer and Global Head of Internal Audit regarding the company’s Integrity Helpline
•	Is given information regarding all reports that come through the Integrity Helpline, including the nature of the reports, how the reports are resolved, and whether any reports involve senior management or individuals associated with financial reporting
•	Ensures that the resolution of any and all allegations regarding wrongdoing involving members of senior management are reported back to the Audit Committee
•	Regularly meets in executive session with the Chief Ethics and Compliance Officer, the Global Head of Internal Audit, the Chief Legal Officer and our external Audit partner to discuss any compliance, internal audit or legal issues that involve senior management

Compensation Committee

•	Receives regular reports on offer acceptance, attrition and retention rates
•	Receives summaries of employee engagement survey results and related matters
•	Has tied executive compensation for our most senior executives to diversity, equity, and inclusion (DEI) metrics and Safety metrics
•	Reviews employee DEI efforts

Nominating and Governance Committee

•	Oversees the company’s environmental social and governance matters, including receiving reports from management on environmental sustainability efforts and corporate political activities.

Board of Directors

•	Takes employee engagement, DEI and other matters into account for the evaluation of the Chief Executive Officer and senior management
•	Receives quarterly reports from the Office of Diversity and Inclusion regarding our progress against our diversity goals
•	Has regular discussions with senior management regarding public sentiment involving Uber, media coverage, as well as regulatory and legislative sentiment involving Uber

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Corporate Governance

Director Independence Determination

Our Board of Directors has determined that, applying the standards adopted by the New York Stock Exchange (“NYSE”), each of the following directors is independent:

Revathi Advaithi Ursula Burns Robert Eckert	Amanda Ginsberg Wan Ling Martello Yasir Al-Rumayyan Alexander Wynaendts	Ronald Sugar John Thain David Trujillo

Our Board of Directors has determined that Dara Khosrowshahi is not independent.

Committees of the Board of Directors

To support effective governance, our Board of Directors delegates certain of its responsibilities to committees. We have three standing committees—the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee—and may from time to time form other committees. The committee charter for each of the three standing committees is available on the Investor Relations section of our website, www.uber.com. In 2021, the Compensation Committee amended its charter to explicitly oversee employee engagement and employee diversity, equity, and inclusion efforts.

The standing committees of our Board of Directors are described below:

Audit Committee
Members:	Committee Roles and Responsibilities:
John Thain (Chair) Revathi Advaithi Ursula Burns Yasir Al-Rumayyan Alexander Wynaendts

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to, among other things:

›     the integrity of our financial statements and financial reporting process, including the review of our annual and quarterly financial statements and reports;

›     the integrity of our accounting and financial reporting processes and systems of internal controls over financial reporting, including review with management, our independent auditors, and head of our internal audit function;

›     the performance of the internal audit function and plan;

›     the engagement of our independent auditors and the evaluation of their qualifications, independence, and performance;

›     our compliance with legal and regulatory requirements, including an assessment of our compliance program;

›     policies and processes for risk management and fraud prevention; and

›     the Company’s overall risk profile, including without limitation with respect to cybersecurity and privacy matters.

John Thain, the chair of the Audit Committee, Revathi Advaithi, Ursula Burns, Yasir Al-Rumayyan, and Alexander Wynaendts each qualify as an “Audit Committee financial expert” as defined by the SEC and each member qualifies as “financially literate” as required by the corporate governance rules of the NYSE.

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Corporate Governance

Nominating and Governance Committee
Members:	Committee Roles and Responsibilities:
Ronald Sugar (Chair) Ursula Burns Robert Eckert Wan Ling Martello David Trujillo

The Nominating and Governance Committee assists the Board of Directors in the following functions, among others:

›     periodically reviewing our corporate governance framework and recommending changes as appropriate;

›     identifying, interviewing, and recruiting individuals to become members of the Board of Directors and evaluating the independence of each director and director candidate at least annually;

›     periodically reviewing and making recommendations to the Board of Directors regarding the size of the Board of Directors and of its committees;

›     evaluating and recommending to the Board of Directors at least annually each committee’s composition;

›     overseeing the annual evaluation process for the Board of Directors, each committee and each individual director, the orientation program for new directors, and a continuing education program for current directors;

›     overseeing environmental, social and governance matters including environmental sustainability as well as corporate political activities and contributions and lobbying activities;

›     considering stockholder proposals and recommending actions on such proposals; and

›     evaluating requests by directors to serve on boards of directors of other companies.

Compensation Committee
Members:	Committee Roles and Responsibilities:
Robert Eckert (Chair) Amanda Ginsberg Wan Ling Martello Ronald Sugar David Trujillo

The Compensation Committee has been delegated broad authority to oversee the compensation of our officers, employees, consultants, and other Uber service providers.

The Compensation Committee assists the Board of Directors in the following functions, among others:

›     annually reviewing and approving the individual and corporate goals and objectives for our executive officers;

›     establishing, reviewing, and approving salaries, bonuses, and other compensation for our executive officers;

›     reviewing and approving executive compensation agreements and any material amendments;

›     reviewing and approving incentive compensation plans and grants for our executive officers;

›     overseeing and at least annually reviewing management’s assessment of major compensation-related risk exposures and the mitigation thereof;

›     periodically reviewing our stock ownership guidelines and assessing compliance with such guidelines;

›     periodically reviewing the Company’s human capital strategies, initiatives and programs with respect to the Company’s culture, talent, recruitment, retention and employee engagement and employee diversity, equity, and inclusion efforts;

›     periodically reviewing and recommending to the Board of Directors the type and amount of compensation paid to directors; and

›     considering the results of stockholder advisory votes on executive compensation and the frequency of such votes.

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Corporate Governance

Committee Composition

	Audit	Nominating and Governance	Compensation
Ronald Sugar (Independent Chairperson)
Revathi Advaithi
Ursula Burns
Robert Eckert
Amanda Ginsberg
Dara Khosrowshahi
Wan Ling Martello
Yasir Al-Rumayyan
John Thain
David Trujillo
Alexander Wynaendts

 committee member         committee chair

Meetings of the Board of Directors and Standing Committees

Our Board of Directors and Audit, Compensation, and Nominating and Governance Committees meet at least quarterly. In 2021, our Board of Directors met 12 times, the Audit Committee met 10 times, the Compensation Committee met 6 times, and the Nominating and Governance Committee met 4 times. Each director who served on our Board of Directors during 2021 attended at least 75% of the meetings of the Board of Directors and committees on which he or she served that were held during his or her tenure on our Board. Under our corporate governance guidelines, all directors are expected to attend the Company’s annual meeting of stockholders. Each of our current directors attended the 2021 Annual Meeting.

Meetings of Non-Management Directors

During 2021, our Board of Directors held executive sessions without management present.

Board Oversight

Our Board of Directors, which currently consists of eleven members, oversees our business affairs and works with senior management to determine our long-term strategy. A transparent dialogue between our Board of Directors, its standing committees, and senior management is essential to our Board of Directors’ oversight role, and, to this end, our Board of Directors and its standing committees intend to regularly conduct meetings with risk management experts and our senior officers responsible for risk oversight, including our Chief Legal Officer, Chief Ethics and Compliance Officer, Chief Financial Officer, and Chief Executive Officer. Our Audit Committee oversees our risk management procedures and processes for preventing and detecting fraud.

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Corporate Governance

Our Board of Directors’ Role in Risk Oversight

Our commitment to innovation inherently involves significant risk. As a result, one of our Board of Directors’ important functions is the oversight of risk management. Our Board of Directors’ assessment of and decisions regarding risk occur in the context of and in conjunction with our Board of Directors’ and standing committees’ other activities. We seek to align our approach to risk-taking with our business strategy by encouraging innovation while managing our levels of risk.

Risk Assessment Responsibilities and Processes

Our committee charters and risk management policies set forth the following risk-related responsibilities:

The Board of Directors

•	Has primary responsibility for risk oversight.
•	Assigns specific oversight duties to the committees of the Board.
•	Receives periodic briefings and participates in informational sessions with management on the types of risks we face and our enterprise risk management system.
•	Receives reports from management on risks as they arise.

The Compensation Committee

•	Oversees compensation program for employees and senior management.
•	Oversees and reviews compensation-related risks.
•	Reviews the company’s human capital strategies, initiatives and programs with respect to the company’s culture, talent, recruitment, retention and employee engagement and employee diversity, equity, and inclusion efforts.
•	Reviews conflicts of interest involving advisors to the Compensation Committee.

The Nominating and Governance Committee

•	Reviews risks associated with our corporate governance framework and provides recommendations as appropriate.
•	Identifies, interviews, recruits, and performs due diligence on potential Board members and evaluates the independence of each director and director candidate.
•	Oversees the company’s environmental, social and governance matters including environmental sustainability and political contributions and lobbying activities.

The Audit Committee

•	Annually reviews our risk profile, including, without limitation, with respect to cybersecurity and privacy matters.
•	Obtains updates on management’s implementation and maintenance of a company-wide risk management process.
•	Receives periodic briefings on our internal audit function, risk identification, mitigation, and control.
•	Reviews our risk management processes and procedures.
•	Reviews any allegations of fraud disclosed to the Audit Committee, including those involving management or any employee with a significant role in our internal controls over financial reporting, legal compliance, or corporate governance.
•	Reviews with management our major financial risk exposures and the steps management has taken to monitor such exposures, including policies and procedures with respect to risk assessment and risk management.
•	Receives and discusses quarterly updates from the Global Head of Internal Audit regarding our risk management processes and systems of internal control.
•	Oversees management’s arrangements for the prevention, deterrence, and detection of fraud and management’s responses to allegations of fraud.

Management

•	Identifies risk and develops risk controls related to significant business activities.
•	Includes risk assessments in strategy decisions.
•	Develops programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk with potential reward, and the appropriate manner in which to manage risk.
•	Establishes procedures to prevent, deter, and detect fraud.
•	Provides reports and updates on risk-related matters to the Audit and Compensation Committees.

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Corporate Governance

Board of Directors’ Oversight in COVID-19 Pandemic

From the outset of the pandemic, our Board of Directors and its committees remained focused on the impact of COVID-19 on our company’s short-term operations and long-term strategy and risk profile. At the very start of the pandemic, the Board received weekly updates on the financial and operational impacts on the business and then received detailed reports at all regularly scheduled meetings. In addition to these updates from management on the impact to our operations and our response, the Board also received detailed reports on our safety efforts with respect to employees and the earners, consumers, and communities that use our platform globally.

Each of our committees continued to provide oversight over their areas of responsibility as it related to the pandemic. For example, the Compensation Committee, in exercising its oversight of human capital management, provided oversight with respect to, among other things, employee well-being and support, workforce reductions and attrition, and the transition to remote and flexible work in the context of the pandemic as well as guidance on return-to-office policies which continued to evolve through the course of the pandemic. The Nominating and Governance Committee provided oversight during the pandemic with respect to stockholder feedback on a range of sustainability and related matters including our response to COVID-19, while also overseeing the addition of four new directors since the start of 2020. The Audit Committee also continued to provide oversight over the impact of, and our response to, the pandemic as it related to various aspects of overall risk management including impact on our global compliance and enterprise risk management efforts. The Board and its committees maintained all regularly scheduled quarterly meetings, and held additional special meetings as needed, throughout the pandemic.

Board of Directors’ Role in Cybersecurity Oversight

Safeguarding our critical networks and the information that platform users share with us is vital to our business. Our Board of Directors oversees our efforts to address cybersecurity risk through the oversight of our senior management team, including our Chief Legal Officer, Chief Privacy Officer, Chief Trust and Security Officer, Chief Information Security Officer, and EU Data Protection Officer.

Our Chief Information Security Officer, provides reports to the Audit Committee on a quarterly basis and is responsible for a range of cybersecurity activities, including conducting threat environment and vulnerability assessments, managing cyber incidents, pursuing projects to strengthen internal cybersecurity, working closely with our privacy and cybersecurity legal team that reports into our Chief Privacy Officer, coordinating with our operations teams to evaluate the cybersecurity implications of our products and offerings, and coordinating management’s efforts to monitor, detect, and prevent cyber threats to our Company. In addition, the Audit Committee annually reviews Uber’s risk profile with respect to cybersecurity matters. Our Chief Privacy Officer provides reports to the Board on an annual basis and as requested from time to time.

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Corporate Governance

Certain Relationships and Related Person Transactions

Other than the executive officer and director compensation arrangements discussed in the sections titled “Executive Compensation” and “Director Compensation” and compensation to other executive officers that would have been disclosed in that section if such executive officers had been a NEO, we describe transactions and series of similar transactions, since January 1, 2021, in which we participated or will participate, in which:

•	the amounts involved exceeded or exceed $120,000; and
•	any of our then directors, executive officers, or holders of more than 5% of our capital stock at the time of such transaction, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

Prior to our IPO, we entered into an amended and restated investors’ rights agreement with certain holders of our redeemable convertible preferred stock (the “IRA”), including SB Cayman 2 Ltd., The Public Investment Fund, and entities affiliated with TPG, all of which are or were beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. This agreement provides that the holders of common stock issuable upon conversion of our redeemable convertible preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. In addition to the registration rights, the IRA provided for certain information rights and a right of first offer. The provisions of the amended and restated investors’ rights agreement, other than those relating to registration rights, terminated upon the closing of our initial public offering.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, in connection with the initial public offering, we entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Other Transactions

We entered into a Series A Preferred Stock Purchase Agreement (Purchase Agreement) pursuant to which we sold shares of Uber Freight Holding Corporation, a majority-owned subsidiary of Uber (Uber Freight), to The Public Investment Fund, a shareholder of Uber and an entity affiliated with Yasir Al-Rumayyan, a member of our Board of Directors. Pursuant to the Purchase Agreement, we sold shares representing a minority interest in Uber Freight, for an aggregate purchase price of approximately $125 million. The sale of shares closed in July 2021. The transaction was approved by our Audit Committee in accordance with the Company’s Related Party Transactions Policy.

We and Uber Freight entered into a definitive agreement for Uber Freight to acquire Tupelo Parent, Inc. (Transplace), an entity owned by TPG Capital, for approximately $2.25 billion. David Trujillo, a member of our Board of Directors, is a partner at TPG, an entity affiliated with TPG Capital. The acquisition of Transplace closed in November 2021. The transaction was approved by our Audit Committee in accordance with the Company’s Related Party Transactions Policy.

We have granted stock options, RSUs, and restricted stock awards to our executive officers and certain of our directors. For a description of the equity awards held by our NEOs and directors that are currently outstanding, see “Compensation Discussion & Analysis” and “Compensation Tables” in this proxy statement.

We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. For a description of these agreements, see “Compensation Tables—Potential Payments upon Termination or Change in Control” in this proxy statement.

We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

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Corporate Governance

Policies and Procedures for Transactions with Related Persons

In May 2019, we adopted a written policy that our executive officers, directors, beneficial owners of more than 5% of any class of our capital stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with us without the consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration, and approval or ratification. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances of the transaction available to it, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unrelated third party or to employees under the same or similar circumstances, and the extent of the related person’s interest in the transaction. The written policy requires that, in determining whether to approve or reject a related person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in good faith.

Communication with Directors and Executive Officers

Stockholders and others who wish to communicate with the Board of Directors or any individual director, including our independent chairperson, may do so by writing to the following address:

Board of Directors
Uber Technologies, Inc.
c/o Corporate Secretary
1515 3rd Street
San Francisco, California 94158

All such correspondence is reviewed by the Corporate Secretary’s office, which logs the material for tracking purposes. Our Board of Directors has asked the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board of Directors, business solicitations, advertisements, and materials that are profane.

Availability of Corporate Governance Documents

Our corporate governance documents are available on the investor relations section of our website at www.uber.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this proxy statement. Additionally, copies of our Certificate of Incorporation, Bylaws, all standing Committee Charters, the Corporate Governance Guidelines, the Business Conduct Guide and Code of Ethics, Conflicts of Interest Policy, Stock Ownership Guidelines, Clawback Policy and the Related Party Transactions Policy are available in print upon request by writing to the Corporate Secretary at Uber Technologies, Inc., 1515 3rd Street, San Francisco, California 94158.

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Director Compensation

Fiscal 2021 Non-Employee Director Compensation

In 2021 we compensated our non-employee directors in accordance with a Director Compensation Policy established by our Compensation Committee in consultation with our Board of Directors, compensation consultants, Chief Executive Officer, and other members of our senior management team. The Director Compensation Policy is intended to reward our directors for their experience and performance, motivate them to achieve our long-term strategic goals, and help align our director compensation program with those of other leading U.S.-based publicly traded companies. On November 1, 2021 we amended our Director Compensation Policy, with changes to become effective in 2022. We intend to periodically evaluate our Director Compensation Policy as part of our regular reviews of our overall compensation strategy.

The Director Compensation Policy that was effective for 2021 consisted of the following elements:

Description of Non-Employee Director Compensation	Amount
Cash Retainer for All Directors(1)	$50,000
Annual RSU Grant for All Directors(2)(3)	$250,000
Committee Additional Cash Retainer:(1)(4)
Audit Committee Chair	$35,000
Compensation Committee Chair	$25,000
Nominating and Governance Committee Chair	$25,000
Non-Chair Audit Committee Member	$20,000
Non-Chair Compensation Committee Member	$15,000
Non-Chair Nominating and Governance Committee Member	$15,000
Chairperson of the Board Additional Cash Retainer(1)	$200,000
(1)	Earned daily and paid in arrears on a quarterly basis. Non-employee directors joining the Board of Directors after the beginning of the year receive a prorated cash retainer reflecting his or her actual period of Board service for the year.
(2)	A non-employee director joining the Board of Directors after the beginning of the year receives a prorated Annual RSU Grant reflecting his or her actual period of Board service for the year.
(3)	Based on the November 2021 amendment to our Director Compensation Policy, effective January 1, 2022, the annual RSU grant payable to directors will have a target grant value of $275,000 and will be payable based on service for the calendar year commencing at each annual meeting of stockholders. To facilitate this transition, in January 2022 we made a one-time prorated annual RSU grant to each of our directors for their service from January 1, 2022 until the date of our 2022 Annual Meeting of Stockholders, when we anticipate making the first annual RSU grants under the new policy, with such RSU grants vesting on the day prior to the next annual stockholders meeting.
(4)	Based on the November 2021 amendment to our Director Compensation Policy, effective January 1, 2022, the Audit Committee Chair cash retainer will increase to $40,000 and the Compensation Committee Chair and the Nominating and Governance Committee Chair cash retainers will each increase to $30,000.

Following our 2022 Annual Meeting of Stockholders, our non-employee directors may elect to receive all or a portion of their cash compensation in the form of vested RSUs, pursuant to our RSU Conversion and Deferral Program to take effect following such meeting. The program also allows non-employee directors to defer RSU grants to be issued in either (i) a single payment or (ii) three annual installments. A non-employee director may defer settlement and payout to another time either during his or her service or following termination of his or her service, at the non-employee director’s election. A non-employee director must generally make such RSU election and/or deferral election in the year prior to the payment of the grant of the RSU award.

We do not pay meeting fees. We do offer reimbursements to our directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our Board of Directors and committees.

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Director Compensation

The following table summarizes all compensation awarded to, earned by, or paid to each of our non-employee directors during 2021.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Ronald Sugar	$ 290,000	$ 244,040	—	$ 534,040
Revathi Advaithi	$ 70,000	$ 243,372	—	$ 313,372
Ursula Burns	$ 85,000	$ 243,372	—	$ 328,372
Robert Eckert	$ 86,438	$ 243,372	—	$ 329,810
Amanda Ginsberg	$ 66,781	$ 243,372	—	$ 310,153
Wan Ling Martello	$ 80,000	$ 243,372	—	$ 323,372
Yasir Al-Rumayyan	$ 70,000	$ 243,372	—	$ 313,372
John Thain	$ 85,000	$ 243,372	—	$ 328,372
Alexander Wynaendts	$ 54,568	$ 189,900	$403,043(2)	$ 647,511
David Trujillo(3)	—	—	—	—
(1)	The amounts reflect the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718 based on the market price of the shares subject to the award on the date of grant. Because our Director Compensation Policy provided that the $250,000 grant value (or pro-rated grant value for non-employee directors joining our Board of Directors after the beginning of the year) of the Annual RSU Grant is converted into the number of shares underlying the award based on the average daily closing price per share of our common stock in the month prior to the grant date, the dollar amounts reported above will not match the dollar amounts identified under our Director Compensation Policy. The following reflects the aggregate number of outstanding RSUs held by our non-employee directors as of December 31, 2021: Dr. Sugar, 8,544.
(2)	Mr. Wynaendts received € 355,000 for his role as a director of Uber Payments BV, a subsidiary located in the Netherlands. For purposes of this disclosure, we converted Mr. Wynaendts’ compensation from euros to U.S. dollars using the December 2021 month-end exchange rate, which was 1.13533.
(3)	As an employee of TPG, an investor in the company, Mr. Trujillo elected to receive no compensation for his 2021 Board service.

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Executive Officers

Name	Age	Position
Dara Khosrowshahi	52	Chief Executive Officer and Director
Nelson Chai	56	Chief Financial Officer
Jill Hazelbaker	40	Senior Vice President, Marketing and Public Affairs
Nikki Krishnamurthy	50	Senior Vice President and Chief People Officer
Tony West	56	Senior Vice President, Chief Legal Officer and Corporate Secretary

Dara Khosrowshahi. See “Director Nominees” above.

Nelson Chai. Mr. Chai has served as our Chief Financial Officer since September 2018. Prior to joining Uber, Mr. Chai was President and Chief Executive Officer of The Warranty Group, a provider of warranty solutions and underwriting services, from 2017 to 2018. From 2010 to 2015, Mr. Chai served in various senior management roles at CIT Group, Inc., a financial services company, including President from 2011 to 2015 and Chairman of CIT Bank NA from 2014 to 2015. Prior to CIT Group, Mr. Chai held senior management positions at Bank of America Corporation and Merrill Lynch & Co., including Executive Vice President and Chief Financial Officer from 2007 to 2008. Mr. Chai served as Executive Vice President and Chief Financial Officer of NYSE Euronext, Inc. and its predecessor company NYSE Group, Inc. from 2006 through 2007. Since 2010, Mr. Chai has served on the board of directors of Thermo Fisher Scientific Inc., a global provider of scientific instruments, software and laboratory services, where he is chair of the audit committee and a member of the nominating and governance committee. Mr. Chai serves on the Board of Overseers for the School of Arts and Sciences at the University of Pennsylvania.

Jill Hazelbaker. Ms. Hazelbaker has served as our Senior Vice President, Marketing and Public Affairs since June 2019. She was Senior Vice President, Communications and Public Policy from 2017 to 2019. From 2015 to 2017, Ms. Hazelbaker served as our Vice President, Communications and Public Policy. Prior to joining Uber, Ms. Hazelbaker was Vice President, Communications and of Communications and Public Policy from 2013 to 2014. Prior to joining Google, Ms. Hazelbaker served as Press Secretary to Mayor Michael

Bloomberg’s re-election campaign in New York City in 2009 and as the Communications Director for Senator John McCain’s U.S. presidential campaign from 2007 to 2008.

Nikki Krishnamurthy. Ms. Krishnamurthy has served as our Chief People Officer since October 2018. Prior to joining Uber, Ms. Krishnamurthy served as Chief People Officer of Expedia from 2016 to 2018. From 2013 to 2016, Ms. Krishnamurthy was Vice President of Expedia Local Expert, a branch of Expedia that provides online concierge services, and prior to that, she held the role of Vice President of Human Resources for Expedia from 2009 to 2013. Previously, Ms. Krishnamurthy was Principal HR Consultant for Washington Mutual Card Services from September 2007 to September 2009.

Tony West. Mr. West has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2017. Prior to joining Uber, Mr. West was Executive Vice President, Government Affairs, General Counsel and Corporate Secretary from 2014 to 2017 at PepsiCo Inc., a food and beverage company. Prior to joining PepsiCo, Mr. West served as Associate Attorney General of the United States from 2012 to 2014, after previously serving as the Assistant Attorney General for the Civil Division in the U.S. Department of Justice from 2009 to 2012. From 2001 to 2009, Mr. West was a partner at Morrison & Foerster LLP. He also served as Special Assistant Attorney General at the California Department of Justice from 1999 to 2001 and, prior to that, as an Assistant United States Attorney in the Northern District of California.

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Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of Uber’s common stock as of March 1, 2022 by:

(i)	each of our NEOs,
(ii)	each of our directors and nominees for director,
(iii)	all current directors and executive officers as a group, and
(iv)	each person or entity known by us to own beneficially more than 5% of our common stock based solely on Uber’s review of filings with the SEC pursuant to Section 13(d), 13(g) or Section 16 of the Exchange Act.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The total number of shares outstanding as of March 1, 2022 was 1,954,620,957.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Uber Technologies, Inc., 1515 3rd Street, San Francisco, California 94158.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	% of Shares Outstanding
Directors and Named Executive Officers:
Dara Khosrowshahi(1)	1,881,936	*
Nelson Chai(2)	448,227	*
Jill Hazelbaker(3)	216,088	*
Nikki Krishnamurthy(4)	164,040	*
Tony West(5)	228,249	*
Revathi Advaithi(6)	8,528	*
Ursula Burns(7)	153,080	*
Robert Eckert(8)	25,609	*
Amanda Ginsberg(9)	11,059	*
Wan Ling Martello(10)	65,083	*
Yasir Al-Rumayyan(11)	72,976,322	3.73%
Ronald Sugar(12)	202,719	*
John Thain(13)	152,819	*
David Trujillo(14)	—	*
Alexander Wynaendts(15)	3,284	*
All current directors and executive officers as a group (15 persons)(16)	76,537,043	3.92%
Greater than 5% Stockholders:
Morgan Stanley(17)	100,129,639	5.12%
*	Represents beneficial ownership of less than 1%
(1)	Consists of (i) 1,085,313 shares of common stock held by Mr. Khosrowshahi, (ii) RSUs for 196,623 shares of common stock, for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022 and (iii) 600,000 shares of common stock subject to options held by Mr. Khosrowshahi that are exercisable within 60 days of March 1, 2022.
(2)	Consists of (i) 225,519 shares of common stock held by Mr. Chai and (ii) RSUs for 222,708 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022.
(3)	Consists of (i) 168,444 shares of common stock held by Ms. Hazelbaker and (ii) RSUs for 47,644 shares of common stock, for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022.
(4)	Consists of (i) 103,632 shares of common stock held by Ms. Krishnamurthy and (ii) RSUs for 60,408 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022.

48       2022 Proxy Statement

Executive Officers

(5)	Consists of (i) 176,329 shares of common stock held by Mr. West and (ii) RSUs for 51,920 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022.
(6)	Consists of 8,528 shares of common stock held by Ms. Advaithi.
(7)	Consists of 153,080 shares of common stock held by Ms. Burns.
(8)	Consists of (i) 9,869 shares of common stock held by Mr. Eckert and (ii) 15,740 shares of common stock held by the Robert A. Eckert Living Trust, of which Mr. Eckert is the trustee.
(9)	Consists of 11,059 shares of common stock held by Ms. Ginsberg.
(10)	Consists of 65,083 shares of common stock held by Ms. Martello.
(11)	Consists of (i) 135,781 shares of common stock held by H.E Al-Rumayyan and (ii) 72,840,541 shares of common stock held by The Public Investment Fund. H.E. Al-Rumayyan is the Governor of The Public Investment Fund which is the sovereign wealth fund of the Kingdom of Saudi Arabia. The Board of Directors of The Public Investment Fund, consisting of His Royal Highness Mohammad bin Salman Al-Saud (Chairman), H.E. Ibrahim Abdulaziz Al-Assaf, H.E. Mohammad Abdul Malek Al Shaikh, H.E. Khalid Abdulaziz Al-Falih, H.E. Dr. Majid Abdullah Al Qasabi, H.E. Mohammed Abdullah Al-Jadaan, H.E. Mohamed Mazyed Altwaijri, H.E. Ahmed Aqeel Al-Khateeb, and H.E. Yasir Othman Al-Rumayyan, has dispositive power over the shares held by The Public Investment Fund by a majority of the votes of the Directors, with the Chairman having a casting vote. The address for The Public Investment Fund is P.O. Box 6847, Riyadh 11425, Kingdom of Saudi Arabia.
(12)	Consists of (i) 171,729 shares of common stock held by The Sugar Family Trust, of which Dr. Sugar is the trustee and (ii) 30,990 shares held by Dr. Sugar.
(13)	Consists of 152,819 shares of common stock held by Mr. Thain.
(14)	Mr. Trujillo does not beneficially own shares of common stock and does not receive stock compensation for his board service. See “Director Compensation” on page 45 and 46 for additional information.
(15)	Consists of 3,284 shares of common stock held by Mr. Wynaendts.
(16)	Consists of (i) 75,354,456 shares of common stock held by all our current directors and executive officers as a group and (ii) RSUs for 579,303 shares of common stock for which the service-based vesting condition would be satisfied within 60 days of March 1, 2022.
(17)	Based solely on a Schedule 13G filed on February 10, 2022, Morgan Stanley reported 100,129,639 shares of common stock beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of Morgan Stanley and its subsidiaries and affiliates. Morgan Stanley reported that it has shared voting power with respect to 88,605,920 shares of common stock and shared dispositive power with respect to 100,129,639 shares of common stock. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

2022 Proxy Statement       49

Executive Compensation

Letter From Our Compensation Committee

Dear Stockholders,

Thank you for your continued support of Uber through another unprecedented and dynamic year. The health, economic, and social impacts of the pandemic have been acutely felt by many for over two years. But it is only now that we can start to see what impacts might change the way the world operates in a lasting way. The attraction, retention, and motivation of a diverse workforce - including at the executive level - was the center of this important global conversation in 2021. With attrition in America at a decades-long high, it has been more important than ever to ensure Uber has the right tools in place to compete for key talent, which is critical to the success of our business in pursuit of long- term stockholder value. Below are highlights from 2021 that we hope provide useful context as you review the details of our 2021 executive compensation program in the CD&A that follows.

2021 Highlights

Stockholder Outreach and Response to Say-on-Pay. We are committed to holding ourselves accountable to our stockholders. In 2021, Uber held calls and meetings with over 70% of our 100 largest stockholders, representing 65% of our shares outstanding, including a number of meetings attended by Ronald Sugar, the Chairperson of the Board of Directors and a member of this committee, and Robert Eckert, the Chairperson of this committee. We made several significant changes to our executive compensation program, in part in response to stockholder feedback received, as described in detail in the CD&A. We are proud that our evolution has resulted in an improvement of our Say-on-Pay vote from 71% in 2020 to 94% in 2021. We appreciate the support of our stockholders and remain committed to listening and responding to your feedback.

Financial Results and Profitability. In 2021, profitability and revenue growth were key company priorities. To drive performance and results, we established supporting metrics in our executive compensation program. 70% of each executive officer’s target cash bonus, and 80% of 2021 performance-based restricted stock unit (PRSU) awards were based on the achievement of aggressive and quantifiable financial goals intended to incentivize our executive officers to grow the business in years to come. We also added a relative total shareholder return (rTSR) modifier to our 2021 PRSU awards to further align the interests of our executives to those of our stockholders. In 2021, we achieved our Adjusted EBITDA profitability goal ahead of schedule, while continuing to successfully navigate the prolonged disruption to our business caused by the COVID-19 pandemic, and we grew revenue 57% YoY to $17.5 billion.

DEI and Safety. We continued our focus on diversity, equity, and inclusion (DEI) and safety in 2021. 20% of each executive officer’s 2021 PRSU awards were based on the achievement of DEI and safety goals, and each executive officer had individual DEI goals under our annual cash bonus plan. In addition, we amended our charter to explicitly include DEI under the purview of the Compensation Committee. We also launched a formalized DEI strategic planning process for 2021. In that process, the CEO’s direct reports and other senior leaders with teams of 100 people or more—about 50 leaders total—established comprehensive plans and operational targets to improve representation of women globally and underrepresented persons (URP) in the U.S. at all levels of the Company. We advanced our Racial Equity Leadership Council (RELC), in which each executive officer is actively involved. RELC is responsible for overseeing our anti-racist commitments, which we originally made in 2020. We also made significant progress on safety by protecting the identities of sexual assault survivors, assisted in the creation of a fund to increase industry-wide safety and transparency standards and victim support, and made significant progress towards publishing our second industry-leading Safety Report, which we expect to be published in 2022.

Regulatory Progress and IC+. In 2021, we also prioritized pursuing our vision of a model for platform work that provides independent contractors with flexible, fair, and transparent earnings opportunities when they want it, and protection and benefits when they need it, which we call the “IC+” model. We believe that independent contractors should be entitled to continued access to flexible earnings opportunities, new benefits they can elect and protections that fit the work, more information on what they can expect to earn, and the opportunity to provide regular, meaningful input on platform decisions that directly impact their livelihoods. We incorporated goals related to pursuing this IC+ model into our annual cash bonus plan goals. We made significant progress towards our goals by engaging with regulators across the globe to advance our mission to improve the quality and security of independent work through IC+. We also proactively moved to treat drivers as “workers”, similar to the IC+ model in the UK, and succeeded in establishing an IC+ model in Greece and, in early 2022, Chile. We also implemented Proposition 22 in California, providing a minimum earnings guarantee, a health insurance subsidy, and other protections for independent contractors.

Moving into 2022

Our priorities for 2022 include sustained profitability and growth, human capital management, including the attraction, retention, motivation, and engagement of our workforce, advancement of our IC+ model, and the achievement of ESG goals, including DEI, climate change, safety, and driver and courier well-being. These strategic business priorities are built into our 2022 executive compensation program. We are confident that these goals will continue us on the path towards sustained profitability and growth, while reimagining the way the world moves for the better.

Thank you for your continued support and investment in Uber.

Sincerely,

The Compensation Committee
Robert Eckert (Chair)
Amanda Ginsberg
Wan Ling Martello
Ronald Sugar
David Trujillo

50       2022 Proxy Statement

Compensation Discussion and Analysis

The following discussion and analysis of our executive compensation philosophy, objectives, and design, our compensation-setting process, our executive compensation program components, and the decisions made for the compensation of our named executive officers (NEOs) in 2021 should be read together with the foregoing letter from our Compensation Committee, and the compensation tables and related disclosures below. The discussion in this section contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business and our needs evolve, the actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this section.

2021 Named Executive Officers

Name	Title
Dara Khosrowshahi	Chief Executive Officer and Director
Nelson Chai	Chief Financial Officer
Jill Hazelbaker	Senior Vice President, Marketing and Public Affairs
Tony West	Senior Vice President, Chief Legal Officer and Corporate Secretary
Nikki Krishnamurthy	Senior Vice President and Chief People Officer

Key 2021 Business Highlights and Challenges20

The market in which we compete is constantly evolving, which requires continuous innovation and agility to remain competitive. Ensuring that we have strong, diverse talent with demonstrated ability to grow and scale while relentlessly focusing on our long-term strategic goals is critical to our ability to be successful and drive long-term stockholder value. In 2021, we achieved Adjusted EBITDA profitability ahead of schedule while continuing to successfully navigate the continued disruption to our business caused by the COVID-19 pandemic. Overall business showed strong growth throughout the year, generating $90.4 billion in Gross Bookings at a 56% YoY growth rate. Our Mobility business continued to recover through the year globally despite local variability, while the Delivery business sustained growth even after markets opened from lockdown. During the year we faced supply shortages in key markets, and we saw demand outpacing supply affecting our customer experience. We made a conscious decision to respond quickly and invest aggressively to bring drivers back to our platform. As a result of these efforts, we significantly improved the customer experience and were able to drive operating leverage to achieve Adjusted EBITDA profitability in Q3’21. Our Mobility business returned to healthy Adjusted EBITDA margins and our Delivery business also reached Adjusted EBITDA profitability.

Certain key financial results, and strategic and operational achievements are highlighted below, while full financial results, including reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures, are reflected in Appendix A, beginning on page 92 of this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2021, which can be found at https://investor.uber.com/financials and on the SEC’s website.

✓    Achieved Adjusted EBITDA profitability in Q3’21, ahead of the year-end 2021 target.

✓    Beat internal Gross Bookings targets and exceeded $100 billion in annual Gross Bookings run rate in 2021. While our Mobility business continued to be impacted by the COVID-19 pandemic, it is recovering globally and our Delivery business continues to grow at a healthy run rate.

✓    Evolved grocery and non-food delivery from an adjacent bet to a core investment, with over $4 billion in run rate Gross Bookings by year-end 2021.

✓    Strong growth in Freight with total revenue increasing 111% YoY.[21]

✓    Continued to advance our vision of IC+, including proactively moving to treat drivers as workers in the UK, implementing Proposition 22 in California, and implementing an IC+ model in Greece.

✓   Responded quickly to the driver supply shortages that were negatively affecting our customer experience, by leaning in aggressively to bring drivers back to our platform.

✓    Advanced our strong commitments to reduce emissions, through electrification, green products, and other levers.

✓    Made progress on commitments set out in our 2019 Safety Report, including launching new safety features, rolling out driver education, and launching an Industry Sharing Safety Program.

✓    Implemented and mobilized Uber’s Racial Equity Leadership Council (RELC) to ensure accountability and to operationalize our anti-racism commitments.

✓    Completed several acquisitions to support the continued growth of our businesses (e.g., Cornershop, Drizly, Transplace).

(20)	Growth percentages for Gross Bookings and revenue reflected on a constant currency basis.
(21)	Includes contributions from the acquisition of Transplace which closed on November 12, 2021.

2022 Proxy Statement       51

Compensation Discussion and Analysis

Say-On-Pay Results and Stockholder Engagement

Our Board of Directors and our Compensation Committee deeply value the continued interest of and feedback from our stockholders on our executive compensation program, and we are committed to maintaining an active dialogue to ensure stockholder perspectives are thoughtfully taken into account. As highlighted under the heading “Investor Engagement in 2021” on page 9 and below, two years prior to our initial public offering (IPO), our Board of Directors commenced a process to transform Uber from a founder-led, private company into a publicly-traded company led by a diverse, experienced, and talented senior management team. As a significant component of that process, our Compensation Committee has taken incremental steps each year to systematically evolve our executive compensation program and our human capital strategies, initiatives, and programs with respect to culture, recruitment, retention, motivation, and engagement into that of a public company with world-class executive compensation and human capital management practices. That evolution continued in 2021, where we made additional significant changes to our executive compensation program, as previewed in our 2021 proxy statement. Throughout this evolution, we have continued to engage with our stockholders to obtain feedback and perspective on the appropriate next steps, including throughout 2021. This engagement and our response resulted in an improvement of our Say-on-Pay vote from 71% in 2020 to 94% in 2021.

We believe that we now have a strong, world-class executive compensation program that ensures we have the right tools in place to compete in the attraction, retention, and motivation of key talent, critical to the success of our business in pursuit of long-term stockholder value. We are committed to continuing to hold ourselves accountable to our stockholders and to ongoing robust stockholder engagement and dialogue as we continue to evaluate the structure and effectiveness of our executive compensation program going forward.

Response to Say-On-Pay in 2021

The table below summarizes the feedback received from stockholders and the actions that we took in response in 2021.

What We Heard	What We Did
Annual Cash Bonus Plan: Reduce discretion and add more structure to the annual cash bonus plan

✓    Continued adding more structure to our annual cash bonus plan in 2021 by including defined metrics, weighting, and threshold and maximum levels of achievement. 60% of goals are tied to formulaic financial metrics. Maximum overall payout is capped at 200% of target, which is customary among our Peer Group and broader executive compensation practices. See “2021 Annual Cash Bonus Plan” below.

Annual Equity Awards: A larger portion of annual equity awards should be performance-based, include relative metrics, and be measured using a longer performance period

✓    In 2021, a portion of the annual equity awards for all NEOs is in the form of PRSUs. 50% of the annual equity awards for Messrs. Khosrowshahi and Chai, and 33% of the annual equity awards for all other NEOs were granted in the form of PRSUs.

✓    In 2021, we set PRSU goals, which are separate from the goals used under our annual cash bonus plan, that include relative metrics (i.e., rTSR) and mostly three-year goals, aligning executive interests with sustained stockholder value creation. See “2021 Equity Awards” below.

Peer Group: Consider removing larger size peers from Peer Group	✓ Reduced the emphasis on large bellwether companies, better aligning our Peer Group with our current revenue and market capitalization and companies that currently compete with us for business and talent. See “Role of Compensation Peer Group” on page 56.

52       2022 Proxy Statement

Compensation Discussion and Analysis

What We Heard	What We Did
Disclosure of Performance Metrics and Results: Disclose more details regarding performance metrics and results	✓ Made meaningful changes aimed at increasing the quality and transparency of the disclosures throughout this CD&A and related to the disclosure of our performance metrics and results. See “2021 Annual Cash Bonus Plan Goals”, “2021 Annual Cash Bonus Payouts”, and “Long-Term Equity Incentives” on pages 59, 60 and 63.
ESG Goals: Continue including ESG goals in executive compensation, and ensure they are quantifiable and positively impact the business.

✓    Included quantifiable safety and DEI goals in our 2021 PRSUs.

✓    In 2022, included quantifiable safety, DEI, driver and courier well-being, and climate change goals in our PRSUs and annual cash bonus plan.

Human Capital Management: Continue focus on DEI, as well as attraction, retention, and well-being of employees.

✓    In both 2021 and 2022, included DEI goals in PRSUs and our annual cash bonus plan.

✓    Amended our Compensation Committee charter to clarify that DEI is under the purview of the Compensation Committee.

Evolution of Our Compensation Program

As noted above, the Compensation Committee evaluated feedback from our stockholders and implemented changes to our compensation program over several years, as part of our evolution that began before our IPO, that we believe respond directly to stockholder input and further align the interests of our executives with those of our stockholders. We have set forth below a summary of the evolution of our executive compensation program to date.

Key Priorities	Key Executive Compensation Actions
Prior to 2019 Founder-Led Private Company in State of Transition

•   Attract experienced CEO and build out a leadership team to navigate the Company through meaningful cultural challenges, support the future trajectory of the business, and prepare for IPO

•   Establish new cultural norms to guide decision-making and unite and define Uber’s culture

•   Negotiated compensation agreements for Mr. Khosrowshahi, CEO (2017) and other members of the leadership team, including Mr. West, CLO (2017); Mr. Chai, CFO (2018); and Ms. Krishnamurthy, CPO (2018)

•   New hire packages for the CEO, CFO, CLO, and CPO included multi-year equity grants to attract and retain experienced executives for a critical period of transformation and align their interests with public company value creation

2019 Preparing for IPO and Becoming a Public Company
• Prepare business for IPO and align the Board of Directors and governance practices with expectations for a public company • Complete successful IPO

•   Restructured Compensation Committee to include members with significant public company experience

•   Established public company compensation practices (e.g., clawback policy, stock ownership guidelines, executive severance plan)

•   Transitioned to annual equity awards for CEO, coinciding with final grant of new hire award commitment entered into pre-IPO

•   Established annual equity awards for other NEOs

•   Expanded use of PRSUs to establish a broader performance-based long-term incentive program and incorporated DEI goals to align with new cultural norms

2022 Proxy Statement       53

Compensation Discussion and Analysis

Key Priorities	Key Executive Compensation Actions
2020 Navigating First Year as a Public Company, Path to Profitability, & COVID-19

•   Drive actions to deliver on stated path to profitability

•   Navigate significant impact of COVID-19 on business

•   Successfully navigate multiple regulatory challenges that could impact business model

•   Respond to stockholder feedback following first public company annual meeting and advance ESG priorities

•   Shifted target compensation for all NEOs toward greater at-risk compensation

•   Strengthened Stock Ownership Guidelines and Clawback Policy

•   Established more formulaic performance metrics and weightings in annual cash bonus plan, a maximum bonus cap of 200% of target, and an 85% threshold level of performance for key financial targets

•   Further aligned incentive program with our cultural norms by adding safety goals, in addition to DEI goals, into PRSUs

•   Retained and stabilized executive leadership team during uncertain COVID-19 environment and aggressive market for experienced leadership by providing long-term awards that align key members of the executive team with long-term value creation for Uber stockholders

2021 Path to Profitability & Continuing to Navigate COVID-19
• Drive toward profitability by the end of 2021 • Continue navigating ongoing impact of COVID-19 • Continue evolving practices to align with maturing public company

•   Expanded PRSUs to entire executive leadership team

•   Moved a majority of PRSU goals to 3 year metrics, and incorporated a 3 year relative TSR modifier

•   Continued to reduce discretion in annual cash bonus plan by tying 60% of goals to formulaic financial metrics, adding more structure around threshold and maximum levels of achievement, and adding measurable individual goals

•   Reevaluated and refined peer group

•   Continued to retain and stabilize executive leadership team during continuing challenging COVID-19 environment and aggressive talent market

•   Amended our Compensation Committee charter to clarify that DEI is under the purview of the Compensation Committee

2022 Sustainable Growth & Profitability While Operating in an Ongoing Pandemic

•   Continue sustainable growth and Adjusted EBITDA profitability

•   Be the best platform for drivers and couriers

•   Continue DEI progress

•   Continue focus on safety

•   Focus on human capital management

•   Retain, stabilize, and motivate executive leadership team

•   Refined performance metrics in annual cash bonus plan and PRSUs to align with current financial and strategic priorities

•   Continued focus on ESG metrics, including safety, DEI, climate change, and driver and courier well-being metrics in our performance-based executive compensation program

•   Focused on human capital management, including improving retention and minimizing attrition of workforce and refreshing our mission and values

•   Continued to retain, stabilize, and motivate executive leadership team by providing long-term awards that align key members of the executive team with long-term value creation for Uber stockholders

Compensation Philosophy, Objectives, & Governance

Philosophy. We operate in rapidly evolving and highly competitive markets worldwide. To succeed in these environments and execute our long-term strategic goals of building our platform and increasing profitability, we believe we must increase the scale of our global network, continue to develop and update our technology, use our product expertise and operational excellence, partner with our employees, platform users, and the cities and communities we serve, and encourage our executives to model and reinforce our mission and values. In order to promote long-term stockholder value creation and link the compensation of our executive officers to these long-term strategic goals and key drivers of our business, the primary focus of our compensation philosophy and program is on the long-term elements of target total compensation.

54       2022 Proxy Statement

Compensation Discussion and Analysis

Objectives and Governance. Our executive compensation program is designed to achieve the following objectives:

The total compensation package for our executive officers consists primarily of a combination of base salary, annual cash bonuses, and long-term equity incentives. We use base salaries to compensate executive officers for their day-to-day responsibilities at levels that we feel are necessary to attract and retain the highest level of executive talent. We place strong emphasis on linking equity compensation and bonuses to achieving company and, as appropriate, individual performance goals. We believe this drives entrepreneurial spirit and incentivizes our executive officers to maximize stockholder value by pursuing strategic opportunities that advance our mission, while embracing our values.

Our Compensation Committee regularly evaluates our executive compensation philosophy, program, and practices as we continue to look for ways to further evolve our compensation program in order to attract, motivate, and retain key employees and executives critical to the ongoing success of our business and the creation of long-term stockholder value, to align pay with performance, and to generate long- term stockholder value. The Committee also focuses tirelessly on responding to evolving pay practices of other leading U.S. publicly-traded companies, particularly those among our peer group, and pay governance trends, and considering the views of our stockholders and the recommendations of our compensation consultants. The market in which we compete is constantly changing and being disrupted, which requires continuous innovation and agility to remain competitive. This is the key reason we believe it is important that the compensation structure we establish provides us an adequate level of flexibility to enable us to incentivize management to adjust priorities and make the strategic decisions that are often necessary for us to succeed in the dynamic market in which we operate.

We have established a number of policies and practices, listed below, to support our compensation philosophy, improve our compensation governance, and drive performance that aligns executives’ and stockholders’ interests.

WHAT WE DO
•	Solicit stockholder feedback on our compensation program and potential enhancements through a robust year-round stockholder engagement program
•	Design our executive compensation program such that a significant portion of our compensation is at risk based on the achievement of measures we believe drive the creation of long- term stockholder value
•	Maintain stock ownership guidelines for our executive officers and directors, including a rigorous 10x base salary requirement for our CEO, and stock retention guidelines
•	Ensure executive accountability through a robust Clawback Policy applicable to certain cash and equity compensation awarded to our executive officers
•	Retain an independent compensation consultant
•	Review our peer group on an annual basis
•	Include ESG performance metrics tied to our mission and values, including DEI and safety measures, which support a strong culture and address the interests of a wide array of stakeholders
WHAT WE DON’T DO
•	Allow hedging of Uber stock by directors or employees
•	Allow pledging of Uber stock by directors or employees for margin loans or similar speculative transactions
•	Sponsor special benefit or retirement plans that are exclusive to the executive team
•	Single-trigger acceleration following a change in control
•	Excessive perquisites
•	Encourage unnecessary and excessive risk taking
•	Provide excise tax (golden parachute) gross-ups
•	Provide supplemental retirement and pension benefits
•	Provide guaranteed bonuses or uncapped incentive award opportunities

2022 Proxy Statement       55

Compensation Discussion and Analysis

Compensation-Setting Process. Our Compensation Committee reviews Uber’s human capital strategies, initiatives, and programs with respect to culture, recruitment, retention, motivation, engagement, and DEI, and oversees and administers our executive compensation program, including determining the overall design of the program, determining the form and amount of compensation to be paid or awarded to each executive officer, reviewing the individual and corporate goals and objectives applicable to the compensation of our executive officers, and reviewing, at least annually, our peer group to determine the competitiveness of executive officer and non-employee director compensation programs.

In setting the form and amount of compensation to be paid to each executive officer, including our CEO, the Compensation Committee reviews the total target compensation for our executive officers and considers developments in compensation practices, governance trends, and the views of our stockholders and the recommendations of our compensation consultants. Our Compensation Committee is provided with competitive data for similarly situated executive officers at companies in our peer group described below, as well as summary information about our executive officers’ total compensation and pay history to use in setting individual compensation elements and in evaluating total compensation levels. Our CEO provides input to the Compensation Committee with respect to the compensation of the NEOs other than himself, and reviews the individual performance of each officer other than himself with the Committee. While our CEO discusses his recommendations for the other NEOs with the Compensation Committee, he does not participate in the deliberations or determination of his own compensation. The Compensation Committee takes our CEO’s input into consideration when determining and approving executive officer compensation (other than the CEO’s compensation) and evaluating individual performance. Our Compensation Committee also oversees our equity-based compensation plans and grants.

Role of Compensation Consultants. In carrying out its responsibilities, our Compensation Committee retains and seeks the advice of compensation consultants that are independent of management. In 2021, the Compensation Committee engaged the services of Semler Brossy Consulting Group, an independent national compensation consulting firm, to advise the Committee regarding the Company’s executive compensation program, how the program compares to peer company compensation practices, and other executive compensation-related matters. In addition, the Compensation Committee engaged Jim Williams, an independent compensation advisor, to generally advise the Committee regarding the Company’s executive compensation practices and overall program design.

Role of Compensation Peer Group. The Compensation Committee regularly reviews the appropriateness of the peer group used for purposes of evaluating executive officer compensation.

In developing the peer group, the Compensation Committee considered a variety of factors, including:

•	Business Dynamics: The peer group includes other U.S.-based publicly traded companies in related industries and prioritizes companies that share similar business dynamics with us. The Compensation Committee reviewed companies from a wide range of industries, including other technology platforms, software, logistics, travel and transportation. The foundation of our platform is our massive network, leading technology, operational excellence, and product expertise. Although we are classified as a Transportation company under Standard and Poor’s Global Industry Classification Standard, we primarily compete with other leading technology companies for expertise that allows us to set the standard for powering movement on-demand, provide platform users with a contextual, intuitive interface, continually evolve features and functionality, and deliver safety and trust.
•	Talent Flows: A primary factor considered was our actual experience in the talent market for executive officers. More than one-third of executives and senior management have come directly from or have been previously employed by our proxy peers. To our knowledge, none of our executives or senior management have been sourced from transportation and logistics companies. Based on our actual experience, we do not believe non-technology companies in industries like transportation and logistics are the appropriate comparators for our business.
•	Size and Scale: Our peer group represents a portfolio of companies, some of which are much smaller than Uber and some much larger, but generally reflects companies with which we aggressively compete for talent. In 2021, we made changes based on shareholder feedback to reduce the weighting on significantly larger peers and to ensure the peer companies are, on balance, appropriately sized and important talent and business competitors. Uber’s revenue and market capitalization were positioned at approximately the median of the resulting peer group.

For 2021, as part of our standard peer group review cycle, and considering stockholder feedback and input from our compensation consultants, the Compensation Committee analyzed our peer group and elected to make the following changes for the purpose of assessing the competitiveness and appropriateness of our 2021 compensation program:

•	removed Apple, Microsoft, LinkedIn, Workday, and Snap based on size and industry focus; and
•	added Visa, VMware, Intuit, Spotify, and DoorDash as technology and consumer-facing companies appropriately sized and are business and talent competitors.

56       2022 Proxy Statement

Compensation Discussion and Analysis

With these changes, the following companies represent the peer group we used in assessing compensation competitiveness for 2021:

2021 Peer Group
Adobe	Expedia	salesforce.com
Airbnb	Facebook	Spotify
Alphabet	Intuit	Square
Amazon.com	Lyft	Tesla
Booking Holdings	Netflix	Twitter
DoorDash	Oracle	Visa
eBay	PayPal	VMware

While the Compensation Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program, the Committee applies its own business judgment and experience to determine individual compensation and does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Our Compensation Committee will continue to work with our Chief Executive Officer and our compensation consultants to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group.

The Compensation Committee supplements the peer group analysis with references, as a touchstone and without specifically benchmarking to any given level, compensation data of broader technology and consumer companies to better understand our broader competitive positioning.

For 2022, as part of our regular peer group review schedule, our compensation consultants conducted an assessment for our Compensation Committee and recommended no changes to our existing peer group for purposes of evaluating executive officer compensation.

2021 Executive Compensation Program Key Components

Our 2021 compensation program consists primarily of base salaries, annual cash incentives, and long-term equity compensation in the form of RSUs and PRSUs. We also provide certain other benefits, as described under the heading “Other Benefits”. In order to promote long-term stockholder value creation and link compensation to the key drivers of our business, our primary focus is on the long-term elements of target total direct compensation. Under our executive compensation program, 94% of Mr. Khosrowshahi’s 2021 target total direct compensation was variable and at risk, and on average, 91% was variable and at risk for our other NEOs.

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Compensation Discussion and Analysis

A summary of our key pay elements and the rationale for each element is set forth in the following table:

Compensation Type	Objectives & Determination Factors
Base Salary

•   Based upon each executive’s skills, experience, and performance, value in the marketplace and criticality of the role, as well as internal pay equity

• Provides fixed source of compensation for day-to-day responsibilities
Annual Cash Bonus

•   Drives achievement of key corporate performance goals

•   Target awards based on competitive marketplace, internal pay equity, and level of experience

•   Actual awards based on individual and company performance

Long-Term Equity Incentives • RSUs • PRSUs

•   PRSUs are designed to encourage our executives to achieve strong goals in key performance metrics selected to drive long-term performance and stockholder value creation

•   RSUs and PRSUs encourage executive retention, and reinforce the need for long-term sustained financial performance

•   RSUs and PRSUs encourage equity ownership, and align the interests of executives and stockholders

•   Equity award size is based on the competitive marketplace, criticality of the role to key performance objectives, internal pay equity, and performance of the executive

Base Salary

We provide base salary as a fixed source of compensation for our executive officers for their day-to-day responsibilities, allowing them a degree of certainty in the face of having a substantial percentage of their compensation at risk in the form of equity awards and bonuses contingent on the achievement of specific performance objectives. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that, in certain circumstances, can help attract and retain the highest level of talented and experienced executive officers.

Based upon a number of factors, including each executive’s skills, experience, performance, value in the marketplace and criticality of the role, internal pay equity, negotiated level of base salary and target bonus at the time the executive joined Uber, and competitive market data, in connection with our annual performance reviews in March of 2021, we determined it was appropriate to increase Ms. Krishnamurthy’s base salary and target bonus by 9%, while retaining 2020 base salary and target bonus levels for the remaining NEOs.

The table below reflects the base salary at the rate in effect for each NEO as of the end of 2021.

Name	2021 Base Salary	2020 Base Salary		% Change from 2020
Dara Khosrowshahi	$1,000,000	$1,000,000	(1)	0%
Nelson Chai	$800,000	$800,000		0%
Jill Hazelbaker	$800,000	$800,000		0%
Tony West	$800,000	$800,000		0%
Nikki Krishnamurthy	$600,000	$550,000		9%
(1)	Mr. Khosrowshahi waived his base salary (less the portion needed to fund his health and welfare benefit program elections) for the period beginning May 1, 2020 and ending on December 31, 2020. As a result, Mr. Khosrowshahi’s base salary paid for the 2020 year was $336,598.

Annual Cash Bonus

Our executive annual cash bonus plan creates a direct relationship between individual bonus amounts and key business performance metrics of the company that align with the interests of our stakeholders. Each year, the Compensation Committee establishes a target bonus amount for each NEO, determined as a percentage of base salary. The actual bonuses earned by each NEO are conditioned upon the achievement of certain company-wide performance goals established by the Compensation Committee and may also be conditioned upon the achievement of individual performance goals, which may differ for each NEO. Following the close of the fiscal year, the Compensation Committee conducts a comprehensive review of the level of attainment of the company-wide performance goals and each NEO’s individual performance, and determines the amount of bonus earned by each NEO.

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Compensation Discussion and Analysis

The table below details the target annual cash bonus opportunity for each NEO for 2021:

Name	2021 Target Bonus	2020 Target Bonus	% Change from 2020
Dara Khosrowshahi	$2,000,000	$2,000,000	0%
Nelson Chai	$800,000	$800,000	0%
Jill Hazelbaker	$800,000	$800,000	0%
Tony West	$800,000	$800,000	0%
Nikki Krishnamurthy	$600,000	$550,000	9%

2021 Annual Cash Bonus Plan Goals

In 2021, we continued to evolve the structure of our annual cash bonus plan, taking into account stockholder feedback received in 2020. The Compensation Committee believes the new plan design and chosen measures and weighting are responsive to our stockholders, and appropriate to incentivize achievement of certain long-term corporate goals that we believe further our long-term strategic and overall profitability goals. Additionally, the Compensation Committee established individual performance goals for our NEOs and retained the flexibility to adjust the bonus payable to each NEO based on individual performance (with a maximum bonus payable to each NEO capped at 200% of target), which the Compensation Committee believes will provide a structure for recognizing individual achievement and holding each NEO accountable for his or her personal performance. Below is a high level summary of the structure of our 2021 annual cash bonus plan:

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Compensation Discussion and Analysis

2021 Annual Cash Bonus Payouts

Based on the Compensation Committee’s evaluation of our overall fiscal 2021 performance against the metrics established at the beginning of the 2021 year, as highlighted above and described in detail below, the annual cash bonus payout for each NEO was as set forth in the table below. The Committee determined that the Company Goals component of the annual cash bonus paid out at 120% based on the level of achievement against the Company Goals pre-set at the beginning of 2021 (as described in further detail below). While the level of achievement of the Company Goals component of the annual cash bonus is measured based on pre-set, formulaic metrics and does not allow for any discretionary adjustments by the Compensation Committee, the Compensation Committee may adjust the final payout of the annual cash bonus on the basis of individual performance. Although the Compensation Committee recognized the exemplary performance of each NEO over the course of the year, as measured against the NEOs’ pre-set individual performance metrics (as discussed in detail below), it also recognized that 2021 was a challenging year due to the continuing impact of the COVID-19 pandemic. Taking this into account, it determined that it was appropriate to not provide an upward adjustment on the basis of individual performance for most of the NEOs in order to further align the interests of our NEOs with the interests of our stockholders. Below sets forth the final bonus payouts for 2021 for each NEO:

Name	Target Incentive	Company Performance %	Individual Performance %	Final Payout %	FY21 Incentive Payout
Dara Khosrowshahi	$2,000,000	120%	100%	120%	$2,400,000
Nelson Chai	$800,000	120%	100%	120%	$960,000
Jill Hazelbaker	$800,000	120%	100%	120%	$960,000
Tony West	$800,000	120%	125%	150%	$1,200,000
Nikki Krishnamurthy	$600,000	120%	100%	120%	$720,000

2021 Annual Cash Bonus Plan Achievement - Company Goals

The table below summarizes each component of the company goals for our 2021 annual cash bonus plan and the level of achievement assigned to each component by the Compensation Committee.

2021 Financial Goals (60%)	Metric	Threshold 50%	Target 100%	Maximum 200%	2021 Results	Formulaic Score	Metric Weight	Weighted Score
	Gross Bookings	$77.5B	$88.0B	$93.9B	$90.4B	141%	20%	28%
	Adj. EBITDA	($1,610M)	($806M)	($471M)	($774M)	109%	40%	44%

Strategic & Operational Priorities (40%)	Priorities
	• Sprint to profitability: Positive Adj. EBITDA by Q4 2021				Exceeded	150%	10%	15%
	• Maintain or gain category position (CP) for Delivery and Mobility globally: Maintain or gain CP in top countries				Exceeded	150%	10%	15%
	• Build robust membership program across Mobility and Delivery: Increase membership				Partially Met	75%	10%	8%
	• Progress on Regulatory Front: Champion IC+ model with key US & Global wins				Met	100%	10%	10%
					2021 Payout % (before modifier)			120%

Financial Goals (60% Weighting)
✓ Gross Bookings. We beat our Gross Bookings targets for 2021, which grew 56% YoY. Our Mobility business continues to recover globally from the effects of COVID-19 and our Delivery business continues at a healthy run rate.
✓ Adjusted EBITDA. We beat our Adjusted EBITDA targets despite investing aggressively to jumpstart drivers returning to our platform in Q2, particularly in the U.S.

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Compensation Discussion and Analysis

Strategic & Operational Priorities (40% Weighting)

At the beginning of 2021, the Compensation Committee established four key strategic and operational priorities identified and described in the table above that we believe furthered our long-term strategy. These strategic and operational priorities were a mix of quantitative and qualitative goals and were each equally weighted (i.e., 10%), accounting for 40% of the overall bonus. Uber has always been a company that embraces change and flexibility in order to respond to evolving market conditions and opportunities, as well as a company that values and encourages problem-solving and speed. We believe that the balance of quantitative and qualitative goals provides a comprehensive and robust system for the measurement of our NEOs’ performance, while enabling the Company to embrace the pace of change and the importance of innovation and agility in the market in which we operate.

Performance against each of the strategic and operational priorities was assessed at the end of the year and is described below:

✓     Sprint to Profitability. We achieved Adjusted EBITDA profitability of $8 million for Q3, ahead of schedule, and achieved Adjusted EBITDA profitability of $86M for Q4.

✓      Maintain or gain category position (CP)(1) for Delivery and Mobility globally. Our Mobility business maintained CP in a number of our key markets, including in the US where CP improved nearly 4 percentage points YoY. Our delivery business also maintained CP in several of our top Uber Eats markets, including in the US where we expanded our CP by 1.5 percentage points YoY.

✓ / × Build robust membership program across Mobility and Delivery. While we fell short of hitting our internal target, we increased coverage in markets where our membership program is active by 5 percentage points YoY. Additionally, in November we announced the launch of Uber One, a brand new membership program that brings together the best of Uber rides, delivery, and grocery.

✓      Progress on Regulatory Front. We continued to engage with regulators around the globe and advance our vision of an IC+ model for platform work that provides independent contractors with flexible, fair, and transparent earning opportunities when they want it, and protection and benefits when they need it. We also proactively moved to treat drivers as “workers” in the UK and succeeded in establishing an IC+ model in Greece in 2021, as well as Chile in early 2022. Additionally, in California, we implemented Proposition 22, providing a minimum earnings guarantee, a health insurance subsidy, and other protections for independent contractors.

(1)	Category position is based on internal estimates based on our billings and estimated billings of other ridesharing platforms and/or food delivery platforms as of the last week of the applicable period. Billings represents the sum of the amounts billed to the consumer, as listed on the receipt after discounts and credits.

2021 Annual Cash Bonus Plan Achievement - Individual Modifier

The table below summarizes the individual performance of each NEO utilized by the Compensation Committee in determining the Individual Modifiers.

Dara Khosrowshahi
Regulatory progress

•   Continued to advance Uber’s vision of IC+ and engaged with regulators around the globe

•   Successfully moved to treat drivers as “workers” in the UK

•   Implemented Proposition 22 in California

•   Implemented IC+ model in Greece

Execute on constructive M&A and integration	• Achieved core objectives through several acquisitions to support the continued growth of our businesses (e.g., Cornershop, Drizly, Transplace)
Improve engineering fundamentals	• Achieved target outcomes for improving engineering fundamentals
Establish cultural foundations	• Rolled out Uber’s new mission and values to reinforce Uber’s cultural foundations and solidify the Company we are and want to be
Progress on racial equity commitments	• Implemented and mobilized Uber’s RELC to ensure accountability and to operationalize our DEI commitments (for more details on the DEI commitments and progress, see page 17)

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Compensation Discussion and Analysis

Nelson Chai
Achieve full year under SOX	• Successfully completed SOX audit to support the Company’s 10-K filing • Implemented financial control enhancements and efficiencies to bolster strong governance structure
Deliver on cost savings and efficiency	• Improved total costs and expenses by 22 percentage points, to 122% of revenue from 2020
Execute on constructive M&A and integration	• Achieved core objectives as we completed strategic acquisitions in key businesses (e.g. Cornershop, Drizly and Transplace) and executed critical capital markets transactions (e.g., monetization of portions of our minority ownership stakes in Didi and our Yandex JV, Uber Freight Financing and $1.5 billion offering of 2029 Senior Notes)
Progress on racial equity commitments	• Active member of Uber’s RELC and Executive Sponsor to double supplier spend with black owned minority business enterprises, which was completed and surpassed goal by increasing spend 600%
Jill Hazelbaker
Rebuild and improve the Uber brand	• Achieved and exceeded targets in increasing and stabilizing U.S. driver and rider favorability • Made progress towards improving and stabilizing the Uber Delivery brand consideration globally
Deliver new users and increase engagement	• Delivered new users and increased engagement through successful performance marketing
Regulatory progress

•   Advanced Uber’s vision of IC+ and engaged with regulators around the globe

•   Successfully moved to treat drivers as “workers” in the U.K.

•   Implemented Proposition 22 in California

•   Implemented IC+ model in Greece

Remain safety industry leader	• Made progress on Uber’s Safety Report, with expected publication in 2022
Progress on racial equity commitments	• Active member of Uber’s RELC and assisted in the achievement of the $1M Pledge for Criminal Justice Reform
Tony West
Reduce Company risk profile

•   Led strategic, cross-functional approach successfully protecting the personal information and identities of sexual assault survivors in response to demands from California’s rideshare regulator, the California Department of Public Utilities (CPUC), for information triggered by our Safety Report, successfully negotiating CPUC’s proposed $59 million fine down to $150,000 and contributing toward the creation of industry-wide safety and transparency standards and victim support

•   Led key initiatives to manage legal and compliance risk, including implementing transaction monitoring to identify and investigate higher risk transactions to mitigate corruption risk and improving processes for onboarding drivers and couriers

•   Conducted independent cybersecurity maturity assessment to identify top risks for Uber and all acquired companies and ensure policies meet modern day best practices in the industry

•   Consistently engaged with state attorneys general and other regulators to prevent or mitigate regulatory action

Regulatory progress

•   Advanced Uber’s vision of IC+ and engaged with regulators around the globe

•   Successfully moved to treat drivers as “workers” in the U.K.

•   Implemented Proposition 22 in California

•   Implemented IC+ model in Greece

Remain safety industry leader	• Made progress on Uber’s Safety Report, with expected publication in 2022

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Compensation Discussion and Analysis

Execute on constructive M&A and integration

•   Achieved core objectives through divestitures and acquisitions, as well as executed critical deals in capital markets (e.g., monetization of portions of our minority ownership stakes in Didi and our Yandex JV, acquisition of Transplace, $1.5 billion offering of 2029 Senior Notes)

Progress on racial equity commitments	• Active member of Uber’s RELC and led the legal department in significantly contributing to all RELC commitments, including supporting the Pay Equity, Full Stop commitment to ensure that pay outcomes are fair and consistent across racial and gender demographics
Nikki Krishnamurthy
Establish cultural foundations	• Led the roll out and implementation of Uber’s new mission and values to reinforce Uber’s cultural foundations and solidify the company we are and want to be
Improve employee retention

•   Expanded Uber’s workforce to support the growth of the business

•   Retained employees despite global attrition trends across all industries by creating an evolved hybrid work approach to provide more flexibility to employees, rolling out initiatives to create “focus time,” changing stock vesting schedules to attract top talent in the industry, and implementing targeted retention programs

Progress on racial equity commitments

•   Active member of Uber’s RELC and Executive Sponsor to Uber’s Pay Equity, Full Stop commitment to ensure that pay outcomes are fair and consistent across racial and gender demographics

•   Prepared and launched Advancing Anti-Racism Training for People Managers

•   Furthered commitment on Transparency on our Progress by supporting publication of our 2021 People & Culture Report

Long-Term Equity Incentives

In 2021, we continued to use equity incentives as a key component of our total compensation package for our NEOs. Consistent with our compensation objectives, we believe this approach allows us to attract and retain the highest level of talented and experienced executive officers, aligns our executive officer incentives with the long-term interests of our company and our stockholders, and focuses our executive officers on achieving our strategic goals and furthering our mission. Early in the year, the Compensation Committee reviews and approves annual equity awards for our NEOs, and awards are granted in March.

In determining the form, size, frequency, and material terms of NEO equity awards, our Compensation Committee customarily considers, among other factors, each executive officer’s role criticality relative to others at our company and the Company’s major strategic initiatives, company and individual performance, the equity awards provided to executive officers in similar roles of our peer companies, any outstanding contractual obligations to award equity to an executive officer, and the determination of our Compensation Committee, Chief Executive Officer, and compensation consultants of the essential need to retain these executive officers.

As discussed in depth under the heading “Say-on-Pay Results and Stockholder Engagement”, we are continuously taking steps to transform our compensation program from the program that was developed when we were a founder-led private company into a program more suitable for a market-leading public company, intended to achieve alignment between our long-term strategic goals and our stockholders’ interests, and grounded in our pay for performance philosophy and our mission and values. We first introduced performance-based equity awards into our compensation program in 2017 and have continued to evolve our performance-based equity awards since then. In 2019 and 2020 we expanded the group of executives receiving PRSUs, added metrics measuring DEI and our safety record, and refined some of the technical terms of our PRSU awards. In 2021, we expanded the breadth of our PRSU program to include all NEOs and increased the number and weighting of 3-year metrics. Half of the annual equity awards to our CEO and CFO are in the form of PRSUs, which ties them directly to key financial and operational priorities. We extended the PRSUs to other NEOs as well to create alignment across the executive team. We established their weighting at one-third of the annual equity awards after a review of our peer practices and in response to our direct experience in the current highly competitive talent market. We will continue to monitor the equity mix in the future to ensure it appropriately balances incentives, alignment, and retention.

The following are the outstanding PRSU award cycles as of December 31, 2021, illustrating the step-by-step transformation of our PRSU program. As described below, there are some technical differences between awards granted in the various years, reflecting the evolution of our program, although the 2019 and 2020 awards share “Key Financial Target” metrics set in 2020 and 2021 as described and illustrated under the heading “2019 and 2020 PRSUs - 2021 Key Financial Targets and Results.”

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Compensation Discussion and Analysis

Grant Year	Participating NEOs	Performance Period	Performance Metrics
2021	Mr. Khosrowshahi Mr. Chai Ms. Hazelbaker Mr. West Ms. Krishnamurthy	2021-2023	• Annual EBITDA Margin (13.3% for each of 2021, 2022, 2023) • Revenue Growth (40%) • DEI (10%) • Safety Improvement (10%) • Relative TSR Modifier
2020	Mr. Khosrowshahi Mr. West Ms. Krishnamurthy	2020-2022	• Annual Key Financial Targets (25% for each of 2020, 2021, 2022) o Gross Bookings o Mobility & Delivery Segment Adj. EBITDA o Adjusted EBITDA • DEI (12.5%) • Safety Improvement (12.5%)
2019	Mr. Khosrowshahi Mr. West Ms. Krishnamurthy	2019-2021	• Annual Key Financial Targets (25% for each of 2019, 2020, 2021) o Gross Bookings o Mobility & Delivery Segment Adj. EBITDA* o Adjusted EBITDA • DEI (25%)
*	This metric was previously named Core Platform Contribution. In the third quarter of 2019, we changed the presentation of our reportable segments and separated our Mobility (formerly called “Rides”) and Delivery (formerly called “Eats”) segments and renamed “Contribution” to “Segment Adjusted EBITDA”. The previously reported Core Platform Contribution equals the sum of the Adjusted EBITDA results of the separate Mobility and Delivery segments.

Information regarding prior years’ stock option grants to Messrs. Khosrowshahi, Chai, and West, and Ms. Krishnamurthy containing performance based vesting conditions is contained in the table “Outstanding Equity Awards as of December 31, 2021”.

RSUs

Time-based RSUs are granted to NEOs to incentivize executives to build value in the Company over time and align equity ownership with our stockholders, while continuing to provide value to our NEOs during periods of market volatility. Our RSUs typically vest over four years.

PRSUs

Performance-based RSUs are granted to certain NEOs to drive the achievement of key financial, operational, and strategic objectives, which aligns the interests of our executives and stockholders. PRSUs vest based on the achievement of specified targets at the end of the three- year performance period.

Stock Option Grants

Stock options were granted in prior years to certain executive officers to align their interests with those of our stockholders and as an incentive to join or remain with us. We did not grant any stock options in 2021 as our compensation program has evolved to focus on RSUs and PRSUs. The Compensation Committee gradually made that change for a number of reasons, including reducing the dilutive effect of the incentive equity awards made to management, making our equity compensation practices competitive with our peer group, and providing additional retention incentives. We may choose to grant stock options in future years as compensation trends continue to evolve, and as necessary to attract and retain our executive officers.

2021 Equity Awards

In 2021, our Compensation Committee granted a combination of RSUs and PRSUs to our NEOs. Our PRSU awards are subject to the structure described below and vest at the end of a three-year period. Our RSUs granted in 2021 to our NEOs other than Mr. Khosrowshahi vest over four years, with the first tranche vesting after one year, and monthly thereafter. RSUs granted in 2021 to Mr. Khosrowshahi vest 25% per year over four years, providing additional retentive value through annual cliff vesting.

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Compensation Discussion and Analysis

The total equity grants awarded to our NEOs in 2021 consisted of the following:

Name	Annual RSUs(1)	Annual PRSUs(2)	Total Equity
Dara Khosrowshahi	$ 7,000,000	$ 7,000,000	$ 14,000,000
Nelson Chai	$ 3,000,000	$ 3,000,000	$ 6,000,000
Jill Hazelbaker	$ 4,690,000	$ 2,310,000	$ 7,000,000
Tony West	$ 3,350,000	$ 1,650,000	$ 5,000,000
Nikki Krishnamurthy	$ 6,365,000	$ 3,135,000	$ 9,500,000
(1)	The dollar amounts listed in the table above for fiscal year 2021 PRSUs will not match the amounts in the Stock Awards column of the Summary Compensation Table or the Grants of Plan-Based Awards table. Because the accounting grant date of a PRSU occurs when the performance targets are approved and the terms of the grant become certain, and the key financial targets under our PRSUs are established annually, stock awards listed in the Summary Compensation Table and Grants of Plan Based Awards Table include portions of current and prior year performance-based equity awards, as described in more detail in note two to the Summary Compensation Table. In addition, the dollar amounts listed in the table above for 2021 RSUs will not match the amounts in the Stock Awards column of the Summary Compensation Table or the Grants of Plan-Based Awards Table because the number of shares subject to an award is determined based on the thirty day average stock price for the month immediately preceding the month of grant, whereas the grant date fair value reported in those tables is based on the stock price on the grant date.
(2)	The PRSUs vest in full following the end of the three-year performance period, with the number of shares earned determined based on performance against established goals, 60% of which are measured at the completion of the three-year period, with the remaining 40% measured based on certain metrics for each year in the three-year period.

2021 PRSUs - Metrics, Weights, and Results

In 2021, we continued the structural evolution of our long-term equity incentive program, incorporating stockholder feedback we received in 2020, and made the following changes:

•	Expanded the breadth of our PRSU program to include all NEOs, providing at least 33% of the annual equity awards made to our NEOs in the form of PRSUs (50% in the case of our CEO and CFO)
•	Used different metrics in our PRSU program than those used under our annual cash bonus plan and included a relative metric (i.e., rTSR)
•	Increased the number and weighting of 3-year metrics to 60% of the award, further modified by a 3-year rTSR modifier

Below is a high-level summary of the structure of our 2021 PRSU program:

In addition to EBITDA margin and revenue growth, we included ESG metrics, including DEI and safety improvement goals, in our 2021 PRSUs because we believe these goals are key to our strategic initiatives and growth. We also added a relative total shareholder return modifier to further align the interests of our executives to those of our stockholders.

•	Diversity, Equity, and Inclusion. Building diversity in the workforce is a key priority for the company. The DEI key performance indicators we established consisted of growing the percentage of women at Uber’s manager level and above to 35% and growing the percentage of U.S. underrepresented minority employees at the senior analyst level and above to 14% over the 3 year performance period, as further detailed in our 2021 People and Culture Report.

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Compensation Discussion and Analysis

•	Safety Improvement. We strive to be the safest and most trusted choice for the movement of people and things. Our goal is to continually raise the bar on safety, and we have made significant investments in safety technology and transparency. As a result, we determined that the achievement of certain safety goals, including reductions in U.S. motor vehicle fatalities and critical sexual assaults, was an appropriate addition to the 2021 PRSUs. These metrics are further defined in our US Safety Report.
•	Relative TSR. In order to further align the interests of our executives to those of our stockholders and to tie the long-term compensation of our executives to our long-term financial success, we added an rTSR modifier to the metrics of our long-term incentive compensation awards. The rTSR modifier compares the 3-year annualized TSR of the company, calculated by using the average stock price for the month immediately preceding the beginning of the performance period and average stock price for the month ending the performance period, against the TSR of the companies included in the S&P 500 over the same three year period. We use the S&P 500 as the comparator for our rTSR modifier as opposed to, for example, our peer group or a technology-focused comparator group (which may experience different levels of volatility in returns compared to the broader market) because it is a robust collection of companies that we believe provides a stable and appropriately representative point of comparison for our company’s returns. The rTSR modifier ensures that the payout of our PRSUs is appropriately calibrated based on whether our TSR is comparable to or better than the companies in the S&P 500. The table below sets forth the mechanics of the rTSR modifier.
Multiplier(1)	Percentile	Performance Level
0.7X	At or below 25th percentile	Below Target(2)
1.0X	50th percentile	Target(3)
1.3X	At or above 75th percentile	Maximum(4)
(1)	Multipliers in between values shown are linearly interpolated.
(2)	If TSR is in the 0-25th percentile, the applicable rTSR modifier will always be 0.7X, and could result in an ultimate payout of less than 50% of the PRSU target, due to such modification.
(3)	If absolute TSR is negative over the three-year period and rTSR is greater than the 50th percentile, the upward modifier is capped at 1.0X, which provides incentive to outperform comparators, but safeguards against upward modification if stockholders have not had positive returns.
(4)	The rTSR modifier will never adjust the performance results above 150% (the overall cap of our 2021 PRSUs).

Below reflects the actual achievement of the annual EBITDA Margin target for the 2021 portion of the 2021 PRSUs. No shares are forfeited until the completion of the 3-year performance cycle.

2021 Key Financial Targets	Weighting	Goal	2021 Results	% Achieved
EBITDA Margin	13.3%	(4.5%)	(4.4%)	102%

2019 and 2020 PRSUs - 2021 Key Financial Targets and Results

The Compensation Committee approved the following key financial targets for (i) year 3 of the 2019 PRSUs, and (ii) year 2 of the 2020 PRSUs.

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Compensation Discussion and Analysis

Below reflects the actual achievement of the annual Key Financial Targets for the 2021 portion of the 2019 and 2020 PRSUs. Final payout of the 2019 PRSUs is discussed below. For the 2020 PRSUs, no shares are forfeited based on the performance on the 2021 portion of the 2020 PRSUs (differentiated from the 2019 PRSUs) until the completion of the 3-year performance cycle, at which time not more than 100% of the shares will vest.

2021 Key Financial Targets	Weighting	Goal	2021 Results	% Achieved
Gross Bookings	8.33%	$88.0B	$90.4B	100%
Mobility & Delivery Segment Adj. EBITDA	8.33%	$1,671M	$1,248M	62%
Adjusted EBITDA	8.33%	($806M)	($774M)	100%

2019 PRSUs-Payouts

Final payout of the 2019 PRSUs, which vest on March 16, 2022 subject to achievement, is set forth below. Results disclosed below reflect the level of achievement of the key financial performance metrics for each of FY19-FY21 and the level of achievement of our DEI performance metrics over the three-year performance period. The overall achievement of our 2019 PRSU awards also reflects the forfeiture of the fiscal 2020 portion of the 2019 PRSU awards (25% of the 2019 PRSU award), as the Compensation Committee chose not to adjust the originally established 2020 goals for our 2019 PRSU awards, despite the unexpected impact of COVID-19 on performance in 2020.

2019-2021 Performance Measure	Weighting	% Achieved	% Weighted	Total Overall Payout
2019 Key Financial Targets	25%	84%	21%	60%
2020 Key Financial Targets	25%	0%	0%
2021 Key Financial Targets	25%	87%	22%
DEI	25%	69%	17%

Based on these performance results, final payout of the 2019 PRSUs is set forth below.

FY19-FY21 Award	# of PRSUs Granted	# of PRSUs Forfeited	# of PRSUs Vested
Dara Khosrowshahi	146,990	58,604	88,386
Tony West	29,398	11,720	17,678
Nikki Krishnamurthy	35,278	14,065	21,213

2018 Valuation-Based PRSUs-Payouts

Partial payout of the 2018 valuation-based PRSUs, which were granted to Mr. Chai and Ms. Krishnamurthy in 2018, vested on October 1, 2021 and September 10, 2021, respectively, upon our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $100 billion, as set forth below. The remaining outstanding 2018 valuation-based PRSUs granted to Mr. Chai and Ms. Krishnamurthy will vest, subject to their continued employment through September 10, 2022 and October 1, 2022, respectively, upon the achievement of a 90 consecutive day trading period of a fully-diluted equity value of $120 billion within 7 years from the date of grant.

2018 Valuation-Based Award	# of PRSUs Granted	# of PRSUs Remaining	# of PRSUs Vested
Nelson Chai	246,305	123,152	123,153
Nikki Krishnamurthy	48,995	24,498	24,497

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Compensation Discussion and Analysis

Other Benefits

Employment Agreements and Post-Employment Compensation. We understand that it is possible that we may be involved in a transaction or business change or reorganization, including a change in control, that could result in the departure of some of our executive officers. To encourage our executive officers to continue normal business operations, remain dedicated to innovating and exploring potential business combinations that may not be in their personal best interests, and maintain a balanced perspective in making overall business decisions during potentially uncertain periods, we adopted our Executive Severance Plan, as described and quantified under the heading “Potential Payments Upon Termination or Change in Control”. We believe our Executive Severance Plan supports our executive officers in making “big bold bets” on transactions that maximize stockholder value, even though they may result in the termination of an executive officer’s employment. We believe the size and terms of these benefits appropriately balance the costs and benefits to our stockholders. We also believe these benefits are consistent with the benefits offered by companies with whom we compete for talent, and accordingly allow us to recruit and retain the highest level of talented and experienced executive officers.

The employment agreements we have entered into with each NEO also serve as participation agreements for our Executive Severance Plan. Each employment agreement generally has no specific term and provides for at-will employment. The employment agreements also set forth each NEO’s initial base salary, eligibility for an annual cash incentive opportunity, certain employee benefits, the terms of certain equity grants, and certain grandfathered severance commitments, as described and quantified under the heading “Potential Payments Upon Termination or Change in Control”.

Security. Because of the high visibility of our company, our Board of Directors has authorized a security program for the protection of our most senior executives based on ongoing assessments of risk, as well as actual and credible threats made against our executive officers. We require these security measures for our benefit because of the importance of these executives to Uber, and we believe the costs of our security program are necessary and appropriate business expenses since they arise from the nature of the executives’ employment at Uber. Our Board of Directors regularly evaluates and approves the cost and components of our security program, based on comparative data regarding the cost and scope of security programs established by companies in the San Francisco Bay Area both within and outside of our peer group and professional assessments of safety threats made against our executive officers. Since the implementation of our overall security program, each of these assessments has identified actual and credible threats to Mr. Khosrowshahi’s safety as a result of the high-profile nature of being our CEO.

Our security program consists of business-related and personal security services, including certified protection officers, and secure meeting spaces and lodging for our executive officers, and the charter aircraft travel described below, as our security team deems necessary and appropriate. In addition, we provide residential security and commuting and other personal transportation services to Mr. Khosrowshahi as our CEO. In 2021 we provided residential security staff, technology equipment, and services to Mr. Khosrowshahi at his home that were intended to duplicate, as best as possible, those services that would have been provided to him at our corporate headquarters, in order to make his home secure and functional as his primary workplace, to comply with local stay at home orders in effect as a result of the COVID-19 pandemic, and based on our assessment of the credibility of threats that were made against Mr. Khosrowshahi.

In connection with our efforts to achieve profitability and in response to stockholder feedback regarding expenditures on executive perquisites, in 2021 we continued streamlining our security program and security department staffing, which resulted in approximately $1 million in annual cost savings.

Although we view the security services provided to certain of our NEOs as necessary and appropriate business expenses, we reported the aggregate incremental cost of certain of these services in the “All Other Compensation” column of the Summary Compensation Table.

Air Travel. In order to provide a more secure air traveling environment, we provide charter aircraft services for business purposes for certain executive travel. In November 2021, we adopted our Private Airplane Use Policy which provides that our CEO and our other NEOs, subject to need based on a security risk assessment, may utilize charter aircraft for business purposes and limited personal travel, subject to availability, provided that for any personal travel the NEOs directly pay or reimburse us for the greater of (i) the aggregate incremental cost of the flight, or (ii) the imputed fringe benefit income value of any personal use. The incremental cost charged to our NEOs for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, customs fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone and wi-fi usage, trip-related hangar rent and parking costs, plane repositioning costs, de-icing fees, pet fees and other miscellaneous expenses. We do not seek reimbursement of costs such as management fees, lease or subscription payments, banked hours, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are already incurred for business purposes. Guests and family members are permitted to accompany an eligible NEO on the charter aircraft for personal travel or when the aircraft is already going to a specific destination for a business purpose, subject to these reimbursement rules.

Relocation Assistance. We believe that the best ideas can come from anywhere. To enable us to attract the highest level of talented and experienced executive officers, certain of our executive officers are eligible to receive or have received relocation assistance when necessary or appropriate, including travel, commuting, and temporary housing costs and reimbursement of moving costs. We also generally offer a tax gross-up to employees, including our executive officers, for these payments. There were no relocation expenses incurred for NEOs in 2021.

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Compensation Discussion and Analysis

Employee Benefits. We provide health, dental, vision, life, and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible U.S. employees. Our executive officers may also participate in our broad-based 401(k) plan, which currently does not include a company match or discretionary contribution. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining the highest level of talented and experienced executive officers.

Other Compensation Matters

Diversity and Inclusion and Internal Pay Equity

The Compensation Committee recognizes the strategic importance of a workforce that celebrates, supports, and invests in equality, diversity, and inclusion. Accordingly, the Compensation Committee considers company-wide internal pay equity and diversity, among other factors, when making compensation decisions and includes diversity, equity, and inclusion metrics in the annual cash bonus program for and PRSUs awarded to our NEOs. We have made 14 commitments towards eliminating racism from our platform, building equitable products with our technology, and doubling down on equity and belonging both internally and in the communities we serve. Those commitments include:

Pay equity, full stop. Four years ago, we analyzed our salary data and made adjustments to achieve pay equity on the basis of race and gender. We will continue to focus on maintaining this important measure of pay equity going forward. In 2021, women at Uber globally earned $1.00 for every $1.00 (total cash) earned by men performing similar job functions. In that same time period in the U.S., in aggregate, employees from underrepresented racial backgrounds earned $1.00 for every $1.00 (total cash) earned by non- underrepresented peers at the same job level.

Double Black representation in leadership. We plan to double Black representation in leadership by 2025 through pipeline development and hiring. We define leadership as those with Director titles and above, representing the 5 most senior levels at Uber.

Double the talent pipeline. We are creating pathways for drivers and couriers and Uber customer support staff, many of whom are people of color, to advance their careers. We aim to double the pipeline of people who want to pursue corporate or other opportunities with Uber by 2025.

While we have made progress in places like pay equity, increasing diversity among leadership and growing the global population of women in tech, we still have work to do. We will continue to analyze pay equity and diversity among leadership regularly and enhance our programs in order to achieve the goals set forth above.

Compensation Risk Assessment

As part of our annual compensation-related risk review, we conducted an analysis to determine whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company in light of our overall business, strategy, and objectives. Management, in concert with the

Compensation Committee, reviews and evaluates both cash and equity incentive plans across executive and non-executive employee populations, as well as other compensation-related policies to which our employees are subject.

The process of our assessment is two-pronged and evaluates both (i) material enterprise risks related to our business that may be exacerbated by compensation policies and practices and (ii) the potential risks arising from attributes in our compensation practices, performance criteria, payout curves and leverage, pay mix, and verification of performance results.

After reviewing the results of the analysis, the Compensation Committee and management believe our current compensation policies and practices (i) balance an appropriate risk and reward profile in relation to our overall business strategy and (ii) do not encourage our employees, including our executive officers, to take excessive or inappropriate risks that would have a material adverse effect on the Company.

Stock Ownership Guidelines

In order to align our directors’ and executive officers’ interests with those of our stockholders, we adopted stock ownership guidelines that became effective upon the closing of our IPO. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Uber stock valued at ten times their annual cash retainer and our executive officers are expected to hold Uber stock valued at a multiple of three times (ten times for our CEO) their annual base salaries as of the applicable measurement date.

Our guidelines also include a stock retention requirement during the phase-in period of our stock ownership guidelines. The retention guidelines provide that any executive officer who does not satisfy the stock ownership guidelines as of an annual measurement date must thereafter retain 50% of all vested shares acquired by the executive officer pursuant to any equity award (net of shares sold or withheld to pay the applicable exercise price and/or taxes) until such time as the executive officer satisfies the stock ownership guidelines. Satisfaction of this requirement is measured as of any subsequent date on which the executive officer wishes to dispose of the acquired shares.

2022 Proxy Statement       69

Compensation Discussion and Analysis

Prohibition on Hedging and Pledging Shares

Our insider trading policy provides that company employees and directors may not engage in derivative transactions involving the company’s securities. Our insider trading policy further prohibits company employees and directors from hedging or lending company securities in any transaction, including by entering into any short sales, swaps, options, puts, calls, forward contracts, or any other similar derivatives transaction. Finally, we do not let our directors or employees pledge their securities for margin loans or any other speculative transactions.

Clawback Policy

Under our Clawback Policy, our Board of Directors may seek to recover equity compensation awarded after March 28, 2019 and cash severance and incentive-based compensation awarded after October 26, 2020 from an executive officer in connection with a material breach by such executive officer of restrictive covenants in agreements between us and the officer, accounting restatements as a result of material non-compliance with any financial reporting requirement, or as a result of the officer’s misconduct that harms the business or reputation of the company.

Tax and Accounting Considerations

Deductibility of executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) denies a publicly- traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, its chief executive officer, chief financial officer, the next three most highly compensated executive officers included in the Summary Compensation Table of our proxy statement, and certain former executive officers. The regulations under Section 162(m) provide us, as a newer publicly traded company, transition relief from the $1 million deduction limitation for compensation paid pursuant to plans or agreements that existed during the period prior to our IPO. That exemption may be relied upon until the earliest to occur of (i) the expiration or material modification of the plan or agreement, (ii) the issuance of all of our stock that has been allocated under the applicable plan, and (iii) our first stockholders meeting at which directors are elected in the year 2023. As a result, all compensation in excess of $1 million paid to each covered executive will not be deductible unless the compensation qualifies for the IPO transition relief. Because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the scope of the IPO transition relief, no assurance can be given that compensation intended to satisfy the transition relief from the Section 162(m) deduction limit will, in fact, satisfy the exception.

Although our Compensation Committee is mindful of the benefits of tax deductibility when determining executive compensation, the Committee is also mindful that the company has net operating loss carryforwards that will defer the impact of any deductions that the company might lose under Section 162(m) for one or more carryforward years, and believes that we should not be constrained by the requirements of Section 162(m) where those requirements would impair our flexibility in attracting and retaining the highest level of talented and experienced executive officers and in compensating our executive officers in a manner that best promotes our mission and strategic objectives.

Taxation of “parachute” payments and deferred compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code. We have not agreed to provide our executive officers, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 4999 or Section 409A of the Code.

Accounting treatment. The accounting impact of our executive compensation program is one of many factors that are considered in determining the size and structure of our executive compensation program, so that we can ensure that it is reasonable and in the best interests of our stockholders.

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Compensation Discussion and Analysis

Compensation Committee Interlocks and Insider Participation

None of the directors who are currently or who were members of our Compensation Committee during 2021, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2021, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. See the section titled “Certain Relationships and Related Person Transactions” for information about related party transactions involving members of our Compensation Committee or their affiliates.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2020 Annual Report on Form 10-K.

The Compensation Committee
Robert Eckert (Chair)
Amanda Ginsberg
Wan Ling Martello
Ronald Sugar
David Trujillo

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

When determining our median compensated employee, we included annual base salary, target bonus, and target equity levels for our global employee population of approximately 22,400 employees, of which 99% are full-time and 1% are interns and other fixed term employees, other than our CEO, as of November 1, 2021 (the “Determination Date”) in 64 countries. As permitted by SEC rules, we excluded approximately 3,000 employees who became Uber employees in fiscal 2021 as a result of the Autocab, Drizly, Cornershop, and HK acquisitions closing in January and December, 2021, respectively, as their 2021 compensation does not yet reflect Uber’s compensation philosophy. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using the exchange rate on the Determination Date.

For fiscal 2021, the annual total compensation for the median employee of Uber (other than our CEO) was $81,825, and the annual total compensation of our CEO was $19,937,818, which was an increase from last year. The increase in Mr. Khosrowshahi’s year-over-year compensation was primarily due to him voluntarily waiving his salary from May 1, 2020 through December 31, 2020, an increase in the grant date fair value of his equity awards captured in 2021 as a result of implementing more three-year goals in the 2021 PRSU program, and an increase in his equity grant for 2021. Based on this information, for fiscal year 2021, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 244 to 1. The ratio is higher in 2021 than 2020 due to Mr. Khosrowshahi’s increased year-over-year compensation, the impact of changes to our employee population due to M&A, and general fluctuations in our human capital populations.

The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee permit companies to use a wide range of methodologies, assumptions and exclusions. As a result, it may not necessarily be meaningful to compare pay ratios reported by other companies.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the foregoing pay ratio measure in making compensation decisions. Information about the Compensation Committee’s policies related to achieving internal pay equity are discussed under the heading “Diversity and Inclusion and Internal Pay Equity” in our CD&A.

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Compensation Discussion and Analysis

Compensation Tables

Summary Compensation Table

Name	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)		Total ($)
Dara Khosrowshahi
Chief Executive Officer & Director	2021	$1,000,000		$0	$16,030,080		$2,400,000		$507,738	(3)	$19,937,818
	2020	$336,598	(4)	$0	$9,500,772		$1,560,000		$848,707		$12,246,078
	2019	$1,000,000		$2,000,000	$37,434,334		$0		$1,993,899		$42,428,233
Nelson Chai
Chief Financial Officer	2021	$800,000		$0	$5,066,060		$960,000		$11,427	(5)	$6,837,486
	2020	$800,000		$0	$9,912,000		$624,000		$303,513		$11,639,513
	2019	$800,000		$1,200,000	$0	(6)	$0		$484,796		$2,484,796
Jill Hazelbaker
SVP, Marketing and Public Affairs	2021	$800,000	(7)	$0	$6,150,976		$960,000	(7)	$0		$7,910,976
	2020	$1,208,333	(7)	$0	$10,915,996		$487,500	(7)	$0		$12,611,830
	2019	$1,500,002		$1,000,000	$8,002,285		$0		$0		$10,502,287
Tony West
SVP, Chief Legal Officer and Corporate Secretary	2021	$800,000		$0	$5,382,731		$1,200,000		$36,022	(8)	$7,418,752
	2020	$800,000		$0	$10,871,390		$624,000		$0		$12,295,390

Nikki Krishnamurthy
SVP & Chief People Officer	2021	$591,667		$0	$9,416,914		$720,000		$12,402	(9)	$10,740,983
	2020	$541,667		$0	$3,968,108		$429,000		$236,673		$5,175,448
	2019	$500,000		$1,000,000	$2,381,220		$0		$302,062		$4,183,282
(1)	Because our 2021 and 2020 annual cash bonus plan provides more specificity and less discretion regarding the calculation of the level of achievement of the performance metrics than in prior years, payments made pursuant to the 2021 and 2020 Plans have been reported in the Non-Equity Incentive Plan Compensation column instead of the Bonus column.
(2)	The reported amounts reflect the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. Because the grant date for a performance-based award occurs for accounting purposes when performance targets are approved, and our 2019, 2020, and 2021 PRSU awards contain performance targets that we approved in 2021, PRSU award values in this column reflect the 2021 approved targets and include (i) for 2019, 25% of the total 2019 PRSUs (i.e., representing the 2021 targets approved for Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, and Adjusted EBITDA), (ii) for 2020, 25% of the total 2020 PRSUs (i.e., representing the 2021 targets approved for Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, and Adjusted EBITDA), and (iii) for 2021, 73% of the total 2021 PRSUs (i.e., 13% representing the approved target for 2021 EBITDA Margin, 40% representing the target approved for Revenue Growth, and 20% representing the DEI and Safety goals, approved for 2021-2023). For more information regarding the assumptions we used to calculate the grant date fair values for RSUs and PRSUs, see the heading “Stock Based Compensation Expense” in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	Includes a premium for long-term disability insurance, and costs incurred for Mr. Khosrowshahi’s security and personal safety. Security and personal safety costs include $402,366 for the aggregate incremental costs we incurred related to personal transportation services, including vehicles and drivers, chartered flights, accommodation, and certified protection officers, and $105,213 in aggregate incremental costs of protective intelligence services. In reporting the aggregate incremental cost for personal transportation services and protective intelligence services, we reported costs billed by third parties related to personal transportation services, personal use of certified protection officers, and personal use of protective intelligence services used by Mr. Khosrowshahi. We did not report driver, security or protective intelligence staff salaries, vehicle lease or rental fees, vehicle registration or insurance costs, or other similar costs because we already incur those costs for business purposes.

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Compensation Discussion and Analysis

(4)	Mr. Khosrowshahi waived his base salary (less the portion needed to fund his health and welfare benefit program elections) for the period beginning on May 1, 2020 and ending on December 31, 2020.
(5)	Represents a tax gross-up payment related to business travel tax and relocation expenses.
(6)	Consistent with the terms of Mr. Chai’s employment agreement, he did not receive an equity award in 2019.
(7)	Ms. Hazelbaker’s target bonus was increased from $500,000 to $800,000 effective August 1, 2020, when she entered into her revised employment agreement and agreed to reduce her base salary from $1,500,000 to $800,000.
(8)	Represents a tax gross-up payment related to business travel tax expenses.
(9)	Represents a tax gross-up payment related to business travel tax expenses.

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Compensation Discussion and Analysis

Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to our NEOs during 2021. The equity awards granted during 2021 identified in the table below are also reported in “Outstanding Equity Awards as of December 31, 2021.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name and Grant Type	Grant Date(1)	Approval Date	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dara Khosrowshahi
2021 Annual Cash Incentive	—	2/8/2021	$2,000,000	$4,000,000	—	—	—	—	—
2021 Annual RSUs	3/1/2021	2/8/2021	—	—	—	—	—	121,654	$6,617,978
2021 Annual PRSUs	3/1/2021	2/8/2021	—	—	44,606	89,213	133,820	—	$5,202,902
2020 Annual PRSUs	3/1/2021	2/28/2020	—	—	20,313	40,627	—	—	$2,210,109
2019 Annual PRSUs	3/1/2021	4/14/2019	—	—	18,374	36,748	—	—	$1,999,091
Nelson Chai
2021 Annual Cash Incentive	—	2/8/2021	$800,000	$1,600,000	—	—	—	—	—
2021 Annual RSUs	3/1/2021	2/8/2021	—	—	—	—	—	52,137	$2,836,353
2021 Annual PRSUs	3/1/2021	2/8/2021	—	—	19,116	38,234	57,351	—	$2,229,807
Jill Hazelbaker
2021 Annual Cash Incentive	—	2/8/2021	$800,000	$1,600,000	—	—	—	—	—
2021 Annual RSUs	3/1/2021	2/8/2021	—	—	—	—	—	81,508	$4,434,035
2021 Annual PRSUs	3/1/2021	2/8/2021	—	—	14,719	29,440	44,160	—	$1,716,941
Tony West
2021 Annual Cash Incentive	—	2/8/2021	$800,000	$1,600,000	—	—	—	—	—
2021 Annual RSUs	3/1/2021	2/8/2021	—	—	—	—	—	58,220	$3,167,168
2021 Annual PRSUs	3/1/2021	2/8/2021	—	—	10,514	21,028	31,542	—	$1,226,353
2020 Annual PRSUs	3/1/2021	2/28/2020	—	—	5,417	10,834	—	—	$589,370
2019 Annual PRSUs	3/1/2021	4/14/2019	—	—	3,674	7,350	—	—	$399,840
Nikki Krishnamurthy
2021 Annual Cash Incentive	—	2/8/2021	$600,000	$1,200,000	—	—	—	—	—
2021 Annual RSUs	3/1/2021	2/8/2021	—	—	—	—	—	110,618	$6,017,619
2021 Annual PRSUs	3/1/2021	2/8/2021	—	—	19,977	39,954	59,931	—	$2,330,117
2020 Annual PRSUs	3/1/2021	2/28/2020	—	—	5,417	10,834	—	—	$589,370
2019 Annual PRSUs	3/1/2021	4/14/2019	—	—	4,409	8,820	—	—	$479,808
(1)	The vesting schedule applicable to each award is set forth in the “Outstanding Equity Awards as of December 31, 2021” table.
(2)	There is no overall threshold level of performance applicable to our 2021 executive annual cash bonus plan. The Gross Bookings and Adjusted EBITDA goals of our 2021 executive annual cash bonus plan were each subject to a 50% performance threshold level of performance.
(3)	The reported amounts reflect the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. Because the grant date for a performance- based award occurs for accounting purposes when performance targets are approved, and our 2019, 2020, and 2021 PRSU awards contain performance targets that we approved in 2021, PRSU award values in this column include (i) for 2019, 25% of the total 2019 PRSUs (i.e., representing the 2021 targets approved for Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, and Adjusted EBITDA), (ii) for 2020, 25% of the total 2020 PRSUs (i.e., representing the 2021 targets approved for Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, and Adjusted EBITDA), and (iii) for 2021, 73% of the total 2021 PRSUs (i.e., 13% representing the approved target for 2021 EBITDA Margin, 40% representing the target approved for Revenue Growth, and 20% representing the DEI and Safety goals, approved for 2021-2023). For more information regarding the assumptions we used to calculate the grant date fair values for RSUs and PRSUs, see the heading “Stock Based Compensation Expense” in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

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Compensation Discussion and Analysis

Outstanding Equity Awards as of December 31, 2021

The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards								Stock Awards
Name	Award Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dara Khosrowshahi	9/5/2017	600,000	150,000	(3)	1,750,000	(4)	$33.65	(5)	9/4/2024	—		—	—		—
	5/8/2018	—	—		—		—		—	46,434	(6)	$1,946,978	—		—
	3/1/2019	—	—		—		—		—	73,494	(7)	$3,081,603	104,520	(8)	$4,382,524
	3/2/2020	—	—		—		—		—	121,879	(9)	$5,110,386	121,881	(10)	$5,110,470
	3/1/2021	—	—		—		—		—	121,654	(11)	$5,100,952	89,213	(12)	$3,740,701
Nelson Chai	9/10/2018	—	—		500,000	(13)	$40.60		9/9/2028	46,182	(14)	$1,936,411	123,152	(15)	$5,163,763
	3/3/2020	—	—		—		—		—	200,000	(16)	$8,386,000	—		—
	3/1/2021	—	—		—		—		—	52,137	(17)	$2,186,104	38,234	(12)	$1,603,152
Jill Hazelbaker	3/21/2018	—	—		—		—		—	4,643	(14)	$194,681	—		—
	3/1/2019	—	—		—		—		—	22,048	(14)	$924,473	—		—
	8/1/2019	—	—		—		—		—	54,385	(18)	$2,280,363	—		—
	3/2/2020	—	—		—		—		—	65,815	(14)	$2,759,623	—		—
	7/29/2020	—	—		—		—		—	144,762	(14)	$6,069,871	—		—
	3/1/2021	—	—		—		—		—	81,508	(19)	$3,417,630	29,440	(12)	$1,234,419
Tony West	3/21/2018	—	—		300,000	(20)	$33.65		3/20/2028	—		—	—		—
	3/1/2019	—	—		—		—		—	17,148	(21)	$719,016	20,904	(8)	$876,505
	3/2/2020	—	—		—		—		—	48,752	(14)	$2,044,171	32,502	(10)	$1,362,809
	7/29/2020	—	—		—		—		—	160,639	(22)	$6,735,593	—		—
	3/1/2021	—	—		—		—		—	58,220	(19)	$2,441,165	21,028	(12)	$881,704
Nikki Krishnamurthy	10/29/2018	—	—		200,000	(23)	$40.82		10/28/2028	20,415	(14)	$856,001	24,498	(24)	$1,027,201
	3/1/2019	—	—		—		—		—	11,024	(14)	$462,236	25,085	(8)	$1,051,814
	3/2/2020	—	—		—		—		—	48,752	(14)	$2,044,171	32,502	(10)	$1,362,809
	3/1/2021	—	—		—		—		—	110,618	(19)	$4,638,213	39,954	(12)	$1,675,271
(1)	The award date reflects the legal grant date of the underlying award. Previously, certain awards listed the accounting grant date/approval date.
(2)	The market value is based on the closing price of our common stock on December 31, 2021 of $41.93 per share.
(3)	20% vest annually commencing on September 5, 2018, provided that Mr. Khosrowshahi remains in continuous service with us as our Chief Executive Officer.
(4)	20% vest annually commencing on September 5, 2018, provided that Mr. Khosrowshahi remains in continuous service with us, and subject to the occurrence of the earlier of (i) the effectiveness of a change in control transaction with acquisition proceeds of at least $120 billion or (ii) the consummation of an offering and our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion based on the average closing price of our common stock during such period.
(5)	On May 8, 2018, we repriced this option grant to shorten the term from 10 years to seven years and to reduce the exercise price from $41.65 per share to $33.65 per share. The fair value of the option grant did not materially change as a result of this repricing.
(6)	Vests on January 1, 2022, provided that Mr. Khosrowshahi remains in continuous service as our Chief Executive Officer, or subject to the occurrence of a change in control (as defined in his employment agreement).
(7)	25% vests annually commencing on March 16, 2019, provided Mr. Khosrowshahi remains in continuous service with us.
(8)	Vests on March 16, 2022 in amounts based on our and the NEO’s performance between January 1, 2019 and December 31, 2021 as determined by metrics including Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, Adjusted EBITDA, and DEI, provided that the NEO remains in continuous service with us. Based on actual performance in 2020, 36,747 of these RSUs for Mr. Khosrowshahi, 7,349 of these RSUs for Mr. West, and 8,819 of these RSUs for Ms. Krishnamurthy were forfeited in 2021. The following number of RSUs were eligible to vest as of December 31, 2021, but were forfeited in 2022 and are not be eligible to vest on March 16, 2022, based on actual performance in 2021: 16,134 of these RSUs for Mr. Khosrowshahi, 3,226 of these RSUs for Mr. West, and 3,872 of these RSUs for Ms. Krishnamurthy.
(9)	25% vests annually commencing on March 16, 2020, provided Mr. Khosrowshahi remains in continuous service with us.

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Compensation Discussion and Analysis

(10)	Vests on March 16, 2023 in amounts based on our and the NEO’s performance between January 1, 2020 and December 31, 2022 as determined by metrics including Gross Bookings, Mobility & Delivery Segment Adj. EBITDA, Adjusted EBITDA, Safety, and DEI, provided that the NEO remains in continuous service with us.
(11)	25% vests annually commencing on March 16, 2021, provided Mr. Khosrowshahi remains in continuous service with us.
(12)	Vests on March 16, 2024 in amounts based on our and the NEO’s performance between January 1, 2020 and December 31, 2023 as determined by metrics including EBITDA Margin, Revenue Growth, Safety, and DEI, provided that the NEO remains in continuous service with us.
(13)	20% vests annually commencing on September 10, 2019, provided that Mr. Chai remains in continuous service with us, and subject to the occurrence of the earlier of (i) the effectiveness of a change in control transaction with acquisition proceeds of at least $120 billion or (ii) our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion based on the average closing price of our common stock during such period.
(14)	1/48 vests monthly, provided the NEO remains in continuous service with us.
(15)	Vests upon our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion, provided that Mr. Chai remains employed with us as of September 10, 2022, (i) based on the average closing price of our common stock during such period, (ii) irrespective of whether Mr. Chai remains in continuous service with us upon such achievement and (iii) provided such achievement occurs prior to September 9, 2025.
(16)	Vests on March 16, 2022, provided Mr. Chai remains in continuous service with us.
(17)	The grant made to Mr. Chai on March 1, 2021 initially vested 1/48 on March 16, 2023 and in equal monthly installments for 12 months thereafter, and 3/48 vested in equal monthly installments for the remaining 12 months thereafter. On July 19, 2021, the Compensation Committee modified the vesting schedule of this award such that 25% vests on March 16th, 2022, and 1/48 vests monthly thereafter, provided Mr. Chai remains in continuous service with us, to align with the vesting schedules applicable to other executive officers’ equity awards.
(18)	1/40 vests monthly, provided the NEO remains in continuous service with us.
(19)	25% vests on March 16, 2022, and 1/48 monthly thereafter, provided the NEO remains in continuous service with us.
(20)	20% vests annually commencing on March 1, 2018, provided that Mr. West remains in continuous service with us, and subject to the occurrence of the earlier of (i) the effectiveness of a change in control transaction with acquisition proceeds of at least $120 billion or (ii) our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion based on the average closing price of our common stock during such period.
(21)	1/24 vests monthly commencing on March 16, 2021, provided Mr. West remains in continuous service with us.
(22)	58% vests monthly over 20 months, thereafter 42% vests monthly over 12 months, provided Mr. West remains in continuous service with us.
(23)	20% vests annually commencing on October 1, 2019, provided that Ms. Krishnamurthy remains in continuous service with us, and subject to the occurrence of the earlier of (i) the effectiveness of a change in control transaction with acquisition proceeds of at least $120 billion or (ii) our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion based on the average closing price of our common stock during such period.
(24)	Vests upon our achievement over a 90 consecutive day trading period of a fully-diluted equity value of $120 billion, provided that Ms. Krishnamurthy remains employed with us as of October 1, 2022, (i) based on the average closing price of our common stock during such period, (ii) irrespective of whether Ms. Krishnamurthy remains in continuous service with us upon such achievement and (iii) provided such achievement occurs prior to October 29, 2025.

Stock Option Exercises and Stock Vested During 2021

The following table shows information regarding the vesting of stock awards held by our NEOs during fiscal year 2021. None of our NEOs exercised stock options during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dara Khosrowshahi	247,632	$11,088,297
Nelson Chai	284,729	$13,792,258
Jill Hazelbaker	182,914	$ 9,228,719
Tony West	201,711	$ 9,649,993
Nikki Krishnamurthy	95,732	$ 4,803,748
(1)	Reflects the closing price of our common stock on the vesting date multiplied by the number of shares vested.

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Compensation Discussion and Analysis

Potential Payments Upon Termination or Change in Control

Pursuant to our Executive Severance Plan, if an NEO is terminated by us without cause or resigns for good reason (each as defined in the Executive Severance Plan, or as set forth in the NEO’s employment or other participation agreement), and the NEO executes and does not revoke a release in our favor, the NEO will be eligible for the following benefits:

•	12 months (24 months for our CEO) of the NEO’s then-current base salary and 100% (200% for our CEO) of the NEO’s then-current target bonus (payable in a lump sum if the termination of employment occurs within one year after a change in control, and otherwise payable in equal installments in accordance with our standard payroll procedures);
•	an additional lump sum cash payment equal to 12 times the monthly premiums for the health and dental benefit coverage in effect immediately preceding the NEO’s termination (or 18 months for our CEO if the termination occurs during the 15-month period beginning three months before a change in control);
•	pro rata monthly vesting of service-based equity awards that would otherwise vest less frequently than monthly, for the months that elapsed between the prior vesting date and the NEO’s termination; and
•	if the termination occurs during the 15-month period beginning three months before a change in control, all service-based vesting conditions applicable to the NEO’s equity awards lapse, and all performance-based vesting conditions will be deemed satisfied at a level reasonably determined by the Compensation Committee based on actual performance as of the date of the termination.

Certain of our NEOs who had existing severance protection commitments at the time we adopted our Executive Severance Plan are entitled to grandfathered provisions preserving portions of their prior commitment in the event they are more favorable, as set forth in their employment agreements. These grandfathered provisions are detailed below.

•	Mr. Khosrowshahi. In addition to the cash severance terms set forth in the Executive Severance Plan, and if more favorable upon a qualifying termination, Mr. Khosrowshahi would receive accelerated vesting of the portion of his options not subject to any performance condition (as described above in the section titled “Outstanding Equity Awards as of December 31, 2021”) equal to (i) 20% multiplied by (ii) a fraction equal to the number of days actually elapsed since the most recent anniversary of the start date of his employment, divided by the number of actual days between such anniversary and the next anniversary. Upon a qualifying termination during a change in control period, he would receive the same salary and target bonus benefit set forth in the plan, continued health and welfare benefits for up to 24 months following the termination, and if more favorable accelerated vesting of all service-based vesting conditions applicable to all of his equity awards (other than certain awards subject to performance conditions, if those conditions had not been met at the time of termination). In the event of a change in control in which any of Mr. Khosrowshahi’s equity awards were to be terminated for no consideration, all of his service-based equity awards that otherwise could have been terminated would have vested in full and become immediately exercisable or settled.
•	Mr. Chai. In addition to the cash severance terms set forth in the Executive Severance Plan, and if more favorable upon a qualifying termination, Mr. Chai would receive accelerated satisfaction of the service-based vesting conditions of his RSUs that were granted on September 10, 2018 and are subject only to a service condition, as if he had remained employed by us for an additional 12 months. PRSUs and options granted on September 10, 2018 (as described above in the section titled “Outstanding Equity Awards as of December 31, 2021”), will remain outstanding for 12 months following his termination date, and if such conditions had been met within 12 months, such RSUs and options will vest without consideration of any service-based vesting conditions. Upon a qualifying termination during a change in control period, and if more favorable he would receive the same salary and target bonus benefit described above, and accelerated vesting of his RSUs that were granted on September 10, 2018 and are subject only to a service condition. In the event of a change in control in which any of Mr. Chai’s equity awards were to be terminated for no consideration, all of his service- based equity awards that otherwise could have been terminated would have vested in full and become immediately exercisable or settled.
•	Ms. Krishnamurthy. In addition to the cash severance terms set forth in the Executive Severance Plan, and if more favorable upon a qualifying termination, Ms. Krishnamurthy would receive accelerated vesting of the service-based vesting conditions of her granted RSUs that are subject only to a service condition, as if she had remained employed by us for an additional 12 months. Upon a qualifying termination during a change in control period, she would receive the same salary and target bonus benefit described above, and accelerated vesting of her RSUs that are subject only to a service condition.

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Compensation Discussion and Analysis

The following table quantifies the amount of cash payments and the value of any equity acceleration our NEOs would have received in connection with certain terminations of employment as if such termination of employment had occurred on December 31, 2021. No benefits are payable pursuant to our Executive Severance Plan in the event of an NEO’s voluntary resignation or retirement. For purposes of the descriptions below, the “CIC period” generally means the period beginning three months before and ending twelve months following a change in control transaction, but in some cases excludes the three months prior to such event. In connection with a change in control, each NEO is only eligible to receive equity acceleration described above if the NEO has a qualifying termination, which includes a termination by the company without cause or a termination of employment by the NEO for good reason, during the 15-month CIC Period. No equity accelerates solely upon the occurrence of a change in control and none of the NEOs will receive equity acceleration upon a termination for cause or a voluntary resignation during the CIC period.

Name	Triggering Event	Salary ($)	Bonus ($)	Continued Benefits ($)(1)	Equity Acceleration ($)(2)		Total ($)
Dara Khosrowshahi	Involuntary termination (non-CIC)	$2,000,000	$4,000,000	$22,161	$ 5,591,080		$11,613,242
	Involuntary Termination during CIC period	$2,000,000	$4,000,000	$44,323	$16,481,920	(3)	$22,526,242
Nelson Chai	Involuntary termination (non-CIC)	$ 800,000	$ 800,000	$22,161	$ 6,744,902		$ 8,367,063
	Involuntary Termination during CIC period	$ 800,000	$ 800,000	$22,161	$12,508,516	(3)	$14,130,677
Jill Hazelbaker	Involuntary termination (non-CIC)	$ 800,000	$ 800,000	$22,165	$ 711,971		$ 2,334,136
	Involuntary Termination during CIC period	$ 800,000	$ 800,000	$22,165	$15,646,641		$17,268,805
Tony West	Involuntary termination (non-CIC)	$ 800,000	$ 800,000	$16,005	$ 559,152		$ 2,175,157
	Involuntary Termination during CIC period	$ 800,000	$ 800,000	$16,005	$11,939,945		$13,555,950
Nikki Krishnamurthy	Involuntary termination (non-CIC)	$ 600,000	$ 600,000	$21,674	$ 4,163,523		$ 5,385,197
	Involuntary Termination during CIC period	$ 600,000	$ 600,000	$21,674	$ 8,000,621		$ 9,222,296
(1)	Represents 12 times the monthly premiums for the health and dental benefit coverage in effect on December 31, 2021 (or 24 times the monthly premiums for Mr. Khosrowshahi’s double trigger during CIC period).
(2)	Value of equity acceleration is calculated based on the $41.93 closing price of Uber stock on December 31, 2021, unless otherwise noted.
(3)	In the event the company both undergoes a change in control and, in connection with such change in control, the unvested equity awards held by Mr. Khosrowshahi and Mr. Chai are canceled and forfeited for no consideration, then Mr. Khosrowshahi and Mr. Chai will receive the value of such equity awards they would have received had they been involuntarily terminated during the CIC Period.

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Equity Compensation Plan Information

Plans Approved by our Stockholders

As of December 31, 2021, the company has four equity compensation plans that have been approved by our stockholders. The category “Equity compensation plans approved by stockholders” in the table below consists of the 2010 Equity Incentive Plan (the “2010 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”), the 2019 Equity Incentive Plan (the “2019 Plan”), and the 2019 Employee Stock Purchase Plan (the “ESPP”).

Plans Not Approved by our Stockholders

As of December 31, 2021, the company has one equity compensation plan that had not been approved by our stockholders pursuant to which we may continue to grant equity awards, the Cornershop Global LLC 2020 Equity Incentive Plan (the “Cornershop Plan”), which we assumed in connection with our acquisition of Cornershop Global LLC (“Cornershop”). No additional awards may be granted under any other assumed or substituted arrangements in connection with mergers and acquisitions.

The following table shows information, as of December 31, 2021, with respect to shares of our common stock that may be issued under existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by stockholders	87,358,360	$13.14	330,449,788
Equity compensation plans not approved by stockholders	—(4)	—	—
Total	87,358,360	$13.14	330,449,788
(1)	Consists of the following: 1,052,600 shares subject to outstanding awards granted under the 2010 Plan, 23,286,221 shares subject to outstanding awards granted under the 2013 Plan, and 63,019,539 shares subject to outstanding awards granted under the 2019 Plan. Performance-based RSUs are, for purposes of this column, assumed to be payable at 100% of target. Following our IPO in 2019, no additional awards have been or will be granted under the 2010 and 2013 Plans.
(2)	The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and SARs and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(3)	Consists of 50,885,637 shares available under the ESPP and 279,564,151 shares available under the 2019 Plan, including shares subject to purchase during the current ESPP purchase period. The number of shares reserved for issuance under the ESPP and the 2019 Plan automatically increases on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029. The number of shares reserved for issuance under the ESPP automatically increases by the lesser of (a) one percent (1.0%) of the total number of our shares outstanding as of December 31st of the immediately preceding calendar year or (b) 25,000,000 shares, or (c) a number determined by our Board of Directors. The number of shares reserved for issuance under the 2019 Plan automatically increases by the lesser of (a) five percent (5.0%) of the total number of Uber shares outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by our Board of Directors. The reported number of available shares includes the 92,489,696 shares added to the 2019 Plan and the 18,497,939 shares added to the ESPP on January 1, 2021 as a result of the automatic increase provisions.
(4)	Excludes options, RSUs, SARs, and other equity rights assumed or substituted in connection with mergers and acquisitions. As of December 31, 2021, a total of 6,918,048 shares of common stock were issuable upon exercise of outstanding options, 2,104,238 shares were issuable upon the vesting of RSUs, and 0 shares were issuable upon the exercise of outstanding SARs under those other assumed or substituted arrangements. The weighted average exercise price of those outstanding options and SARs is $8.54 per share. Additional awards pursuant to the Cornershop Plan may only be made to individuals who were Cornershop employees at the time the Cornershop transaction was completed.

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Proposal 2—Advisory Vote to Approve 2021 Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval, on a non-binding advisory basis, of the compensation of our NEOs during 2021, as described in the Compensation Discussion and Analysis (CD&A) section of this proxy statement beginning on page 51.

As discussed in greater detail in the CD&A section in this proxy statement, our compensation program is designed to achieve the following objectives:

•	Attract and Retain Talent. Attract and retain a highly talented, diverse team of executives who possess and demonstrate strong leadership, exceptional followership, and world-class management capabilities. Provide competitive compensation, in the form of cash and equity, to assist in motivating and retaining existing talent while also attracting new talent.
•	Align with Stockholders. Align the executive officer’s incentives with Company performance on financial and strategic measures that drive the creation of long-term stockholder value, thereby aligning the interests of our executives with those of our stockholders. A strong emphasis on cash and equity compensation linked to achieving our short- and long-term strategic goals aligns with our entrepreneurial spirit and incentivizes our executive officers to maximize stockholder value through long-term sustained financial performance.
•	Reinforce Mission and Values. Recognizing the strategic importance of our human capital and culture, we redefined our mission and values in 2021 to further unite and define our culture: promote our mission to reimagine the way the world moves for the better; and promote our values of doing the right thing, bringing the mindset of a champion, being obsessed with creating the best marketplace for drivers and couriers, riders, eaters, and merchants, building with heart, standing for safety, seeing the forest and the trees, recognizing that great minds don’t think alike, and recognizing that we are One Uber. In 2021, the Compensation Committee established key company- wide priorities incorporating this mission and values, which were assessed as part of setting compensation for our executive officers, including the inclusion of Safety and Diversity, Equity, and Inclusion metrics in our cash bonus and PRSU programs.
•	Pay-for-Performance. Reward our executive officers for achievement of the Company’s short- and long-term financial and strategic goals. In 2021, 94% of our CEO’s target compensation and 91% of our other named executive officer’s average target compensation was at-risk based on the achievement of aggressive goals that further our strategy or that are used by investors to evaluate our financial performance.

We urge you to carefully read the letter from our Compensation Committee beginning on page 50 of this proxy statement and the CD&A section of this proxy statement for additional details on the Company’s executive compensation, including our compensation philosophy and the 2021 compensation of our NEOs. Our Board of Directors believes that our executive compensation program is effective in implementing our compensation philosophy.

Although the advisory vote is non-binding, the Board of Directors and the Compensation Committee will consider stockholder feedback obtained through this vote and our stockholder outreach process in making future decisions about our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The advisory vote on the compensation of our NEOs will be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non- votes” will have no effect on the outcome of the vote.

Our Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the 2021 compensation of our NEOs.

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Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022. Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm.

The Board considers the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 to be in the best interests of the Company and its stockholders. The Company expects representatives of PwC to attend the 2022 annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company and its management.

Based on the considerations referred to above, the Committee recommended to our Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for 2021 and selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022. This report is provided by the following independent directors, who constitute the Committee:

John Thain (Chair)
Revathi Advaithi
Ursula Burns
Yasir Al-Rumayyan
Alexander Wynaendts

2022 Proxy Statement       81

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee engaged PricewaterhouseCoopers LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2021. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to SEC rules, the fees billed by PricewaterhouseCoopers LLP are disclosed in the table below:

Fees Paid to PricewaterhouseCoopers LLP

(in thousands)	FY 2020	FY 2021
Audit Fees	$24,780	$26,853
Audit Related Fees	$ 642	—
Tax Fees	$ 76	$ 159
All Other Fees	$ 57	$ 43
PwC Total Fees	$25,555	$27,055

Audit Fees

Consists of fees billed for professional services rendered in connection with the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, statutory audits of our domestic and international subsidiaries, audits of carve-out subsidiary financial statements, and issuances of consents and other services related to SEC matters. This category also includes fees for accounting consultations and audit services incurred in connection with nonrecurring transactions.

Tax Fees

Consists of fees for professional services for domestic and international tax advisory and compliance services.

All Other Fees

Consists of fees for permitted products and services other than those that meet the criteria above.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policy

The Audit Committee is required to pre-approve all audit, audit-related, tax and non-audit services performed by the independent registered public accounting firm to ensure that the provision of such services does not impair its independence. Pre-approval is generally provided for twelve months from the date of pre-approval, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee. The Audit Committee has delegated pre-approval authority to its chairperson or any other committee member designated by the chairperson for requests received between scheduled meetings of the committee. All of the audit, tax and non- audit services provided by PwC in fiscal year 2021 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes properly cast on this proposal will constitute approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. Abstentions will not have any effect on the outcome of the proposal.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.

82       2022 Proxy Statement

Stockholder Proposals

We believe constructive conversations with our stockholders continuously drive increased accountability, transparency and ultimately create long-term stockholder value. One aspect of these constructive dialogues is engagement with stockholders who submit stockholder proposals. We encourage you to read more about our stockholder engagement efforts, including our responses to feedback on pages 9 and 10 of this proxy statement.

In 2021, Uber received a stockholder proposal led by Moves Financial. The proposal requested that Uber add an independent director to the Board with direct personal understanding of platform work experience. In the spirit of collaboration, continual improvement, and the protection and promotion of stockholder value, Uber and Moves Financial engaged on several occasions towards a mutually beneficial outcome. The proposal was ultimately withdrawn. We value our conversations with stockholders and stockholder proponents, such as Moves.

Proposal 4—Stockholder Proposal to Prepare an Annual Report on Lobbying Activities

Stockholder Proposal

Whereas, full disclosure of Uber’s direct and indirect lobbying activities and expenditures to assess whether Uber’s lobbying is consistent with its expressed goals and in shareholder interests.

Resolved, the shareholders request the preparation of a report, updated annually, disclosing the following information:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Uber used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Uber’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of the decision-making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that: (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Uber is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Governance Committee and posted on Uber’s website.

Stockholder Supporting Statement

Uber fails to provide an annual report breaking out its lobbying payments by individual states, trade associations and social welfare groups (SWGs). Uber spent $10,490,000 on federal lobbying from 2016–2020, including a “record” $2.6 million in 2020.22 Uber also lobbies extensively at the state level, where disclosure is uneven or absent. Uber was a prominent participant in a $200 million ballot initiative in California to keep drivers classified as contractors. Uber’s CEO said the company would be “more loudly advocating” for state laws like Prop 22.23 Uber lobbies internationally, spending between €600,000–699,000 lobbying in Europe for 2020.

(22)	https://www.opensecrets.org/news/2021/03/unions-businessgroups-battle-pro-act/
(23)	https://www.washingtonpost.com/technology/2020/11/05/uber-prop22/

2022 Proxy Statement       83

Proposal 4—Stockholder Proposal to Prepare an Annual Report on Lobbying Activities

Companies can give unlimited amounts to third-party groups that spend millions on lobbying and undisclosed grassroots activity. These groups may be spending “at least double what’s publicly reported.”24 Uber’s Political Engagement Report25 does not fully disclose Uber’s payments to or membership in trade associations, nor does it disclose any payments to SWGs, or the amounts used for lobbying. Uber’s disclosure fails to disclose its membership in trade associations like the Chamber of Progress or Computer and Communications Industry Association.26

Uber’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions or takes controversial positions. Uber’s lobbying has been compared to the tobacco industry.27 Uber has made contributions to community groups that write favorable op-eds as “one facet of a multimillion-dollar lobbying campaign aimed at fighting regulations.”28 And while Uber has opposed voter restrictions,29 the Chamber of Commerce, of which Uber is a member, lobbied against protecting voting rights.30

Statement of Opposition

Uber firmly believes that active participation in the political process benefits the Company, its stockholders and other stakeholders. Your Board recommends a vote AGAINST this proposal as it is unnecessary given Uber’s existing risk management practices and current high level of transparency and accountability around political and lobbying activities and expenditures.

Uber operates in highly dynamic regulatory environments. Policy decisions can, and do, impact our strategies and operations in positive and negative ways. It is important that Uber advocates on behalf of the Company and its stakeholders - including those that use the platform to earn - as we reimagine the way the world moves for the better.

In the U.S., we participate in federal, state and local public policy discussions on matters that are critical to the short- and long-term success of our business. We participate in a nonpartisan way to help shape public policy and advocate for government actions that are consistent with our values and that support our business objectives. In 2021, Uber’s key public policy and lobbying priorities included: protecting driver and courier flexibility (which poll after poll confirms is a driver and courier top priority), extending new benefits and protections to independent contractors, addressing regulations on app-based delivery and mobility services, as well as responding to, and supporting cities and states as they address the myriad challenges brought forth by COVID-19. We are proud to advocate for the drivers, couriers, merchants, and consumers who use our platform to connect with work, food, goods, families, and friends.

In the interest of transparency for our stockholders and other stakeholders, Uber’s U.S. corporate political contributions and independent expenditures are available on our website, as is a list of 501(c)(6) trade association memberships31 and a summary of our U.S. Corporate Political Activity Policy. Uber does not currently have a federal Political Action Committee, and made no U.S. federal political contributions in 2021. Our federal lobbying expenses and the issues to which our lobbying efforts relate are publicly disclosed quarterly, pursuant to the Lobbying Disclosure Act. We also publicly disclose state and local lobbying costs and activities where required by law. These reports are publicly available from the Clerk of the U.S. House of Representatives, the Secretary of the U.S. Senate, and state and local governments. Uber reported $2,060,000 in U.S. federal lobbying expenses and approximately $3,933,353 at the U.S. state and local levels in calendar year 2021. This level of transparency and detail is industry-leading relative to each of our U.S. ridesharing and delivery peers.

Uber also belongs to trade associations and organizations that engage in advocacy. We join these organizations for many reasons, including advocacy, networking and thought leadership. Although we agree with many positions these associations take on public policy issues, we do not necessarily agree with all of them. Importantly, Uber’s public policy team monitors the use of dues or payments to trade associations and other organizations to ensure consistency with the company’s values and long-term interest. When an association or organization that we support takes a position that differs from ours, we may engage with the organization to express our views. Uber is not a member of any organizations whose primary focus is writing and endorsing model legislation.

(24)	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/
(25)	https://s23.q4cdn.com/407969754/files/doc_downloads/2021/08/Uber-US-Political-Engagement-August-2021.pdf
(26)	https://gizmodo.com/heres-who-funds-the-tech-think-tanks-asking-congress-to-1847142650
(27)	https://www.theguardian.com/commentisfree/2020/sep/11/why-uber-and-lyft-are-taking-a-page-out-of-big-tobaccos-playbook-in-labor- law-battle
(28)	https://themarkup.org/news/2021/06/17/uber-and-lyft-donated-to-community-groups-who-then-pushed-the-companies-agenda
(29)	https://www.axios.com/georgia-voting-restrictions-microsoft-corporations-57f321c3-f449-41c0-858e-02006d017768.html
(30)	https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure?rl=1
(31)	On a semi-annual basis, Uber reports 501(c)(6) trade association memberships initiated by the Policy teams in the United States with dues paid over $50,000, where dues may be used for lobbying.

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Proposal 4—Stockholder Proposal to Prepare an Annual Report on Lobbying Activities

Strong governance and risk management systems are critical parts of Uber’s political and lobbying activities. The Company maintains robust oversight of political and lobbying activities, including at the Board level. Use of company funds for any U.S. political contribution or trade association membership requires approval in advance by Uber’s Government Affairs Committee. Our political and lobbying activities are overseen by our Senior Vice President of Marketing & Public Affairs. Her team, in consultation with Uber’s legal team, oversees political contributions to ensure consistency and to ensure that our contributions comply with Uber policies and procedures, as well as applicable laws, regulations, and corresponding legal reporting requirements. Also, as mentioned above, we monitor the use of dues at trade associations and other organizations for consistency with Uber’s values and business objectives.

Additionally, we have developed lobbying principles with which consultants who lobby on Uber’s behalf need to confirm that they will observe. The lobbying principles require that consultants adhere to principles found from well-known sources, including the National Association of State Lobbyists’ Code of Ethics. Consultants that lobby on Uber’s behalf must confirm that they will observe these principles which are focused on compliance, honesty, integrity, professionalism, and diligence. The Board’s Nominating and Governance Committee oversees corporate political activities and contributions and lobbying activities and receives reports on these matters at least annually.

Uber believes in the value of transparency, accountability and active participation in policy conversations to further the interests of our company and its stakeholders. Given Uber’s strong level of oversight, transparency and accountability, your Board recommends a vote AGAINST this proposal.

Vote Required and Recommendation of the Board of Directors

To pass, the proposal to prepare an annual report on lobbying activities must be approved by the affirmative vote of the majority of the vote cast. Abstentions will count as a vote against the proposal. Broker non-votes will not have any effect on the outcome of this vote.

Our Board of Directors recommends a vote "AGAINST" the stockholder proposal to prepare an annual report on the Company's lobbying activities.

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Additional Information

Additional Information

Annual Meeting Information

In connection with the 2022 Annual Meeting, which will take place on May 9, 2022, our Board of Directors has provided these materials to you, either over the Internet or via mail. The Notice of Internet Availability (the “Notice”) was mailed to Company stockholders beginning March 28, 2022, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of the Board of Directors, is soliciting your proxy to vote your shares at the 2022 annual meeting of stockholders. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. In the proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

1. What is the Notice and why did I receive it but no proxy materials by mail or email?

Unless you have requested that we provide a copy of our proxy materials (including our 2021 annual report) to you by mail or email, we are providing only the Notice to you by mail or email. The Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. This proxy statement is dated March 28, 2022 and distribution of the Notice to stockholders is scheduled to begin on or about March 28, 2022. We have adopted this procedure pursuant to rules adopted by the SEC in order to conserve natural resources and reduce our costs of printing and distributing the proxy materials, while providing a convenient method for stockholders to access the materials and vote.

2. Who can vote?

You can vote if, as of the close of business on March 14, 2022 (the record date), you were a stockholder of record of the Company’s common stock and are entitled to vote at the 2022 Annual Meeting and any adjournment or postponement thereof. Each share of Company stock gets one vote. On March 14, 2022, there were 1,954,961,913 shares of common stock issued and outstanding.

3. How do I vote shares held under my name?

Most stockholders can vote by proxy in three ways:

•   By Internet — You can vote via the Internet by following the instructions in the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/uber2022 and following the instructions contained on that website;

•   By Telephone — In the United States and Canada, you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 and following the instructions; or

•   By Mail — You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Proxies are solicited by and on behalf of our Board of Directors. Dara Khosrowshahi (our Chief Executive Officer), Nelson Chai (our Chief Financial Officer) and Tony West (our Chief Legal Officer and Corporate Secretary) have been designated as proxy holders by our Board of Directors. If you vote by proxy, your shares will be voted at the annual meeting as you direct. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends (“FOR” the election of eleven director nominees named in this proxy statement, “FOR” the advisory vote to approve the 2021 compensation of our NEOs, “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2022, and “AGAINST” the stockholder proposal to prepare an annual report on lobbying activities, and in accordance with the judgment of the persons voting the proxy on any other matters properly brought before the meeting, if any such matters are properly raised at the meeting).

You can also vote at the virtual annual meeting if you are the stockholder of record. If you are the beneficial owner and want to vote your shares at the annual meeting, you will need to request a legal proxy from your bank, broker, or other nominee well in advance of the 2022 Annual Meeting. We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to participate in the virtual meeting.

If you experience any technical difficulties or have any questions regarding the virtual meeting website, please call 844-986-0822 (U.S.) or 303-562-9302 (International), and we will endeavor to assist you. If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, investor.uber.com, including information on when the meeting will be reconvened.

4. Can I change or revoke my vote after I return my proxy card?

Yes. If you are the stockholder of record, you can change or revoke your proxy before the 2022 Annual Meeting by Internet, telephone, or mail prior to 11:59 p.m. Eastern Time on May 8, 2022, or by participating in the virtual annual meeting and voting. If you are the beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.

You are the “stockholder of record” for any Company shares that you own directly in your name.

You are a “beneficial stockholder” of shares held in street name if your Company shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the stockholder of record of these shares, commonly referred to as holding the shares in “street name.” As the beneficial owner, you have the right to instruct the broker, bank, or other nominee how to vote your shares.

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Additional Information

5. How do I vote shares not held under my name?

If your shares are held in street name by a nominee, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Under the rules and practices of the New York Stock Exchange (NYSE), if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of PwC is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The proposals to elect directors; to approve, on an advisory basis, the compensation of our NEOs; and the stockholder proposal to prepare an annual report on lobbying activities are “non-routine” matters. The absence of voting instructions from you to your nominee on these “non-routine” matters will result in a “broker non-vote” because the nominee does not have discretionary voting power for those proposals. “Broker non-votes” and “withhold” votes do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.

6. What vote is required for approval of proposals?

Proposal 1: Election of eleven director nominees named in this proxy statement	Each of the eleven nominees for director who receives a majority of votes properly cast will be elected as a member of our Board of Directors (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.
Proposal 2: Advisory vote to approve 2021 named executive officer compensation	To pass, the proposal to approve, on an advisory basis, the 2021 compensation of our NEOs must be approved by the affirmative vote of the majority of votes properly cast. The vote will be given due regard by, but will not be binding on, the Board of Directors. Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.
Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	To pass, the proposal to ratify the appointment of PricewaterhouseCoopers LLP must be approved by the affirmative vote of the majority of votes properly cast. Abstentions will not have any effect on the outcome of this proposal, but your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.
Proposal 4: Stockholder Proposal to Prepare an Annual Report on Lobbying Activities	Proposal 4 is a stockholder proposal which will only be voted on at the Annual Meeting if properly presented by or on behalf of the stockholder proponent. If voted upon, to pass, the proposal must be approved by the affirmative vote of the majority of the vote properly cast. Abstentions will count as a vote against the proposal. Broker non-votes will not have any effect on the outcome of this vote.

7. Who bears the cost of the Company’s proxy solicitation?

The Company will bear the cost of the solicitation of proxies by the Company. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. D.F. King & Co., Inc. may solicit proxies on behalf of the Company at a cost we anticipate will not exceed $25,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all proxy solicitation costs.

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Additional Information

8. How do I participate in the 2022 Annual Meeting virtually?

The annual meeting will be conducted virtually via a webcast available at www.virtualshareholdermeeting.com/uber2022 in accordance with the Rules of Conduct which are set forth below in their entirety. You are entitled to participate in the annual meeting via the webcast if you were a stockholder as of the close of business on March 14, 2022, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/uber2022, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or submit questions during the meeting.

The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live during, the 2022 Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the 2022 Annual Meeting through www.virtualshareholdermeeting.com/uber2022.

9. Why were my proxy materials included in the same envelope as other people at my address?

Stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If you prefer to receive a separate copy of the proxy materials, please call us at 1-800-579-1639 in the U.S., or inform us in writing at: www.proxyvote.com, or by email at sendmaterial@ proxyvote.com. We will promptly deliver a separate copy of the proxy materials in response to any such request. If, in the future, you do not wish to participate in householding, you should contact us at the above phone number, address or email.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

Your Vote is Important

Please vote your proxy promptly so your shares can be represented, even if you plan to participate in the virtual annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, Inc. must receive any proxy that will not be delivered electronically at the virtual annual meeting by 11:59 p.m. Eastern Time on May 8, 2022.

88       2022 Proxy Statement

Additional Information

Rules of Conduct

It is our desire to conduct a fair and informative Annual Meeting. To that end, we will conduct the 2022 Annual Meeting in accordance with the Rules of Conduct set forth below.

The Rules of Conduct for the 2022 Annual Meeting are as follows:

1.	Our Company’s Bylaws describe requirements for meetings of our stockholders. The Chair of the Annual Meeting will conduct the meeting in a manner consistent with those requirements.
2.	The only business matters to be conducted at the Annual Meeting are the matters set forth in the Notice of Annual Meeting of Stockholders and 2022 Proxy Statement dated March 28, 2022.
3.	Each stockholder as of the close of business on March 14, 2022, the record date, wishing to attend, vote, or ask questions during the virtual Annual Meeting will have an opportunity to do so by following these Rules of Conduct and Procedures.
4.	Because this is a meeting of our stockholders, only our stockholders of record as of the record date are permitted to vote or submit questions while participating in the virtual Annual Meeting. To vote or submit questions, please login as a Stockholder by entering the 16-digit control number you received with your proxy materials. If you have voted your shares prior to the start of the Annual Meeting, your vote has been received by the Company’s inspector of elections and there is no need to vote those shares during the Annual Meeting, unless you wish to revoke or change your vote.
5.	We will strictly follow the Agenda as we conduct the meeting.
6.	There are three management proposals and one stockholder proposal. Management’s position on these proposals is already stated in the proxy materials that you received. The proxy materials are also available on the virtual meeting website at www.virtualshareholdermeeting.com/UBER2022 and at www.proxyvote.com.
7.	The Chair may, in his discretion, limit the time and extent of any discussion and the time and extent to which any person or persons may be heard. Only the stockholder who has submitted a stockholder proposal or his, her or its designated agent may present a stockholder proposal. The stockholder or his, her or its agent will be given a maximum time of two minutes whether live or in pre- recorded form to present their proposal.
8.	Nominations made during the meeting for membership on the Board will not be accepted unless the stockholder has previously notified the Corporate Secretary in writing of the intent to make the nomination (following all procedures set forth in the Company’s bylaws), and the person nominated has given written consent to such nomination and agreed to serve if elected. No stockholders have provided timely notice of the intent to make nominations.
9.	Following adjournment of the formal business of the Annual Meeting, the Company will address appropriate questions from stockholders regarding the Company. Such questions may be submitted in the field provided in the web portal during the Annual Meeting.
10.	We have allotted 30 minutes for Q&A, with two minutes for each question. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to one question. It will help us if questions are succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
11.	We will answer questions submitted before the meeting first, then questions from the floor of the meeting.
12.	Stockholder questions are welcome, however Company does not intend to address any questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company;
•	related to personal matters or grievances;
•	derogatory or otherwise in bad taste;
•	repetitious statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
13.	If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters or questions may be raised separately after the Annual Meeting by contacting Uber’s Investor Relations team at investor@uber.com.
14.	In the event of technical malfunction or other significant problem that disrupts the Annual Meeting, the Chair may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Chair determines is appropriate in light of the circumstances.
15.	Recording of the Annual Meeting is strictly prohibited. A webcast playback will be available at www.virtualshareholdermeeting.com/ UBER2022 after the meeting, for one year following the Annual Meeting. If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, we will post answers to a representative set of such questions at investor.uber.com.

2022 Proxy Statement       89

2023 Annual Meeting Information

Specific information on how to file notices, proposals, and/or recommendations pursuant to either SEC Rule 14a-8 or the provisions in the Company’s bylaws is noted in the following sections. All notices/proposals/recommendations should be sent to:

Uber Technologies, Inc.
c/o Corporate Secretary
1515 3rd Street
San Francisco, California 94158

2023 Annual Meeting Date and Stockholder Proposals

It is anticipated that the 2023 annual meeting of stockholders will be held on May 8, 2023. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all stockholder proposals must be received by the Company on or before the close of business on November 28, 2022.

Annual Meeting Advance Notice Requirements

The Company’s bylaws establish an advance notice procedure for stockholders to present business to be conducted at the 2023 annual meeting of stockholders. In order for a stockholder to present a proposal at the 2023 annual meeting of stockholders pursuant to the advance notice bylaw, the Company must receive written notice of the proposal no earlier than January 9, 2023 and no later than February 7, 2023, and the written notice must comply with the requirements set forth in the Company’s bylaws.

The Nominating and Governance Committee will consider director nominees recommended by stockholders as set forth below.

•     Under the Company’s bylaws, a stockholder who wishes to directly nominate a director candidate at the 2023 annual meeting of stockholders must give the company written notice no earlier than January 9, 2023 and no later than February 7, 2023. The notice must contain prescribed information about the candidate and about the stockholder proposing the candidate, in accordance with the requirements set forth in the Company’s bylaws.

•     The Nominating and Governance Committee and the Board of Directors evaluate each nominee based on the selection criteria listed in the Corporate Governance Guidelines, including those nominees recommended by stockholders.

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Other Matters

The Board of Directors is not aware of any other matters that will be presented for consideration at the 2022 Annual Meeting. However, if any other matters are properly brought before the 2022 Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

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Appendix A—Supplemental Information About Financial Measures

To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), we use the following non-GAAP financial measures in this proxy statement: Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period- to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Financial measures in the Proxy Statement Summary and Business Highlights of this proxy statement, unless otherwise indicated are reproduced from our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022.

Non-GAAP Reconciliations

Adjusted EBITDA Reconciliation ($ in Millions)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2020	2021	2020	2021
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$(968)	$ 892	$(6,768)	$(496)
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	6	(13)	(20)	(74)
Provision for (benefit from) income taxes	23	(97)	(192)	(492)
Loss from equity method investments	7	9	34	37
Interest expense	118	130	458	483
Other (income) expense, net	(63)	(1,471)	1,625	(3,292)
Depreciation and amortization	180	246	575	902
Stock-based compensation expense	236	334	827	1,168
Legal, tax, and regulatory reserve changes and settlements	(92)	(67)	(35)	526
Goodwill and asset impairments/loss on sale of assets	32	100	317	157
Acquisition, financing and divestitures related expenses	43	17	86	102
Accelerated lease costs related to cease-use of ROU assets	22	3	102	5
COVID-19 response initiatives	16	3	106	54
Gain on lease arrangement, net	—	—	(5)	—
Restructuring and related charges, net	(14)	—	362	—
Legacy auto insurance transfer	—	—	—	103
Mass arbitration fees	—	—	—	43
Adjusted EBITDA	$(454)	$ 86	$(2,528)	$(774)

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Appendix A

Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance, including COVID-19 response initiative related payments for financial assistance to Drivers personally impacted by COVID-19, the cost of personal protective equipment distributed to Drivers, Driver reimbursement for their cost of purchasing personal protective equipment, the costs related to free rides and food deliveries to healthcare workers, senior and others in need as well as charitable donations.

Driver. The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.

Constant Currency. We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.

Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Mobility rides, Delivery orders, in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, Driver incentives, and Freight revenue. Gross Bookings do not include tips earned by Drivers.

Monthly Active Platform Consumers (MAPCs). We define MAPCs as the number of unique consumers who completed a Mobility ride or received Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.

Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less the following direct costs and expenses of that segment: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Segment Adjusted EBITDA also reflects any applicable exclusions from Adjusted EBITDA.

Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip.

2022 Proxy Statement       93

Uber

1515 3rd Street
San Francisco, California 94158
uber.com

UBER TECHNOLOGIES, INC. 1515 3RD STREET SAN FRANCISCO, CA 94158 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UBER2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Ronald Sugar 0 0 0 The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1b. Revathi Advaithi 1c. Ursula Burns 1d. Robert Eckert 1e. Amanda Ginsberg 0 0 0 0 0 0 0 0 0 0 0 0 2. Advisory vote to approve 2021 named executive officer compensation. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022. The Board of Directors recommends you vote 0 0 0 0 0 0 AGAINST the following proposal: For Against Abstain 1f. Dara Khosrowshahi 1g. Wan Ling Martello 1h. Yasir Al-Rumayyan 1i. John Thain 1j. David Trujillo 1k. Alexander Wynaendts 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4. Stockholder proposal to prepare an annual report on lobbying activities. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com UBER TECHNOLOGIES, INC. Annual Meeting of Stockholders May 9, 2022 11:00 AM PT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Uber Technologies, Inc. hereby appoint(s) Dara Khosrowshahi, Nelson Chai and Tony West, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Uber Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT on May 9, 2022, at www.virtualshareholdermeeting.com/UBER2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side